--------------------------------------------------------------------------------
                          U. S. SECURITIES AND EXCHANGE
                        COMMISSION WASHINGTON, D.C. 20549

                             ---------------------
                                    FORM SB-2

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                        RAPTOR NETWORKS TECHNOLOGY, INC.
                 (Name of small business issuer in its charter)

           COLORADO                                              84-1573852
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                      3576
                          (Primary Standard Industrial
                               Classification No.)

            1241 E. DYER ROAD, SUITE 150, SANTA ANA, CALIFORNIA 92705
                                 (949) 623-9300
   (Address and telephone number of Registrant's principal executive offices and principal place of business)

                            -------------------------

                                  BOB VAN LEYEN
                            CHIEF FINANCIAL OFFICER
                        RAPTOR NETWORKS TECHNOLOGY, INC.
                          1241 E. DYER ROAD, SUITE 150
                          SANTA ANA, CALIFORNIA 92705
                                 (949) 623-9305
            (Name, Address and Telephone Number of Agent for Service)

                            -------------------------

                                   COPIES TO:
                              THOMAS J. CRANE, ESQ.
                             GARETT SLEICHTER, ESQ.
                               RUTAN & TUCKER, LLP
                         611 ANTON BOULEVARD, 14TH FLOOR
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 641-5100

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |__|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|

                                            CALCULATION OF REGISTRATION FEE
======================================================================================================================
        TITLE OF EACH CLASS OF       AMOUNT TO BE        PROPOSED MAXIMUM       PROPOSED MAXIMUM          AMOUNT OF
                                                                               AGGREGATE OFFERING
     SECURITIES TO BE REGISTERED     REGISTERED(1)   OFFERING PRICE PER UNIT          PRICE           REGISTRATION FEE
---------------------------------- ----------------- ----------------------- ---------------------- ------------------
Common stock, $0.001 par value       36,148,539(2)           $0.84(3)              $30,364,773            $3,249.04
================================== ================= ======================= ====================== ==================

(1) The common stock being registered hereby includes both outstanding shares of common stock and shares of common stock that are issuable upon the exercise of outstanding warrants. In the event of a stock split, stock dividend or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.
(2) Represents shares of common stock being offered by selling security holders, including shares of common stock that are issuable upon the exercise of warrants.
(3) The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 and is based upon the last reported sale price of the Registrant's common stock on the OTC Bulletin Board on January 13, 2006.

                           -------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING UNDER SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------

         The information in this prospectus is not complete and may be changed. The selling security holders identified in this prospectus may not sell securities under this prospectus until the registration statement of which this prospectus is a part becomes effective.

                  SUBJECT TO COMPLETION, DATED JANUARY 20, 2006

PROSPECTUS

                        RAPTOR NETWORKS TECHNOLOGY, INC.

                        36,148,539 SHARES OF COMMON STOCK

         An aggregate of 24,195,974 issued and outstanding shares of our common stock and an aggregate of 11,952,565 shares of our common stock underlying outstanding warrants are being offered for resale under this prospectus by some of our security holders identified in this prospectus for their own accounts. We will not receive any of the proceeds from the sale of shares by the selling security holders.

         Our common stock currently trades on the OTC Bulletin Board Market under the symbol "RPTN." The last reported sale price of our common stock on January 13, 2006 was $0.84 per share.

         Our principal offices are located at 1241 E. Dyer Road, Suite 150, Santa Ana, California 92705 and our telephone number is (949) 623-9300.

                            -------------------------

            INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS.
                 PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                            -------------------------

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THIS PROSPECTUS IS NOT AN OFFER TO SELL THOSE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THOSE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

              THE DATE OF THIS PROSPECTUS IS ______________, 2006.

                                TABLE OF CONTENTS

Description                                                             Page No.
-----------                                                             --------

PROSPECTUS SUMMARY...........................................................3
RISK FACTORS.................................................................5
USE OF PROCEEDS.............................................................12
PRICE RANGE OF COMMON STOCK.................................................13
CAPITALIZATION..............................................................15
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
         RESULTS OF OPERATIONS..............................................16
BUSINESS....................................................................29
MANAGEMENT..................................................................34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................43
PRINCIPAL AND SELLING SECURITY HOLDERS......................................44
PLAN OF DISTRIBUTION........................................................74
DESCRIPTION OF CAPITAL STOCK................................................77
LEGAL MATTERS...............................................................78
EXPERTS.....................................................................78
WHERE YOU CAN FIND MORE INFORMATION.........................................79
INDEX TO FINANCIAL STATEMENTS..............................................F-1

                               PROSPECTUS SUMMARY

         TO FULLY UNDERSTAND THIS OFFERING AND ITS CONSEQUENCES TO YOU, YOU SHOULD READ THE FOLLOWING SUMMARY ALONG WITH THE MORE DETAILED INFORMATION AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES TO THOSE STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS. IN THIS PROSPECTUS, THE WORDS "WE," "US," "OUR" AND SIMILAR TERMS REFER TO RAPTOR NETWORKS TECHNOLOGY, INC. UNLESS THE CONTEXT PROVIDES OTHERWISE.

                                   OUR COMPANY

         We were organized under the laws of the State of Colorado on January 22, 2001 under the name Pacific InterMedia, Inc. We originally were engaged in the business of offering EDGAR filing services to companies outsourcing the formatting and electronic filing of registration statements, periodic reports and other forms with the U. S. Securities and Exchange Commission ("SEC" or "Commission"), but generated minimal revenues from these operations.

         On October 17, 2003, we completed a business combination transaction with Raptor Networks Technology, Inc., a California corporation ("Raptor"). We acquired all of the issued and outstanding capital stock of Raptor in a cashless common stock share-for-share exchange in which Raptor became our wholly-owned subsidiary. With completion of the acquisition transaction we changed our name to Raptor Networks Technology, Inc., terminated our EDGAR filing services operations and, by and through our subsidiary Raptor, became engaged in the data network switching industry, including the design, production, sales and service of standards-based and proprietary high speed switching technology applied to sophisticated inter-networking systems, operating in a large variety of new and existing government and private sector network systems.

         We continue to be in the early stages of commercial operations and have realized minimal revenues as of January 13, 2006. We have designed a series of related products branded the Ether-Raptor line, which consists of a modular set of Ethernet switching components based on a common set of proprietary hardware and software modules which can be produced with line cards from base units. We believe that our Ether-Raptor family of products have nearly universal application to a user's internetworking requirements and can be utilized anywhere on an ethernet network where an advanced switch is required. Our first product, the ER-1010, is capable of reducing the cost of switch performance by enabling an entire network to be architected from common, high performance building blocks. The patent-pending scalable switch architecture of the ER-1010 reduces inter-network disconnects and moves data at very high speeds. This topology improves redundancy, keeps latency low, engenders wirespeed performance, has simple management, is scalable and is priced lower than chassis-based alternatives.

         Our principal headquarters are located at 1241 E. Dyer Road, Suite 150, Santa Ana, California 92705 and our phone number is 949-623-9300. Our Internet address is www.raptor-networks.com.

                                  THE OFFERING

Common stock offered by selling security holders            36,148,539 (1)

Common stock outstanding prior to this offering             54,204,367 (2)

Common stock outstanding following this offering
if all shares are sold                                      66,156,932 (1)(2)


Use of Proceeds                                             All proceeds of
                                                            this offering
                                                            will be received
                                                            by selling
                                                            security holders
                                                            for their own
                                                            accounts.

Risk Factors                                                You should read
                                                            the "Risk
                                                            Factors" section
                                                            beginning on
                                                            page 5, as well
                                                            as other
                                                            cautionary
                                                            statements
                                                            throughout this
                                                            prospectus,
                                                            before investing
                                                            in shares of our
                                                            common stock.

-------------

(1) Includes 11,952,565 shares of common stock issuable upon exercise of outstanding warrants.

(2) As of January 13, 2006, a total of 54,204,367 shares of common stock were outstanding, excluding:

         o shares of common stock issuable upon exercise of warrants whose underlying shares of common stock are covered by this prospectus; and

         o approximately 6,397,521 shares of common stock issuable or to become issuable upon exercise or conversion of outstanding warrants, options, and other convertible securities, other than the warrants whose underlying shares of common stock are covered by this prospectus.

                                  RISK FACTORS

         AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, IT IS LIKELY THAT OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS WOULD BE HARMED. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU COULD LOSE PART OR ALL OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

OUR INDEPENDENT AUDITORS HAVE ISSUED A REPORT QUESTIONING OUR ABILITY TO CONTINUE AS A GOING CONCERN. THIS REPORT MAY IMPAIR OUR ABILITY TO RAISE ADDITIONAL FINANCING AND ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

         Our independent auditors have qualified their opinion with respect to our financial statements to include an explanatory paragraph related to our ability to continue as a going concern in their report for each of the fiscal years ended December 31, 2004 and 2003. Although our audit for fiscal year ended December 31, 2005 is not yet complete, we believe it likely that our independent auditors will similarly qualify their opinion with respect to our financial statements for fiscal year 2005. Reports of independent auditors questioning a company's ability to continue as a going concern generally are viewed very unfavorably by analysts and investors. There are a number of risks and challenges associated with such a qualified report including, but not limited to, a significant impediment to our ability to raise additional capital or seek financing from entities that will not conduct such transactions in the face of such increased level of risk of insolvency and loss, increased difficulty in attracting talent, and the diversion of the attention of our executive officers and other key employees to raising capital or financing rather than devoting time to the day-to-day operations of our business. We urge potential investors to review the report of our independent certified public accountants and our consolidated financial statements and to seek advice concerning the substantial risks related thereto before making a decision to invest in us.

OUR SUBSTANTIAL ACCUMULATED DEFICIT, LIMITED WORKING CAPITAL AND EXPECTATION OF FUTURE LOSSES REQUIRES THAT WE OBTAIN ADDITIONAL FINANCING, WHICH WE MAY NOT BE ABLE TO SECURE ON ACCEPTABLE TERMS, IF AT ALL.

         We are a recently formed company and have had no significant revenues from operations to date. As of September 30, 2005, we had an accumulated deficit of $36,068,900. We will be required to conduct product feature enhancement and testing activities which, together with expenses to be incurred for the establishment of a sustainable marketing and sales presence and other general and administrative expenses, are expected to result in operating losses through the foreseeable future. Accordingly, there is a risk that we will not achieve profitable operations in the near future, if at all. We anticipate that additional capital must be raised to fund operations through fiscal year 2006 and there can be no assurance that sufficient revenues will be generated thereafter to fund our operating requirements. In such event, we would be required to seek additional financing through borrowings, debt or equity financing or otherwise. We have no commitments for any such financing, and there can be no assurance that we will be able to obtain any requisite financing on acceptable terms, if at all. Should we be unable to raise additional capital, investors in our Company could lose their entire investment.

WE HAVE NO PROFITABLE OPERATING HISTORY AND MAY NEVER ACHIEVE PROFITABILITY.

         We are a recently formed company and have an extremely limited history of operations and have not generated meaningful revenues from operations since our inception. We are faced with all of the risks associated with a company in the early stages of development. Our business is subject to numerous risks associated with a relatively new, low-capitalized company engaged in the network switch industry. Such risks include, but are not limited to, competition from well-established and well-capitalized companies, technological obsolescence and unanticipated development, and marketing difficulties. There can be no assurance that we will ever generate significant commercial sales or achieve profitability. Should this be the case, investors in our common stock or other securities could lose their entire investment.

WE EXPECT TO CONTINUE TO EXPERIENCE LOSSES FROM OUR OPERATIONS AND MAY REQUIRE ADDITIONAL FINANCING TO CONTINUE OUR OPERATIONS, WHICH FINANCING MAY NOT BE AVAILABLE OR MAY ONLY BE AVAILABLE ON UNFAVORABLE TERMS.

         We expect to continue to experience losses from our operations for the foreseeable future. There is no assurance that such losses will not be in an amount and for a duration that threaten our financial viability. In such case, we may require financing in addition to that currently contemplated in order to continue our operations. Such financing, if required, may not be available to us or may be available to us only on unfavorable terms. Moreover, in the event we seek to raise additional funds through the sale of additional shares of our common stock or other interests in us, our investors may experience significant dilution of their equity invested in us.

THERE IS A RISK THAT THERE MAY BE PROCEDURAL ISSUES RELATED TO OUR ACQUISITION OF RAPTOR NETWORKS TECHNOLOGY, INC., A CALIFORNIA CORPORATION, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We were organized under the laws of the State of Colorado on January 22, 2001 under the name Pacific InterMedia, Inc. On October 17, 2003, we completed a transaction with Raptor Networks Technology, Inc., a California corporation ("Raptor"), whereby we acquired all of the issued and outstanding capital stock of Raptor in a cashless common stock share-for-share exchange in which Raptor became our wholly-owned subsidiary. With the completion of the acquisition transaction we changed our name to Raptor Networks Technology, Inc., terminated our previous operations (consisting of the EDGARization of SEC securities filings) and, by and through our subsidiary Raptor, became engaged in the data network switching industry. After the transaction, our Board of Directors engaged new management to, among other things, review our operating and legal status.

As a result of management's review of our historical corporate records, it appears that certain material documents and approvals regarding the transaction were not properly retained. Furthermore, it appears that, from a review of the records available to us, certain procedural irregularities may exist regarding the structure and approval of the acquisition transaction under applicable law. After a review of available documents and records relating to the acquisition transaction, Colorado counsel engaged by us has determined that the shares issued in the transaction were lawfully issued. However, there is a risk, given the lack of complete records regarding the transaction, that the acquisition was not properly structured or approved. The inability to resolve such deficiencies, should such deficiencies exist, could have a material adverse effect on our business, financial condition and results of operations. Furthermore, there is a risk that we may be subject to currently unknown liabilities resulting from our operations, or the operations of Raptor, prior to the acquisition transaction. Should a claimed liability arise, we could expend significant time and resources defending or satisfying such claim, including, without limitation, the amount of any judgment or settlement required to satisfy any such claim and the payment of attorneys' fees and other costs incurred in defending any such claim.

OUR INABILITY TO SUCCESSFULLY ACHIEVE SUSTAINABLE MARKET PENETRATION COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

         No assurance can be given that we will be able to successfully achieve sustainable market penetration with any of our products. Our success in marketing our products will be substantially dependent on educating our targeted markets as to the unique topologies, as well as what we believe are the performance and cost benefits, of our distributed Ethernet switch architecture. There can be no assurance that our efforts or the efforts of others will be successful in fostering acceptance of our technology among the targeted markets.

MANY COMPANIES WITH GREATER RESOURCES AND OPERATING EXPERIENCE OFFER TECHNOLOGY SIMILAR TO OUR PRODUCTS. THESE COMPANIES COULD SUCCESSFULLY COMPETE WITH US AND NEGATIVELY AFFECT OUR OPPORTUNITY TO ACHIEVE PROFITABILITY.

         We operate in a competitive industry with many established and well-recognized competitors. Many of these competitors have substantially greater resources, distribution networks, vendor relationships and industry experience than we do and can be expected to react strongly to our marketing efforts. In addition, many competitors exist who, because of their substantial resources, distribution relationships and customer base, could temporarily drop prices to stave off a potential successful market launch by our Company. Other competitive responses might include, without limitation, intense and aggressive price competition and offers of employment to our key marketing or management personnel. Competitors include Cisco Systems, Foundry Networks, Extreme Networks, Force10 Networks, Juniper Networks and others. There can be no assurance that we will be successful in the face of increasing competition from existing or new competitors, or that competition will not have a material adverse effect on our business, financial condition and results of operations.

WE HAVE ONLY RECENTLY BEGUN SIGNIFICANT MARKETING EFFORTS AND THERE CAN BE NO ASSURANCE THAT OUR EFFORTS WILL LEAD TO SALES OF OUR PRODUCTS.

         We have only recently begun significant marketing efforts and have recognized minimal revenue since inception. We believe we will have to significantly expand our sales and marketing capabilities in order to establish sufficient awareness to launch broader sales of our products. There can be no assurance that any efforts undertaken will be successful in achieving substantial sales of our products or support services.

THE INDUSTRY OF NETWORK SWITCH PRODUCTS IS SUBJECT TO RAPID TECHNOLOGICAL CHANGE AND OUR PRODUCTS COULD BECOME OBSOLETE AT ANY TIME.

         Evolving technology, updated industry standards, and frequent new product and service introductions characterize the network switching market. Our products could become obsolete at any time. Competitors could develop products similar to or better than ours, or finish development before us, or be more successful marketers, any of which could hinder our potential success. Our future success depends in significant part on our ability to evolve the performance and software of our existing products and develop and introduce new products and technologies in response to the evolving demands of the market and competitive product offerings.

BECAUSE WE BELIEVE THAT PROPRIETARY RIGHTS ARE MATERIAL TO OUR SUCCESS, MISAPPROPRIATION OF THOSE RIGHTS OR CLAIMS OF INFRINGEMENT OR LEGAL ACTIONS RELATED TO INTELLECTUAL PROPERTY COULD ADVERSELY IMPACT OUR FINANCIAL CONDITION.

         Our success depends significantly on protecting our proprietary technology. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. Monitoring unauthorized use of our technology is difficult, and we cannot be certain that the steps we have taken will prevent misappropriation of our technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the U.S. We currently have patent-pending protection for our proprietary technology and plan to rely on non-disclosure agreements to further protect this technology. There can be no assurance that these patents will be granted or that nondisclosure agreements will provide us meaningful protection.

         In addition, from time to time, third parties may assert patent, copyright, trademark and other intellectual property rights claims against us with respect to existing or future products or technology. If there is a successful claim of infringement and we fail or are unable to develop non-infringing technology or license the infringed or similar technology on a timely basis, our business and results of operations may be seriously harmed.

WE RELY HEAVILY ON OUR MANAGEMENT AND OTHER KEY PERSONNEL, AND THE LOSS OF THEIR SERVICES (OR OUR INABILITY TO RECRUIT AND RETAIN ADDITIONAL QUALIFIED EMPLOYEES) COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

         Our future success depends to a significant degree on the continued service of our key personnel and on our ability to attract, motivate and retain highly qualified employees. In particular, we are dependent upon the management services of our founders and senior management, including, without limitation:
Chief Executive Officer and President, Thomas Wittenschlaeger, Founder and Chief Solutions Architect, Edwin Hoffman, and Founder and Chief Enterprise Architect, Ananda Perera. The loss of the services of our founders or senior management would have a material adverse effect on our business, financial condition and results of operations.

         In addition, there are a number of other key management, sales and support positions (including many for which individuals have not yet been hired) the loss of which (or the inability to recruit and retain) would have a material adverse effect on our business. If we experience the growth we hope to achieve, our ability to operate successfully during periods of growth (if any) will depend on our ability to attract and retain managers and develop adequate systems and procedures to manage such growth. There can be no assurance that we will be able to attract and retain additional key management personnel with the skills and expertise necessary to manage our business should any such period of growth occur.

OUR BUSINESS COULD SUFFER IF WE ARE UNABLE TO OBTAIN COMPONENTS, SOFTWARE AND SERVICES FROM OUTSIDE SUPPLIERS AND VENDORS.

         Our switch products are architected and manufactured through the use of third-party electronic components, device level software and services. We are dependent on the services and products of other companies. A discontinuance, disruption or other similar occurrence to the services and products supplied by our vendors and suppliers could materially diminish our ability to operate efficiently.

OUR SUCCESS IS SUBSTANTIALLY DEPENDENT ON GENERAL ECONOMIC CONDITIONS AND BUSINESS TRENDS, PARTICULARLY IN THE INFORMATION TECHNOLOGY INDUSTRY, A DOWNTURN OF WHICH COULD ADVERSELY AFFECT OUR OPERATIONS.

         The success of our operations depends to a significant extent upon a number of factors relating to business spending. These factors include economic conditions such as employment rates and labor supply, general business conditions, cost of goods and materials, inflation, interest rates and taxation. Our business is affected by the general condition and economic stability of our customers as well as our vendors and partners and their continued willingness to work with us in the future. Our business is also sensitive to information technology ("IT") spending patterns and preferences. There can be no assurance that IT spending will not be adversely affected by general business trends and economic conditions, thereby impacting our growth, net sales and profitability.

OUR FAILURE TO MANAGE GROWTH EFFECTIVELY COULD IMPAIR OUR SUCCESS.

         In order for us to expand successfully, management will be required to anticipate the changing demands of a growth in operations, should such growth occur, and to adapt systems and procedures accordingly. There can be no assurance that we will anticipate all of the changing demands that a potential expansion in operations might impose. If we were to experience rapid growth, we might be required to hire and train a large number of sales and support personnel, and there can be no assurance that the training and supervision of a large number of new employees would not adversely affect the high standards that we seek to maintain. Our future will depend, in part, on our ability to integrate new individuals and capabilities into our operations, should such operations expand in the future, and there can be no assurance that we will be able to achieve such integration. We will also need to continually evaluate the adequacy of our management information systems, including our web site. Failure to upgrade our information systems or unexpected difficulties encountered with these systems during an expansion in our operations (should such an expansion occur) could adversely affect our business, financial condition and results of operations.

CHANGES IN GENERALLY ACCEPTED ACCOUNTING PRINCIPALS COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION, CASH FLOWS, REVENUE AND RESULTS OF OPERATIONS.

         We are subject to changes in and interpretations of financial accounting matters that govern the measurement of our performance. Based on our reading and interpretations of relevant guidance, principles or concepts issued by, among other authorities, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the United States Securities and Exchange Commission, our management believes that our current contract terms and business arrangements have been properly reported. However, there continue to be issued interpretations and guidance for applying the relevant standards to a wide range of contract terms and business arrangements that are prevalent in the industries in which we operate. Future interpretations or changes by the regulators of existing accounting standards or changes in our business practices could result in future changes in our revenue recognition and/or other accounting policies and practices that could have a material adverse effect on our business, financial condition, cash flows, revenue and results of operations.

CHANGES IN ACCOUNTING POLICIES REGARDING THE TREATMENT OF EMPLOYEE STOCK OPTIONS WILL ADVERSELY AFFECT OUR EARNINGS.

         Stock options have from time to time been a component of the compensation packages for many of our employees. We currently do not deduct the expense of employee stock option grants from our income. However, beginning January 1, 2006, we are (pursuant to SEC rules) required to change our accounting policy to record the value of stock options issued to employees as an expense and a charge against earnings. This required change in our accounting policy will adversely affect our earnings.

                         RISKS RELATED TO THIS OFFERING

OUR COMMON STOCK PRICE HAS BEEN VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS PURCHASING SHARES OF OUR COMMON STOCK.

         The market prices of securities of technology-based companies (such us our Company) currently are highly volatile. The market price of our common stock has fluctuated significantly in the past. In fact, during 2004, the high and low closing sale prices of a share of our common stock were $4.65 and $0.36, respectively. During 2005, the high and low closing sale prices of a share of our common stock were $0.90 and $0.39, respectively. The market price of our common stock may continue to fluctuate in response to the following factors, in addition to others, many of which are beyond our control:

         o changes in market valuations of similar companies and stock market price and volume fluctuations generally;

         o economic conditions specific to the network switching or related information technology industries;

         o announcements by us or our competitors of new or enhanced products, technologies or services or significant contracts, acquisitions, strategic relationships, joint ventures or capital commitments;

         o delays in our introduction of new products or technological innovations or problems in the functioning of our current or new products or innovations;

         o third parties' infringement of our intellectual property rights;

         o changes in our pricing policies or the pricing policies of our competitors;

         o        regulatory developments;

         o        fluctuations in our quarterly or annual operating results;

         o        additions or departures of key personnel; and

         o        future sales of our common stock or other securities.

         The price at which you purchase shares of common stock may not be indicative of the price of our stock that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you. Moreover, in the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management's attention and resources.

SHARES OF OUR COMMON STOCK ELIGIBLE, OR TO BECOME ELIGIBLE, FOR PUBLIC SALE COULD ADVERSELY AFFECT OUR STOCK PRICE AND MAKE IT DIFFICULT FOR US TO RAISE ADDITIONAL CAPITAL THROUGH SALES OF EQUITY SECURITIES.

         We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of common stock for sale will have on the market price prevailing from time to time. As of January 13, 2006, we had outstanding 54,204,367 shares of common stock, of which approximately 45,845,337 shares were restricted under the Securities Act of 1933. Of the shares that were restricted under the Securities Act of 1933, an aggregate of 24,195,974 of these shares were included for resale under this prospectus. As of January 13, 2006, we also had outstanding options, warrants, and convertible promissory notes that were exercisable for or convertible into approximately 18,350,085 shares of common stock. Of these, 11,952,565 shares of common stock underlying warrants were included for resale under this prospectus. Sales of shares of our common stock in the public market, or the perception that sales could occur, could adversely affect the market price of our common stock. Any adverse effect on the market price of our common stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.

         THE EXERCISE OF OUTSTANDING OPTIONS AND WARRANTS TO PURCHASE OUR COMMON STOCK COULD SUBSTANTIALLY DILUTE YOUR INVESTMENT, IMPEDE OUR ABILITY TO OBTAIN ADDITIONAL FINANCING, AND CAUSE US TO INCUR ADDITIONAL EXPENSES.

         Under the terms of the existing warrants to purchase our common stock, noncompensatory options, and other outstanding options to acquire common stock issued to employees and others, the holders thereof are given an opportunity to profit from a rise in the market price of our common stock that, upon the exercise of such warrants and/or options, could result in dilution in the interests of our other shareholders. The terms on which we may obtain additional financing may be adversely affected by the existence and potentially dilutive impact of such options and warrants. In addition, holders of certain options and warrants have registration rights with respect to the common stock underlying such options and warrants, the registration of which will cause us to incur a substantial expense.

BECAUSE WE ARE SUBJECT TO "PENNY STOCK" RULES, THE LEVEL OF TRADING ACTIVITY IN OUR COMMON STOCK MAY BE REDUCED.

         Our stock is listed on the Over the Counter Bulletin Board (OTC Bulletin Board) and constitutes "Penny Stock." Broker-dealer practices in connection with transactions in Penny Stocks are regulated by rules adopted by the SEC. Penny Stocks are generally equity securities with a price per share of less than $5.00 (other than securities registered on certain national exchanges or quoted on the NASDAQ system). The Penny Stock rules require a broker-dealer, prior to a transaction in Penny Stocks not exempt from the rules, to deliver a standardized risk disclosure document that provides information about Penny Stocks and the nature and level of risks in the Penny Stock Market. The broker-dealer must also provide the customer with current bid and offer quotations for the Penny Stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly accounting statements showing the market value of each Penny Stock held in the customer's account. In addition, the broker-dealer must make a special written determination that the Penny Stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in a Penny Stock, such as our common stock, and investors in our common stock may find it difficult to sell their shares.

BECAUSE OUR COMMON STOCK IS NOT LISTED ON A NATIONAL SECURITIES EXCHANGE, YOU MAY FIND IT DIFFICULT TO DISPOSE OF OR OBTAIN QUOTATIONS FOR OUR COMMON STOCK.

         Our common stock trades under the symbol "RPTN" on the OTC Bulletin Board. Because our stock trades on the OTC Bulletin Board rather than on a national securities exchange, you may find it difficult to either dispose of, or to obtain quotations as to the price of, our common stock.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements, including among others:

         o our business strategy for expanding our presence in the network switching industry;

         o anticipated trends in our financial condition and results of operations; and

         o our ability to distinguish ourselves from our current and future competitors.

         You can identify forward-looking statements generally by the use of forward-looking terminology such as "believes," "expects," "may," "intends," "plans," "should," "could," "seeks," "pro forma," "anticipates," "estimates," "continues," or other variations thereof, including their use in the negative, or by discussions of strategies, opportunities, plans or intentions. You may find these forward-looking statements under the captions "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business," as well as captions elsewhere in this prospectus. A number of factors could cause results to differ materially from those anticipated by forward-looking statements, including those discussed under "Risk Factors" and "Business."

         These forward-looking statements necessarily depend upon assumptions and estimates that may prove to be incorrect. Although we believe that the assumptions and estimates reflected in the forward-looking statements are reasonable, we cannot guarantee that we will achieve our plans, intentions or expectations. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ in significant ways from any future results expressed or implied by the forward-looking statements.

         Any of the factors described above or in the "Risk Factors" section could cause our financial results, including our net income (loss) or growth in net income (loss), to differ materially from prior results, which in turn could, among other things, cause the price of our common stock to fluctuate substantially.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares of common stock offered under this prospectus by the selling security holders. Rather, the selling security holders will receive those proceeds directly.

         Any cash proceeds received by us upon exercise of warrants, the underlying shares of common stock of which are offered for sale hereunder, we expect to use for general working capital purposes.

                           PRICE RANGE OF COMMON STOCK

MARKET INFORMATION

         Our common stock is quoted in the National Quotation Bureau's Pink Sheets and listed on the OTC Bulletin Board under the symbol "RPTN." Prior to December 2003, our symbol was "PFII."

         The following table sets forth, for the quarters indicated, the high and low bid information for our common stock as reported by Pink Sheets, LLC. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

                                                                Fiscal 2005
                                                             ------------------
                  Fiscal Quarter Ended:                       High         Low
                                                             -----        -----

                       December 31                           $0.85        $0.50
                       September 30
                                                             $0.64        $0.43
                       June 30
                                                             $0.73        $0.48
                       March 31
                                                             $0.90        $ .39

                                                                 Fiscal 2004
                                                             ------------------
                  Fiscal Quarter Ended:                       High          Low
                                                             -----        -----
                       December 31                           $0.90        $0.36
                       September 30                          $1.50        $0.80
                       June 30                               $4.40        $1.45
                       March 31                              $4.65        $3.20

                                                                  Fiscal 2003
                                                             ------------------
                  Fiscal Quarter Ended:                       High         Low
                                                             -----        -----
                       December 31                           $5.75        $2.10

HOLDERS

         On January 13, 2006, we had 54,204,367 shares of our common stock outstanding held by approximately 676 record shareholders. This number of shareholders does not include beneficial owners including holders whose shares are held in nominee or "street" name.

DIVIDENDS

         We have not paid a cash dividend with respect to our common stock, and have no present intention to pay cash dividends in the foreseeable future. The current policy of our Board of Directors is to retain earnings to provide funds for the operation and expansion of our business. The Board of Directors, in light of the circumstances then existing, including our earnings and financial requirements and general business conditions, will determine the timing and amount of future dividends, if any.

STOCK OPTIONS

         At January 13, 2006, there were 2,095,000 options to purchase common stock outstanding at a weighted average exercise price of $0.97 per share. Our 2005 Stock Plan was approved by our Board of Director's on April 7, 2005 and approved by our shareholders on June 9, 2005 at our 2005 Annual Meeting of Shareholders. All stock options granted prior to shareholder approval of our 2005 Stock Plan were granted outside of a stock option plan. Of the 2,095,000 stock options above, all 2,095,000 were granted outside of a stock plan and none have been granted under our 2005 Stock Plan.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of September 30, 2005 and as adjusted to reflect our issuance of 3,639,751 shares of common stock for $0.50 per share since September 30, 2005 pursuant to our private placement of common stock and warrants to purchase common stock that was completed on November 22, 2005, and the application of the net proceeds after deducting placement agent fees and estimated offering expenses. The information in the table below should be read in conjunction with our consolidated audited financial statements and related notes beginning on page F-1 of this prospectus. The following table excludes the following shares:

         o 2,212,500 and 2,095,000 shares of common stock reserved for issuance under outstanding stock options as of September 30, 2005 and January 13, 2006, respectively, at weighted average exercise prices of $0.97 per share as of both dates; and

         o 14,799,179 and 16,255,085 shares of common stock reserved for issuance under outstanding warrants to purchase shares of common stock as of September 30, 2005 and January 13, 2006, respectively, at weighted average exercise prices of $1.21 and $1.10 per share, respectively.

                                                                             SEPTEMBER 30,        SEPTEMBER 30,
                                                                                 2005                2005
                                                                               (ACTUAL)           (AS ADJUSTED)
                                                                             ------------          ------------
  Long term debt, less current portion(1)..............................        $1,214,290            $1,214,290
                                                                             ------------          ------------
  Stockholders' deficit:
    Common stock, $.001 par value. Authorized 75,000,000 shares;
      issued and outstanding, 50,564,616 (actual), 54,204,367 (as
      adjusted)........................................................           $50,564               $54,204
    Additional paid in capital.........................................        38,532,078            40,348,293
    Accumulated deficit................................................      ($36,068,900)         ($37,412,554)
                                                                             ------------          ------------
       Total stockholders' equity......................................        $2,513,742            $2,989,943
                                                                             ------------          ------------
       Total capitalization............................................        $3,728,032            $4,204,233
                                                                             ------------          ------------
----------
(1) Long term debt consists of three convertible bridge loans.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND NOTES AND THE INFORMATION INCLUDED UNDER THE CAPTION "RISK FACTORS" INCLUDED ELSEWHERE IN THIS PROSPECTUS. HISTORICAL RESULTS OF OPERATIONS, PERCENTAGE MARGIN FLUCTUATIONS AND ANY TRENDS THAT MAY BE INFERRED FROM THE DISCUSSION BELOW ARE NOT NECESSARILY INDICATIVE OF THE OPERATING RESULTS FOR ANY FUTURE PERIOD.

CAUTIONARY STATEMENTS

         This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend that such forward-looking statements be subject to the safe harbors created by such statutes. The forward-looking statements included herein are based on current expectations that involve a number of risks and uncertainties. Accordingly, to the extent that this prospectus contains forward-looking statements regarding our financial condition, operating results, business prospects or any other information or aspect of our Company, you are advised that our actual financial condition, operating results and business performance may differ materially from that projected or estimated by us in forward-looking statements. The differences may be caused by a variety of factors, including but not limited to:

         o        those identified under "Risk Factors,"

         o        adverse economic conditions,

         o        unexpected costs and operating deficits,

         o        lower sales and revenues than forecast,

         o        loss of customers,

         o litigation and administrative proceedings involving our Company,

         o the possible acquisition of new businesses that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses,

         o        adverse publicity and news coverage,

         o        inability to carry out our marketing and sales plans,

         o        changes in interest rates and inflationary factors, and

         o other specific risks that may be referred to in this prospectus or in other reports that we have issued.

         In addition, our business and operations are subject to substantial risks that increase the uncertainty inherent in the forward-looking statements. The inclusion of forward-looking statements in this prospectus should not be regarded as a representation by us or any other person that we will achieve our objectives or plans.

LIMITED OPERATIONS HISTORY

         We have a limited operating history with minimal sales and have sustained net losses of $7,849,343 for the nine months ended September 30, 2005 and $20,574,984 for the year ended December 31, 2004. At September 30, 2005, we had working capital of $2,964,693 and a stockholders' equity of $2,521,381. These conditions raise substantial doubt about our ability to continue as a going concern.

         Our management has made efforts to address these conditions by raising capital through a combination of convertible debt, options, warrants, sales of stock for cash, and the issuance of shares and warrants to compensate for certain services provided to us. During the fourth quarter of 2004 and the first and second quarters of 2005, we raised aggregate gross proceeds of $2,960,000 through the issuance of convertible bridge notes. In addition, during 2005 we completed a private placement of "units," with each unit consisting of four shares of common stock and one warrant to purchase common stock, at a price per unit of $2.00. Upon completion of this private placement on November 22, 2005, we had raised aggregate gross proceeds from the private placement of $7,128,375. However, there can be no assurance that we will be able to continue to use these same financing strategies in the future, or that we will be successful in raising sufficient equity to sustain our business plan until it achieves profitability. The financial statements accompanying this prospectus do not reflect any adjustments which might be necessary if we are unable to continue as a going concern.

CRITICAL ACCOUNTING POLICIES

         Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (GAAP). The preparation of our financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures. We base our estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ substantially from these estimates under different assumptions or conditions. The significant accounting policies that are believed to be the most critical to aid in fully understanding and evaluating the reported financial results include inventory valuations, license fees and the recovery of deferred income tax assets.

         We determine our inventory value at the lower of average cost or market. When required, a provision is made to reduce excess and obsolete inventory to estimated net realizable value.

         We have paid $260,000 in 2003 and 2004 to a supplier for a software platform related to the Raptor ER-1010 product. This license fee will be amortized and charged to cost of sales over the sale of 1,000 ER-1010 systems, which approximates the number of systems expected to be sold using the platform. In 2004, we amortized $520 for the sale of two ER-1010 systems. During the first three quarters of 2005, we amortized another $2,080 for the sale of 8 additional ER-1010 systems.

         We review our long-lived assets and certain related intangibles for impairment periodically, and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. No assets were considered impaired for the period ended December 31, 2003, the year ended December 31, 2004, or the nine months ended September 30, 2005.

         As part of the process of preparing our consolidated financial statements, we are required to estimate our income taxes in each of the jurisdictions in which we operate. This process involves the estimation of our current tax liabilities together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. We recognize deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted federal, state, and local income tax rates and laws that are expected to be in effect when the differences reverse.

         We account for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes, which generally requires recognition of deferred tax assets and liabilities for the expected future tax benefits or consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting carrying values and the tax bases of assets and liabilities, and are measured by applying enacted tax rates and laws for the taxable years in which those differences are expected to reverse.

RESULTS OF OPERATIONS

     THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

         The following table sets forth selected financial data regarding our financial position and operating results for the three months and nine months ended September 30, 2005 and 2004. This data should be read in conjunction with our consolidated financial statements and related notes beginning on page F-1 of this prospectus.

                                           Three Months Ended                   Nine Months Ended
                                                  ------------------                   -----------------
                                                     (unaudited)                          (unaudited)
                                                     -----------                          -----------
                                           September 30,      September 30,      September 30,      September 30,
                                           -------------      -------------      -------------      -------------
                                                2005              2004                2005               2004
                                           -------------      -------------      -------------      -------------
Net Sales                                  $      22,436      $       2,341      $     133,436      $       2,341

Cost of Sales                                     18,362              2,064             67,524              2,064
                                           -------------      -------------      -------------      -------------

Gross Profit                                       4,074                277             65,912                277
Operating expenses
   Consulting and finder's fees                  405,203             60,833            973,742          1,353,753
   Stock for services (non cash)                      --            431,877                 --         10,782,667

   Salary and salary related costs               797,302          1,107,250          2,214,007          2,697,849
   Marketing expense                              10,153             48,484            238,589             82,362
   Research and Development Costs                102,197            376,455            267,669            641,254
   Selling, general and administrative           571,613            530,312          1,646,439          1,388,217
                                           -------------      -------------      -------------      -------------

Total operating expenses                       1,886,468          2,555,211          5,340,446         16,946,102
  Net Other Income (loss)                     (2,403,576)           (24,304)        (2,574,809)           (64,635)
Loss before Income tax provision              (4,285,970)        (2,579,238)        (7,849,343)       (17,010,460)
  Income tax provision                                --                 --                 --                 --
                                           -------------      -------------      -------------      -------------

Net loss                                   $  (4,285,970)     $  (2,579,238)     $  (7,849,343)     $ (17,010,460)
                                           ==============     ==============     ==============      =============


NET SALES

Total revenues recognized during the third quarter of 2005 amounted to $22,436. Total revenues for the first nine months of 2005 amounted to $133,436 compared with $2,341 of revenues realized in the same period of 2004.

OPERATING EXPENSES

Our main focus in the first nine months of 2005 was to bring the ER-1010 system to market, whereas in the first nine months of 2004 we finalized the design of the ER-1010. The expense structure reflects this change in focus, with marketing expenses increasing and research and development expenses decreasing. An expense analysis for such periods follows:

         o        CONSULTING / FINDERS FEES

Consulting fees for the first nine months of 2005 are solely attributable to finder's fees paid in conjunction with bridge loans and our private placement of units consisting of common stock and warrants. Consulting fees in the same period of 2004 related to finder's fees on our 2004 effort to raise capital and consulting fees paid for investment relations and treasury support services.

         o        STOCK FOR SERVICES

The amount of stock for services charged in the first nine months of 2004 related primarily to the issuance of incentive shares to key employees and as compensation to various key service providers. There were no shares of our common stock issued for services during the first nine months of 2005, although warrants, valued at $158,100, were issued as a financing incentive.

         o        SALARY EXPENSES

Salary expenses decreased from $2,697,849 for the first nine months of 2004 to $2,214,007 for the comparable period of 2005. Salary expenses decreased due to the decrease of executive compensation by approximately 25%. This decrease applies to all members of the executive team and was implemented in November 2004 in order to reduce expense run rates. It is our intention to begin restoring executive compensation to what we believe to be more competitive levels once we achieve certain revenue goals.

         o        MARKETING EXPENSES

Marketing expenses were $238,589 for the nine months ended September 30, 2005 compared with $82,362 for the comparable period of the prior year. This increase was primarily due to the initiation of a national advertising campaign, increased expenditures from our participation in a network show and production of brochures and other marketing materials.

         o        RESEARCH AND DEVELOPMENT

Research and development expenses were $267,669 for the nine months ended September 30, 2005 compared with $641,254 for the comparable period of the prior year. The main reason for this decrease of $373,585 is that expenses incurred in 2004 for outsourced product design did not recur in 2005.

         o        OTHER SELLING, GENERAL AND ADMINISTRATIVE

Selling, general and administrative expenses ("SG&A") increased from $1,388,217 for the first nine months of 2004 to $1,646,439 for the first nine months of 2005. This $258,222 increase is mainly due to increased employee recruitment costs, business insurance premiums, depreciation expenses in connection with the purchase of test equipment and legal expenses in connection with litigation and security matters.

         o        OTHER EXPENSE

Other expenses were $2,574,809 for the nine months ended September 30, 2005 compared with $64,635 for the comparable period of the prior year and consists of interest expense on our convertible bridge loan debt and an amount of $2,338,921 charged in connection with the conversion of the 10% and 8% Notes (as described below under the heading "Liquidity and Capital Resources") as prescribed under paragraph 13 of EITF 98-5. The increase is reflective of our increased bridge loan debt in the amounts of $4,045,200 and $1,214,200 for the first nine months of 2005 and 2004, respectively.

         YEAR ENDED DECEMBER 31, 2004 AND PERIOD ENDED DECEMBER 31, 2003

         The following table sets forth selected financial data regarding our financial position and operating results for the year ended December 31, 2004 and the period beginning July 24, 2003 and ended December 31, 2003. This data should be read in conjunction with our consolidated financial statements and related notes beginning on page F-1 of this prospectus.

         RESULTS OF OPERATIONS FOR THE PERIOD BEGINNING JULY 24, 2003 AND ENDED DECEMBER 31, 2003, COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2004 (IN THOUSANDS)


                                         JULY 24, 2003 TO
                                         DECEMBER 31, 2003    DECEMBER 31, 2004
                                         -----------------    -----------------
Net Sales                                $               5    $              54
Cost of Sales                                           --                   27
                                         -----------------    -----------------
Gross Profit                                             5                   27

Operating expenses
   Consulting                                          363                1,591
   Stock for services (non cash)                     5,753               11,209
   Salary expense                                      698                3,032
   Marketing expense                                     1                  190
   Research and Development Costs                      127                1,167
   Selling, general and administrative                 661                3,305
                                         -----------------    -----------------
Total operating expenses                             7,603               20,494

  Net Other Income (loss)                               --                 (108)
Loss before Income tax provision                    (7,598)             (20,575)
  Income tax provision                                  --                   --
Net loss                                 $          (7,598)   $         (20,575)
                                         =================    =================

NET SALES

         For the period from July 24, 2003 (the inception of our current operations in the network switching industry) through December 31, 2003 and for the fiscal year ended December 31, 2004, we realized only minimal revenues of $5,000 and $54,040, respectively.

OPERATING EXPENSES

         On an overall basis, the results of operations includes six months of activities in 2003, during which period our number of employees increased from 3 to 20. During 2004, our number of employees increased from 20 to 25. As revenues were immaterial in both years, the result of the foregoing increase in personnel and operating activity resulted in a 2004 loss substantially in excess of the loss incurred during the six months of operational activities in 2003. An expense analysis follows:

     CONSULTING EXPENSES

         Consulting expenses increased from $363,000 to $1,591,000 during fiscal year ended 2004 compared to fiscal period ended 2003. The increase was primarily the result of the payment of $876,000 in finder's fees for two capital raises that took place during the period between December 2003 and April 2004 (through which $6.8 million was raised). In 2003, only $100,000 was paid for finder's fees, which were incurred in conjunction with a capital raise which took place in the third quarter of 2003. The remaining increase was due to investor relations (IR) support of $228,000. No costs for IR were incurred in 2003.

     STOCK FOR SERVICES

         The number of shares of restricted common stock we issued in exchange for services in 2004 increased substantially due to the issuance of three million shares of common stock to our newly appointed President and Chief Executive Officer and 400,000 shares of common stock to our Chief Financial Officer. In addition, one key employee received 100,000 shares of common stock and eight service providers received 2,420,600 shares of common stock for various consulting services and other service assistance provided to us. The total charge to stock for services for the foregoing issuance of common stock was $9.3 million. The remaining charge to stock for services was $1.9 million which related to (i) stock issued to certain shareholders in connection with them entering into "lock up" agreement and (ii) stock for services charged in 2004 for agreements concluded in 2003. All of the aforementioned consulting agreements and other stock for service agreements were terminated on or before December 31, 2004.

     SALARY EXPENSES

         Salary expenses increased from $698,000 in 2003 to $3,032,000 in 2004 in connection with increased levels of personnel. The average number of employees in 2003 was 10 (for a period of six months), while the average number of employees in 2004 was 23 (for a period of 12 months).

     MARKETING EXPENSES

         During the 2003 period, we did not incur any marketing expenses as our attention and resources were focused on product development. In 2004, marketing activities commenced with a resulting expenditure of $189,000. The primary marketing expenditures for 2004 consisted of our attendance at various conferences, our product launch of the ER-1010, development of our website, and production of promotional materials and brochures.

     RESEARCH AND DEVELOPMENT

         Total research and development (R&D) expenses increased by $1 million in 2004 as compared to 2003. In 2003, R&D expenses mainly consisted of design tool rentals and a very limited level of subcontracted engineering support. When product development neared completion in the first quarter of 2004, engineering support from outside sources increased substantially and expense categories such as prototype expenses, consumables, test boards, and the like were added. A summary of these expenditures indicating such increases is as follows:

                                       2003 (JULY 24, 2003 TO
                                         DECEMBER 31, 2003)             2004
                                       ----------------------     ------------------
         Outside Engineering Support   $               70,000     $          295,000
         Tool Rentals                                  32,000                130,000
         Consumables                                   25,000                178,000
         Prototypes (including scrap)                       0                272,000
         Support Charges                                    0                135,000
         Other                                              0                157,000
                                       ----------------------     ------------------
         TOTAL                         $              127,000     $        1,167,000
                                       ======================     ==================


     SELLING, GENERAL AND ADMINISTRATIVE

         Selling, general and administrative (SG&A) expenses increased substantially from $661,000 in 2003 to $3,305,000 in 2004, mainly due to increased business activity levels and a greater number of employees in 2004 as compared to 2003. In addition, we incurred nonrecurring expenses such as employee relocation expenses ($97,000), litigation fees ($250,000), and settlement expenses in connection with legal actions ($751,000 - which includes stock issuance charges of $541,000 as well as $210,000 in cash payments).

     SG&A EXPENDITURES ARE SUMMARIZED BELOW:

                                                     2003 (JULY 24, 2003 TO
                                                       DECEMBER 31, 2003)               2004
                                                     -----------------------     ------------------
         Legal Fees (including litigation in 2004)   $               150,000     $          580,000
         Settlement Charges for lawsuits                                  --                751,000
         Relocation expenses                                          10,000                 97,000
         IT Services                                                  30,000                 95,000
         Rent                                                         85,000                208,000
         Investor Relations                                           22,000                 84,000
         Finders Fees                                                     --                110,000
         Travel                                                      131,000                190,000
         Audit                                                        20,000                 30,000
         Directors Fees                                                   --                 12,000
         Business Insurance                                               --                 94,000
         Depreciation                                                 20,000                180,000
         Office Expenses                                              25,000                 99,000
         HR and Operations                                                --                 64,000
         Telephone                                                    27,000                 64,000
         Payroll taxes                                                62,000                200,000
         Other employee benefits                                      34,000                216,000
         Other                                                        45,000                231,000
                                                     -----------------------     ------------------
         TOTAL                                       $               661,000     $        3,305,000
                                                     =======================     ==================


     OTHER INCOME/(LOSS)

         Other income (loss), which amounts to a loss of $107,433 during 2004, consists of $7,681 in interest income and $115,114 of interest expense on outstanding loans. There was no corresponding entry for 2003.

LIQUIDITY AND CAPITAL RESOURCES

         Our independent auditors have qualified their opinion with respect to our financial statements to include an explanatory paragraph related to our ability to continue as a going concern in their report for each of the fiscal years ended December 31, 2004 and 2003. Although our audit for fiscal year ended December 31, 2005 is not yet complete, we believe it likely that our independent auditors will similarly qualify their opinion with respect to our financial statements for fiscal year 2005. Reports of independent auditors questioning a company's ability to continue as a going concern generally are viewed very unfavorably by analysts and investors. There are a number of risks and challenges associated with such a qualified report including, but not limited to, a significant impediment to our ability to raise additional capital or seek financing from entities that will not conduct such transactions in the face of such increased level of risk of insolvency and loss, increased difficulty in attracting talent, and the diversion of the attention of our executive officers and other key employees to raising capital or financing rather than devoting time to the day-to-day operations of our business. We urge potential investors to review the report of our independent certified public accountants and our consolidated financial statements and to seek advice concerning the substantial risks related thereto before making a decision to invest in us.

         For the year ended December 31, 2004 and for the nine months ended September 30, 2005, we sustained net losses of $20,574,984 and $7,849,343, respectively. As of September 30, 2005, we had working capital of $2,964,693. Management has made efforts to address this condition by raising capital through the use of convertible debt and private placements of common stock and warrants, as more fully described below.

December 2003 - April 2004 Convertible Loans
--------------------------------------------

         During the period between December 2003 through April 2004, we obtained convertible loans totaling $1,214,290. Interest on these loans accrues at an annual rate of 8%. The loans are convertible into shares of our common stock at any time during the three year period following initial funding of the loans. The conversion rate is $3.50 per share. If not previously voluntarily converted, the total amount of principal and accrued but unpaid interest thereunder shall automatically convert into shares of our common stock at a conversion rate of $3.50 per share on April 15, 2007.

April 2004 Financing
--------------------

         In April 2004, we closed an equity based financing for gross proceeds of $5,600,000. The financing involved the purchase of 3,200,000 shares of our common stock, 3,200,000 Series A Warrants and 3,200,000 Series B Warrants. The Series A Warrants expired on September 30, 2004 and no such warrants were exercised prior to their expiration. The Series B Warrants expire on April 1, 2009 and had an original exercise price of $3.50 per share. However, pursuant to the anti-dilution provisions of the Series B Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $2.16 per share as of September 30, 2005.

June 2004 Financing
-------------------

         In June 2004, we closed an equity based financing for gross proceeds of $1,750,000. The financing involved the purchase of 972,223 shares of our common stock, 972,223 Series C Warrants to purchase common stock and 972,223 Series D Warrants to purchase common stock. The Series C Warrants expire 60 days after the effective date of the registration statement of which this prospectus is a part. The Series C Warrants were issued with an original exercise price of $3.00 per share. In August 2004, we amended the terms of the Series C Warrants to reduce the exercise price to $1.25 per share. The Series D Warrants expire on June 1, 2009 and had an original exercise price of $3.50 per share. In December 2005, we amended the terms of the Series D Warrants to reduce the exercise price to $0.50 per share.

10% Convertible Bridge Notes
----------------------------

         During the period between November 2004 and February 2005, we issued convertible notes (the "10% Notes") to forty-one accredited investors in the aggregate principal amount of $2,360,000 in exchange for $2,360,000 in cash. Our net proceeds were $2,124,000, after the payment of a 10% placement agent fee to Burnham Hill Partners, a division of Pali Capital, Inc. (a NASD-registered broker-dealer), who acted as placement agent for the financing. The 10% Notes bore interest at a rate of 10% per annum. Pursuant to the terms of the 10% Notes, the outstanding principal amount of these notes, together with all accrued but unpaid interest thereunder, would automatically convert into shares issued in an equity based financing with gross proceeds of at least $4,000,000, if any, of the sale of our common stock or other equity-based equivalent, and at a price per share not to exceed $0.50 per share (a "10% Note Qualified Financing"). However, for the purpose of determining the number of shares and warrants to be received by the holders upon such conversion following a 10% Note Qualified Financing, the holders would be deemed to have tendered 120% of the outstanding balance of the 10% Notes.

         As of the August 25, 2005 closing of our 2005 Private Placement of "units" (described below under the heading "2005 Private Placement of Common Stock and Warrants") we had raised total gross proceeds of $3,558,500 through the 2005 Private Placement. In addition, between February 2005 and April 2005 (and as described below under the heading "8% Convertible Bridge Notes"), we secured additional private debt financing in the original aggregate principal amount of $600,000 through the issuance of 8% Convertible Bridge Notes. After adding this $600,000 in convertible debt financing to the gross proceeds of the 2005 Private Placement, our aggregate gross proceeds were $4,158,500. As a result, we achieved a 10% Note Qualified Financing and, accordingly, the $4,000,000 automatic conversion event of the 10% Notes was triggered upon the August 25, 2005 closing of the 2005 Private Placement.

         As of August 25, 2005, the total principal and accrued interest under the 10% Notes was $2,509,971. After taking into account the provision of the 10% Notes which provided that the holders would be deemed to have tendered 120% of the outstanding balance of the 10% Notes, the holders of the 10% Notes were deemed to have tendered $3,011,965 for the purpose of determining the number of shares and warrants to be received by the holders upon such conversion. Based on the offering terms of our 2005 Private Placement, the holders were entitled to an aggregate of 6,023,932 shares of our common stock (based on a $0.50 price per share of common stock included within the units offered to investors in the 2005 Private Placement) and 1,505,989 Series G-BH Warrants to purchase our common stock. The Series G-BH Warrants have an exercise price of $2.50 per share of common stock, expire August 25, 2010, and, so long as certain other conditions set forth in the Series G-BH Warrants are met, are callable by us the first day after the 30-trading-day average price of our common stock exceeds $3.50 per share.

         In addition, the 10% Note holders were issued 1,416,000 Series E Warrants. These Series E Warrants have an exercise price of $0.60 per share of common stock and expire five years from the respective noteholder's 10% Note issuance date. In the event the closing bid price of our common stock exceeds $2.50 per share and certain other conditions set forth in the Series E Warrants are met, 50% of the Series E Warrants are callable by us during the first two years after their respective date of issuance, and 100% of the Series E Warrants are callable by us thereafter.

         We also issued 602,393 Series J placement agent warrants to designees of Burnham Hill Partners, a division of Pali Capital, Inc., for placement agent services provided in conjunction with the 10% Note financing. The Series J Warrants have an exercise price of $0.50 per shares of common stock and expire August 25, 2010.

8% Convertible Bridge Notes
---------------------------

         During the period between February 2005 and April 2005, we secured private debt financing from ten accredited investors in the original aggregate principal amount of $600,000. Our net proceeds were $528,000 after the payment of a 12% placement agent fee to Brookstreet Securities Corporation, who acted as placement agent for the financing. The debt was evidenced by thirteen Convertible Bridge Notes (the "8% Notes"), which bore interest at a rate of 8% per annum. The 8% Notes contained a conversion provision whereby the entire principal and accrued interest of the 8% Notes would automatically convert into shares of our common stock if we raised at least $3,000,000 in a private equity financing after the issuance of the 8% Notes (an "8% Note Qualified Financing"). For purposes of such conversion, the conversion price would reflect a 20% discount from the per share purchase price in the 8% Note Qualified Financing. In addition, the $600,000 in 8% Notes was to be added to the proceeds from the 8% Note Qualified Financing for purposes of calculating the $3,000,000 amount, which triggered the automatic conversion.

         As of the July 15, 2005 closing of our 2005 Private Placement, we had raised total gross proceeds of $2,416,000 through the 2005 Private Placement. After adding the $600,000 in 8% Notes to these gross proceeds as required by the conversion provisions of the 8% Notes, the aggregate gross proceeds from the 2005 Private Placement and 8% Notes was $3,016,000. As a result, we achieved an 8% Note Qualified Financing and, accordingly, the $3,000,000 automatic conversion event of the 8% Notes was triggered upon the July 15, 2005 closing of the 2005 Private Placement.

         As of July 15, 2005, the total principal and accrued interest under the 8% Notes was $616,097. Pursuant to the 20% discount in conversion price discussed above, the conversion price of the 8% Notes was $0.40 per share of our common stock (based on a $0.50 price per share of common stock included within the units offered to investors in the 8% Note Qualified Financing). Based on this $0.40 per share conversion price, the holders of the 8% Notes were entitled to an aggregate of 1,540,244 shares of our common stock. The conversion of the 8% Notes did not entitle their holders to any warrants to purchase common stock.

         We also issued 231,036 Series F placement agent warrants to Brookstreet Securities Corporation and its designees for placement agent services provided in conjunction with the 8% Note financing. The Series F Warrants have an exercise price of $0.40 per share of common stock and expire on the earlier of April 23, 2010 or upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of our assets in which our shareholders do not own a majority of the outstanding shares of the surviving corporation.

2005 Private Placement of Common Stock and Warrants
---------------------------------------------------

         During the period between April 2005 and November 2005, we sold a combination of common stock and warrants in a private placement transaction to 189 accredited investors (the "2005 Private Placement"). The common stock and warrants were sold as "units," with each unit consisting of four shares of common stock and one Series G Warrant to purchase common stock. The price per unit was $2.00. We raised aggregate gross proceeds of $7,128,375 under this private placement transaction and issued 14,256,750 shares of common stock and Series G Warrants to purchase an aggregate of 3,564,188 shares of common stock. The Series G Warrants have an exercise price of $2.50 per share of common stock, expire five years from their respective date of issuance, and, so long as certain other conditions set forth in the Series G Warrants are met, are callable by us the first day after the 30-trading-day average price of our common stock exceeds $3.50 per share. Our net proceeds were $6,272,970 after the payment of $855,405 in placement agent fees to Brookstreet Securities Corporation, who acted a placement agent for the transaction.

         In addition, we issued Series H placement agent warrants to acquire up to 2,138,513 shares of common stock to Brookstreet Securities Corporation and its designees for placement agent services rendered in conjunction with the 2005 Private Placement. The Series H Warrants have an exercise price of $0.50 per share of common stock and expire on the earlier of November 23, 2007 or upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of our assets in which our shareholders do not own a majority of the outstanding shares of the surviving corporation.

         The foregoing capital raises during fiscal years ended December 31, 2004 and 2005 have enabled us to further enhance and stabilize product performance, reduce the cost of manufacturing by redesign, build an inventory of finished products and generate a certain level of interest in the marketplace.

         The descriptions of the agreements discussed above are qualified by reference to the complete text of those agreements. However, the representations, warranties, covenants and other provisions of those agreements are not intended as documents for investors and the public to obtain factual information about our current state of affairs. Rather, investors and the public should look to other disclosures contained in our reports under the Securities Exchange Act of 1934, as amended.

CAPITAL EXPENDITURES

         For the year ended December 31, 2004 and the nine months ended September 30, 2005 we incurred $652,300 and $111,600 in capital expenditures for property and equipment, respectively. Capital expenditures during 2004 were mostly related to furniture and fixtures and leasehold improvements for our corporate headquarters while in 2005 capital expenditures related mostly to testing equipment.

         On August 1, 2004 we entered into a lease agreement for our corporate headquarters located in Santa Ana, California. The monthly base rent as of January 13, 2006 is $17,232.90 and the lease will expire on July 31, 2007.

CONTRACT OBLIGATIONS

         The following table outlines payments due under our significant contractual obligations over the next four years, exclusive of interest:

CONTRACT OBLIGATIONS(1)                                        PAYMENT DUE BY PERIOD
SEPTEMBER (30,2005)                                            ---------------------
----------------------
                                          TOTAL          2005           2006           2007        AFTER 2007
----------------------------------     ----------     ----------     ----------     ----------     ----------
Short Term Debt                        $       --     $       --     $       --     $       --     $       --
Long Term Debt(2)                       1,214,290                                    1,214,290
Operating Leases                          516,133        160,481        217,182        132,130          6,340
                                       ----------     ----------     ----------     ----------     ----------

Total Contractual Cash Obligations     $1,730,423     $  160,481     $  217,182     $1,346,420     $    6,340
                                       ==========     ==========     ==========     ==========     ==========

----------

(1) The above table outlines our obligations as of September 30, 2005 and does not reflect any changes in our obligations that have occurred after that date.
(2) Long term debt consists of three loans that were obtained in the period December 2003-April 2004 for a total amount of $1,214,290. These loans are convertible into restricted common stock at any time during the three year period following initial funding of the loans. The conversion rate is $3.50 per share. If the loans are not earlier voluntarily converted, the total amount owed shall automatically convert into common stock at $3.50 per share on April 15, 2007.

                                    BUSINESS

COMPANY OVERVIEW

         We were organized under the laws of the State of Colorado on January 22, 2001 under the name Pacific InterMedia, Inc. We originally were engaged in the business of offering EDGAR filing services to companies outsourcing the formatting and electronic filing of registration statements, periodic reports and other forms with the U. S. Securities and Exchange Commission ("SEC" or "Commission"), but generated minimal revenues from these operations.

         On October 17, 2003, we completed a business combination transaction with Raptor Networks Technology, Inc., a California corporation ("Raptor"). We acquired all of the issued and outstanding capital stock of Raptor in a cashless common stock share-for-share exchange in which Raptor became our wholly-owned subsidiary. With completion of the acquisition transaction we changed our name to Raptor Networks Technology, Inc., terminated our EDGAR filing services operations and, by and through our subsidiary Raptor, became engaged in the data network switching industry, including the design, production, sales and service of standards-based and proprietary high speed switching technology applied to sophisticated inter-networking systems, operating in a large variety of new and existing government and private sector network systems.

         We continue to be in the early stages of commercial operations and have realized minimal revenues as of January 13, 2006. We have designed a series of related products branded the Ether-Raptor line, which consists of a modular set of Ethernet switching systems and components based on a common set of proprietary hardware and software modules that can be produced with line cards from base units. We believe that our Ether-Raptor family of products have nearly universal application to a user's internetworking requirements and can be utilized anywhere on an ethernet network where an advanced switch is required. Our first product, the ER-1010, is capable of reducing the cost of switch performance by enabling an entire network to be architected from common, high performance building blocks. The patent-pending scalable switch architecture of the ER-1010 reduces inter-network disconnects and moves data at very high speeds. This topology improves redundancy, keeps latency low, engenders wirespeed performance, has simple management, is scalable and is priced lower than chassis-based alternatives.

         Our Ether-Raptor switching systems are capable of supporting new emerging high bandwidth critical applications. The data network market areas that we are targeting include video, storage, Internet Protocol telephony, and technology refresh. We are currently focusing on the United States market. We are emerging from our development stage and principal operations have commenced, although minimal revenues have been recognized to date.

         Our principal headquarters are located at 1241 E. Dyer Road, Suite 150, Santa Ana, California 92705 and our phone number is 949-623-9300. Our Internet address is www.raptor-networks.com. Our Code of Ethics, Audit Committee Charter, Nominating and Governance Committee Charter, and Compensation Committee Charter may be found on our website at the Internet address set forth above. Our filings with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. The SEC's web site address is WWW.SEC.GOV.

DESCRIPTION OF BUSINESS

     OVERVIEW

         Distributed computing and accelerated use of the Internet have driven an exponential expansion in the use of internetworking for more than thirty years. Today's networks were engineered based upon standards and technology optimized for handling a single data type, character data, which was the prevalent form of data thirty years ago. Today's sophisticated applications often require multiple data types with speed and bandwidth requirements so high that prevailing network technology is simply not up to the task and system upgrade is generally not cost justifiable, thereby slowing the growth and utilization of advanced network applications, or limiting the total available number of subscribers on a given network.

         New applications such as video on demand, remote synchronous data storage mirroring, global clustering, business continuance, disaster recovery and distance learning are a few of the network applications types that have the potential of generating increased and/or new revenue streams for any enterprise offering them. But the cost to replace or upgrade existing networks with requisite, efficient, high bandwidth infrastructure may cause these new applications to be financially prohibitive. Government regulatory requirements are also increasingly demanding network system replacements and upgrades, often regardless of financial justification.

         Our switch technology provides Gigabit and 10 Gigabit Ethernet communications at wire speed with Layer 2/3/4 Switching/Routing, and excellent bandwidth/priority control. Our proprietary, patent-pending technologies allow stand alone high speed "smart" switches to be connected over fiber to form a single "virtual switch."

         One of the most difficult types of data for networks to handle is Video over Internet Protocol. By optimizing the handling of all data packets on a network (treating them as though they were all video data), our design and equipment enables true wire speed networks and achieves two objectives for the user community. First, it enables voice, video, storage, and other sophisticated applications that enterprises can use to establish new revenue streams at what we believe is a justifiable cost. Second, it augments, rather than replaces, the existing internetworking infrastructure those enterprises now use, leveraging the user's existing capital investment, minimizing the additional capital expense required for supporting these new applications and leading to increased user revenue opportunities.

         In the third and fourth quarters of 2005, we continued placing evaluation units at high potential launch customers. Funnels with respect to potential end user and Original Equipment Manufacturer's (OEM) business have increased; however, due to longer selling cycles than anticipated, these efforts have not yet resulted in an equivalent level of sales. With respect to potential deals with OEM customers, some progress has been made. Taking into account our value proposition, our management team believes that over time OEM business deals could be important to us.

         Notwithstanding positive feedback from potential customers and although it is believed our product is gaining acceptance by its users, we, commencing with our inception, have operated, and are now operating, at a significant loss and have realized only negligible revenues. Although our management is optimistic with regard to prospective business, there can be no assurance that we will not encounter unforeseen and unanticipated obstacles to near time revenue or ultimately achieving profitability.

     PROPERTY

         In August 2004, we relocated into a federal enterprise zone in Santa Ana, California, which reduced our overhead expenses and created a more appropriate facility for our activities. The address of our facilities is 1241
E. Dyer Road, Suite 150, Santa Ana, California 92705. Those facilities, consisting of 11,118 square feet, include our executive offices and research and development laboratory and are leased from an unrelated third party. The term of the lease is 36 months commencing August 1, 2004, with a scheduled termination date of July 31, 2007. The base rent for the first year of occupancy was $16,677 per month ($1.50 per rentable square foot). Pursuant to the terms of the lease, on August 1, 2005, the monthly rent increased to $17,232.90 ($1.55 per square foot) and on August 1, 2006 the monthly rent will increase to $17,788.80 ($1.66 per square foot). Our suite is on the first floor of a two-story multi-unit business complex and is in good condition.

         Our management believes that the monthly rental rates are comparable to rents charged for comparable properties in the market area. We believe that the current facilities are adequate for our expected needs through at least the end of fiscal year 2006. We require full compliance by the lessor with applicable state and EPA environmental standards at our facility.

     COMPETITION

         The data networking switching industry is intensely competitive, and we face significant competition from a number of different sources. Many of our competitors have significantly greater name recognition and market penetration, as well as substantially greater financial, technical, product development and marketing resources than us.

         We compete in all of our markets with other major networking switching related companies. Competitive pressures and other factors, such as new product or new technology introductions by us or our competitors, may result in price or market share erosion that could have a material adverse effect on our business, results of operations and financial condition. Also, there can be no assurance that our products and services will achieve broad market acceptance or will successfully compete with other products targeting the same customers.

     RESEARCH AND DEVELOPMENT

         During our first 18 months commencing with our transition into the data network switching industry, we mainly conducted project specific research. These projects were not customer specific and therefore we did not bill any of our customers for non-recurring engineering expenses. In the future, we expect that there will be periodic opportunities to engage in customer specific projects for which we can bill a portion of our expenses to such customers. Research and development expenses were $267,669 for the nine months ended September 30, 2005 and consisted primarily of design tool and prototype expenses.

         The amount spent on research and development amounted to $127,262 in 2003 and $1,167,068 in 2004. The significant increase is attributable to the fact that 2003 only includes six months of research and development activities, whereas 2004 includes a full year of such activities. In addition, during 2004 our product design reached completion, necessitating the building of prototypes and the outsourcing of certain activities such as industrial design and software development.

         In 2004, our engineering team completed a number of critical design projects. During the first quarter of 2004, we finished design of our first product, a copper based switch, the ER-1010, and in February 2004, produced our first prototype of the ER-1010, seven months after the start of the design work. In May 2004, a second version of this switch was produced and evaluation units were placed with potential customers.

         During the third quarter of 2004, our design team finalized the design work on a fiber-based RAST card. This card enables all of our network switching systems employed in a network connected through fiber to work as one system, even if such systems are located up to 96 kilometers apart. In July and August 2004, a new product, the ER-1808, was developed and a prototype of this design manufactured. In order to ensure all of our resources were focused on the ER-1010, however, we elected to halt, temporarily, design work on the ER-1808. In September and October 2004, a 10-GigE-fiber card was developed and made available to the market, which enables Raptor systems to communicate with other brand network switches. Thereafter, we developed a new graphical user interface
(GUI) and other features were added to the ER-1010.

         During the fourth quarter of 2004, our engineering team was rebalanced, decreasing hardware development resources substantially and increasing software development resources.

         During 2005, we added three software engineers and one test engineer to our research and development team and continued developing and enhancing product features and increased testing of customer configurations.

     SALES AND MARKETING

         We market and sell products through a combination of direct sales to end users and sales through resellers. Our sales offices are located at our principal offices in Santa Ana, California. We also have sales employees in various other states in the United States. We have finder's fee agreements in place with a number of independent third parties for the sale of our products.

         We anticipate that original equipment manufacturers (OEMs) may eventually constitute another important sales channel. Such OEMs may include our products in offerings to their end users and system integrators. While we are currently pursuing multiple OEM relationships, at this point, none have been secured and there can be no guarantee that we will succeed in securing such relationships.

     SUPPLIERS

         Our success will depend on partnerships in both technology and related support. Our primary technology provider is Broadcom Corporation. Broadcom's 10 Gigabit Ethernet, Gigabit Ethernet and fast Ethernet transceivers provide the Ethernet and 10Gigabit switching fabric in our distributed architecture. Another major supplier is Tyco Corporation, which supplies PCB fabrication, optical components and PCB design and/analyses support. Our operating system is based on WindRiver's VxWorks, which is widely used throughout the information technology industry.

     EMPLOYEES

         As of January 13, 2006, we had 25 employees. None of our employees are a party to any collective bargaining agreements with us. We consider our relations with our employees to be good.

     PATENTS, TRADEMARKS, AND LICENSING AGREEMENTS

         We have filed a broad aspect patent for Ethernet Distributed Switch Fabrics, which is currently in the application process. This patent describes in detail the processes required to create an Ethernet distributed switch fabric and is intended to protect the broad concept of the switch fabric. The Ethernet Distributed Switch Fabrics patent application has been filed for United States and worldwide (PCT) protection.

         While we believe that our use of the technology encompassed in the Ethernet Distributed Switch Fabrics patent application is neither infringed upon by any third party, nor infringes on any prior art of any third party, we are unable to assess the validity, scope, or defensibility of our patent application, and any challenge to or claim of infringement relating to the patent application could materially and adversely affect our business and results of operations.

         We have not entered into any licensing or franchising agreements for revenue generating purposes.

     LEGAL MATTERS

         From time to time, we may be involved in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination, or breach of contract actions incidental to the operation of our business. However, we are not currently involved in any litigation which we believe could have a materially adverse effect on our financial condition or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         Set forth below is certain information with respect to our directors and executive officers.

NAME                                AGE       POSITION WITH COMPANY
----                                ---       ---------------------
Thomas Wittenschlaeger               48       Chief Executive Officer, President, Director and Chairman of the
                                              Board
Bob van Leyen                        62       Chief Financial Officer and Secretary
Ken Bramlett                         46       Director (1) (2)
Larry L. Enterline                   53       Director (1) (3)
Albert Wong                          57       Director (1) (4)


(1)      Member of the Audit, Nominating and Governance, and Compensation
         Committees.
(2)      Chairperson of the Nominating and Governance Committee.
(3)      Chairperson of the Audit Committee.
(4)      Chairperson of the Compensation Committee.

         TOM WITTENSCHLAEGER, (age 48), is our Chief Executive Officer, President, a director and Chairman of the Board. Mr. Wittenschlaeger has accumulated more than twenty-two years of experience in the high technology products and services area, much of it in general management with leadership positions in operating units ranging in size from $3 million to $500 million in annual revenues. From 2002 to 2004, he was Senior Vice President of Corporate Development and Chief Technical Officer at Venturi Partners, Inc., a leading provider of information technology and professional staffing services nationwide. From 2000 to 2002, he was Senior Vice President and General Manager of ViaSat Satellite Networks, the commercial arm of ViaSat, Inc. He is a 1979 graduate of the U.S. Naval Academy in Annapolis, Maryland with a B.S. in electrical engineering and post-graduate work in nuclear engineering. He is also a graduate of the UCLA Executive Program in Business and co-founder of UCLA's Executive Program in Marketing. Mr. Wittenschlaeger has been our Chairman of the Board, President and Chief Executive Officer since March 15, 2004.

         LARRY L. ENTERLINE, (age 53), is one of our directors and chairperson of the Audit Committee. Since September 2004, Mr. Enterline has acted as a private investor. From 2000 to September 2004, Mr. Enterline served as Chief Executive Officer and as a director of Venturi Partners, Inc., a leading provider of information technology and professional staffing services nationwide. From 1989 to 2000, Mr. Enterline served in various management roles with Scientific Atlanta, Inc., a leading national global manufacturer and supplier of cable network products. Mr. Enterline brings decades of market-defining successes to our Board. Mr. Enterline is also a member of the board of directors of COMSYS IT Partners, Inc. and Concurrent Computers Corp. Mr. Enterline has been one of our directors since October 18, 2004.

         KEN BRAMLETT, (age 46), is one of our directors and Chairperson of the Nominating and Governance Committee. Mr. Bramlett has served as Senior Vice President and General Counsel of COMSYS IT Partners, Inc., since January 2006. Prior to that he served as a partner with the Charlotte, North Carolina law firm of Kennedy Covington Lobdell & Hickman, L.L.P. from March 2005 to December 2005. Mr. Bramlett is also a director of World Acceptance Corporation, where he has served on the board of directors since 1994. From 1996 to 2004, Mr. Bramlett served as Senior Vice President and General Counsel of Venturi Partners, Inc., a leading national provider of information technology and professional staffing services and from 1990 to 1996 as a partner with the law firm of Robinson, Bradshaw and Hinson, P.A. Mr. Bramlett brings 20 years of experience in corporate law and governance, public and private equity, and mergers and acquisitions to our Board. Mr. Bramlett has been one of our directors since December 2, 2004.

         ALBERT WONG, (age 57), is one of our directors and Chairperson of the Compensation Committee. Mr. Wong has more than twenty years of experience in the high-tech industry, from start-up phase to executive management. He is a co-founder of AST Research, a world class PC manufacturer founded in 1980, where he served as director, Chief Technology Officer & Executive Vice President from 1980 to 1989. Later, he founded AMKLY Systems, a producer of high performance PC and network servers. He was President & CEO of AMKLY through 1996. In October 1998, Mr. Wong was recruited by Clarion Co., Ltd. to start a North America research and development center. He served as director, President & CEO of Clarion Advanced Technology (later as Zandiant Technologies) until June 2003. Since June 2003, Mr. Wong has acted as a private investor. Mr. Wong has also served as a member of board of directors with Printrak International, a leading fingerprint identification company, Netsoft and InfoGation Corporation. He is an advisor to Express Manufacturing, Inc., a leading contract manufacturing company, where he has served as an advisor to the board since May, 2002. Mr. Wong has been one of our directors since May 17, 2004.

         BOB VAN LEYEN, (age 62), is our Chief Financial Officer and Secretary. Mr. van Leyen has more than twenty-four years of experience working in the high-tech industry, holding various executive positions in finance, operations and general management. From 2002 to 2003, Mr. van Leyen served as a partner with Tatum CFO, L.L.C. where he provided financial and operational support to start-up companies in the high-tech industry. From 1999 to 2001, he was a divisional Chief Financial Officer at Wyle Electronics. During his twenty-four years of employment, Mr. van Leyen has managed extensive financial operations organizations in Europe, Asia, and the United States, providing financial support to operations. Mr. van Leyen attended the Dutch Institute of Chartered Auditors and holds a Dutch degree equivalent to a U.S. Bachelor's degree in Business Administration. Mr. van Leyen has served as our Chief Financial Officer and Secretary since September 29, 2003.

         All directors hold office until the next annual meeting of shareholders or until their respective successors are elected or until their earlier death, resignation or removal. Executive officers are appointed by and serve at the discretion of our Board.

BOARD COMMITTEES

         Our Board of Directors has an Audit Committee, a Nominating and Governance Committee, and a Compensation Committee. Our Board of Directors has determined that Larry L. Enterline, Ken Bramlett and Albert Wong are each "independent" as defined in NASD Marketplace Rule 4200(a)(15) and that Messrs. Enterline and Bramlett meet the applicable NASD listing standards for designation as an "Audit Committee Financial Expert."

     AUDIT COMMITTEE

         The Audit Committee consists of three Board members, Larry L. Enterline, Albert Wong and Ken Bramlett. Mr. Enterline is the chairperson of the Audit Committee. The duties of the Audit Committee include meeting with our independent public accountants to review the scope of the annual audit and to review our quarterly and annual financial statements before the statements are released to our shareholders. The Audit Committee also evaluates the independent public accountants' performance and has sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification) and to determine whether the independent public accounting firm should be retained for the ensuing fiscal year. In addition, the Audit Committee reviews our internal accounting and financial controls and reporting systems practices. A copy of the Audit Committee's current charter may be found at our website at WWW.RAPTOR-NETWORKS.COM.

     NOMINATING AND GOVERNANCE COMMITTEE

         The Nominating and Governance Committee consists of three Board members, Larry L. Enterline, Ken Bramlett and Albert Wong. Mr. Bramlett is the chairperson of the Nominating and Governance Committee. The Nominating and Governance Committee identifies and reviews the qualifications of candidate nominees to the Board of Directors. The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director, including candidates that may be referred by stockholders. Stockholders that desire to recommend candidates for the board for evaluation may do so by contacting our Secretary in writing, including the candidate's name and qualifications and a statement from the candidate that he or she consents to being named in our proxy statement and will serve as a director if elected. Candidates may also come to the attention of the Nominating and Governance Committee through current board members, professional search firms and other persons. A copy of the Nominating and Governance Committee's current charter may be found at our website at WWW.RAPTOR-NETWORKS.COM.

     COMPENSATION COMMITTEE

         The Compensation Committee consists of three Board members, Larry L. Enterline, Ken Bramlett and Albert Wong. Mr. Wong is the chairperson of the Compensation Committee. The Compensation Committee is responsible for advising the Board of Directors regarding our responsibilities relating to compensation of our executive officers and Board members. The Compensation Committee is also responsible for evaluating and recommending to the Board of Directors our executive compensation plans, policies and programs. A copy of the Compensation Committee's current charter may be found at our website at WWW.RAPTOR-NETWORKS.COM.

CODE OF ETHICS

         A copy of our code of ethics may be found at our website at WWW.RAPTOR-NETWORKS.COM. We intend to provide disclosure of amendments and waivers of our code of ethics by posting on our website.

SECTION 16(A) BENEFICIAL OWNERSHIP

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. These officers, directors and shareholders are required by SEC regulations to furnish us with copies of all such reports that they file.

         We have conducted a review of our process and procedures concerning possible deficiencies in our monitoring of, and assuring compliance with, SEC reporting requirements concerning changes in beneficial ownership of our securities. In connection with such efforts, we reviewed copies of such reports furnished to us during the fiscal year ended December 31, 2004, and written representations we received from our directors and officers and the certain beneficial owners of more than 10% of our common stock concerning our compliance with Section 16(a) of the Exchange Act. Based on this review, we believe that during the 2004 fiscal year, administrative errors caused the following deficiencies: (i) a late filing of a Form 3 Initial Statement of Beneficial Ownership of Securities by director Ken Bramlett, (ii) a late filing of a Form 3 Initial Statement of Beneficial Ownership of Securities by director Larry L. Enterline, (iii) a late filing of a Form 3 Initial Statement of Beneficial Ownership of Securities by director Albert Wong, (iv) a late filing of a Form 3 Initial Statement of Beneficial Ownership of Securities by President, CEO and Chairman of the Board Thomas Wittenschlaeger, (v) a late filing of a Form 3 Initial Statement of Beneficial Ownership of Securities by

CFO and Secretary Bob van Leyen, (vi) a late filing of a Form 4 Statement of Changes in Beneficial Ownership of Securities by director Ken Bramlett, consisting of one transaction that was not reported on a timely basis for fiscal year 2004, (vii) a late filing of a Form 4 Statement of Changes in Beneficial Ownership of Securities by director Larry L. Enterline, consisting of one transaction that was not reported on a timely basis for fiscal year 2004, (viii) a late filing of a Form 4 Statement of Changes in Beneficial Ownership of Securities by director Albert Wong, consisting of five transactions that were not reported on a timely basis for fiscal year 2004, (ix) a late filing of a Form 4 Statement of Changes in Beneficial Ownership of Securities by President, CEO and Chairman of the Board Thomas Wittenschlaeger, consisting of one transaction that was not reported on a timely basis for fiscal year 2004, and
(x) a late filing of a Form 4 Statement of Changes in Beneficial Ownership of Securities by CFO and Secretary Bob van Leyen, consisting of two transactions that were not reported on a timely basis for fiscal years 2003 and 2004. These filings have now been made and improved processes are in place to assist in assuring future compliance. We are currently in the process of reviewing our compliance with Section 16(a) of the Exchange Act during fiscal year ended December 31, 2005.

EXECUTIVE COMPENSATION

         The summary compensation table below shows certain compensation information for services rendered in all capacities to us by our Chief Executive Officer and by each other of the highest paid executive officers (up to a maximum of four) whose total annual salary and bonus exceeded $100,000 during the fiscal years ended December 31, 2005, 2004 and 2003 (the "Named Executive Officers"). Other than as set forth below, no executive officer's total annual salary and bonus exceeded $100,000 during our last fiscal year.

                                            SUMMARY COMPENSATION TABLE

                                                             ANNUAL COMPENSATION                     LONG TERM
                                                 ---------------------------------------------      COMPENSATION
                                                                                                     SECURITIES
                                    FISCAL                                        ALL OTHER          UNDERLYING
NAME AND PRINCIPAL POSITION          YEAR         SALARY          BONUS          COMPENSATION       STOCK OPTIONS
------------------------------      ------       --------       -------------    --------------     -------------
Thomas Wittenschlaeger (1)           2005        $155,000               --           $29,381(2)             --
President, CEO and Chairman of       2004        $148,458       $4,740,000(3)        $94,694(4)        350,000
   Board.                            2003              --               --                --                --
Bob van Leyen                        2005        $125,000               --           $14,638(5)             --
CFO and Secretary                    2004        $183,750         $632,000(6)        $14,761(7)             --
                                     2003         $41,045               --                --           300,000
Edwin Hoffman (8)                    2005        $125,000          $40,000(9)         $9,079(10)            --
Chief Development Officer            2004        $187,083               --           $21,192(11)            --
                                     2003         $63,125                                 --                --
Ananda Perera (12)                   2005        $125,000          $25,000(13)        $2,760(14)            --
Chief Technical Officer              2004        $178,333          $60,000(15)        $2,798(16)            --
                                     2003         $65,833               --                --                --
Lyle Pearson (17)                    2005              --               --                --                --
Former CEO and Chairman of Board     2004         $62,500               --            $2,272(18)            --
                                     2003         $87,500               --                --                --

--------------

(1) Mr. Wittenschlaeger commenced employment with us on March 15, 2004 and was named President and Chief Executive Officer as of that date.
(2) Consists of $20,694 in temporary living expenses and $8,687 in health and life insurance premiums.
(3) Mr. Wittenschlaeger was granted 3,000,000 shares of our common stock in conjunction with the commencement of his employment with us. The value of the shares, issued to Mr. Wittenschlaeger on March 17, 2004, is calculated based upon a $1.58 per share valuation. The shares were issued to Mr. Wittenschlaeger as "restricted securities" and are not the subject of a registration statement filed with the SEC or any state securities authority.

(4) Consists of $86,064 in reimbursement for expenses incurred by Mr. Wittenschlaeger in relocating from Atlanta, GA, to Southern California, and $8,630 in health and life insurance premiums.
(5)      Consists of $14,638 in health and life insurance premiums.
(6) Mr. van Leyen was granted 400,000 shares of our common stock as a retention incentive bonus on April 15, 2004. The value of the shares is calculated based upon a $1.58 per share valuation. The shares were issued to Mr. Van Leyen as "restricted securities" and are not the subject of a registration statement filed with the SEC or any state securities authority.
(7)      Consists of $14,761 in health and life insurance premiums.
(8) Effective as of July 1, 2005, as a result of the continued evolution of our organizational structure, Mr. Hoffman no longer meets the criteria of an executive officer. Mr. Hoffman's new title is "Founder and Chief Solutions Architect."
(9) Mr. Hoffman was granted a retention incentive bonus of $40,000 in November 2005.
(10)     Consists of $9,079 in health and life insurance premiums.
(11) Consists of $12,000 in reimbursement for expenses incurred by Mr. Hoffman in relocating from England to Southern California, and $9,192 in health and life insurance premiums.
(12) Effective as of July 1, 2005, as a result of the continued evolution of our organizational structure, Mr. Perera no longer meets the criteria of an executive officer. Mr. Perera's new title is "Founder and Chief Enterprise Architect."
(13)     Mr. Perera was granted a performance bonus of $25,000 in December 2005.
(14)     Consists of $2,760 in health and life insurance premiums.
(15)     Represents amounts earned in prior year and paid in year reported.
(16)     Consists of $2,798 in health and life insurance premiums.
(17)     Mr. Pearson resigned as an officer and director on March 12, 2004.
(18)     Consists of $2,272 in health and insurance premiums.

STOCK OPTIONS GRANTED TO EXECUTIVE OFFICERS DURING FISCAL 2005

         The following table summarizes options to purchase shares of our common stock granted by us during the fiscal year ended December 31, 2005, to each of the Named Executive Officers.

                                                     PERCENT OF TOTAL
                                                    OPTIONS GRANTED TO     EXERCISE OF
                              NUMBER OF SECURITIES  EMPLOYEES IN FISCAL    BASE PRICE
             NAME              UNDERLYING OPTIONS           YEAR             ($/SH)       EXPIRATION DATE
-------------------------      ------------------           ----             ------       ---------------
Thomas Wittenschlaeger(1)              0                     --                 --               --
Bob van Leyen                          0                     --                 --               --
Edwin Hoffman(1)                       0                     --                 --               --
Ananda Perera(2)                       0                     --                 --               --

---------------

(1) Effective as of July 1, 2005, as a result of the continued evolution of our organizational structure, Edwin Hoffman no longer meets the criteria of an executive officer.
(2) Effective as of July 1, 2005, as a result of the continued evolution of our organizational structure, Ananda Perera no longer meets the criteria of an executive officer.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

         The following table summarizes exercises of stock options during the fiscal year ended December 31, 2005 by each of the Named Executive Officers and the year-end value of unexercised options for the Named Executive Officers.

                                                                         NUMBER OF
                                                                 UNEXERCISED SECURITIES          VALUE OF UNEXERCISED
                                    SHARES          VALUE            UNDERLYING OPTIONS            IN-THE-MONEY OPTIONS
                                   ACQUIRED       REALIZED         AT FISCAL YEAR END             AT FISCAL YEAR END
             NAME                 ON EXERCISE        ($)       EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
----------------------            -----------     --------     -------------------------     --------------------------
Thomas Wittenschlaeger                 0             N/A              116,667/233,333                    N/A(1)
Bob van Leyen                          0             N/A              200,000/100,000                    N/A(1)
Edwin Hoffman(2)                       0             N/A                    0/0                          N/A
Ananda Perera(3)                       0             N/A                    0/0                          N/A

--------------------------

(1)      As of December 31, 2005, none of the options held by the Named
         Executive Officers were in-the-money.
(2) Effective as of July 1, 2005, as a result of the continued evolution of our organizational structure, Edwin Hoffman no longer meets the criteria of an executive officer.
(3) Effective as of July 1, 2005, as a result of the continued evolution of our organizational structure, Ananda Perera no longer meets the criteria of an executive officer.

Long-Term Incentive Plan Awards

         In fiscal 2005, no awards were given to named executives under long-term incentive plans.

DIRECTOR'S COMPENSATION

         Each of our non-employee directors currently receive cash compensation in the amount of $15,000 per year for service on our board of directors and all of our directors are reimbursed for reasonable expenses in connection with attendance at board meetings. The directors' fees earned in the fiscal year ended December 31, 2005 are as follows:

                                                        DIRECTORS' FEES EARNED IN THE FISCAL YEAR
                  DIRECTOR                                        ENDING DECEMBER 31, 2005
                  ---------------                       -------------------------------------------
                  Larry Enterline                                      $15,000
                  Ken Bramlett                                         $15,000
                  Albert Wong                                          $15,000


         The Board of Directors previously adopted a policy to grant each non-employee director an initial option to purchase shares of our common stock on the date of his/her commencement of service as a director. Pursuant to this policy, non-employee directors were granted options to purchase shares of our common stock in fiscal years 2004 and 2005 as follows: Mr. Wong, 100,000 shares on May 17, 2004, exercisable at $3.50 per share; Mr. Enterline, 75,000 shares on October 18, 2004 and 25,000 shares on January 20, 2005, exercisable $1.50 per share and $1.00 per share, respectively; and Mr. Bramlett, 100,000 shares on December 2, 2004, exercisable at $1.00 per share. On January 5, 2005, the exercise price of all non-employee stock options with an exercise price above $1.00 per share were repriced to an exercise price $1.00 per share. The options granted to Messrs. Wong, Enterline and Bramlett vest in three equal annual installments commencing on the first anniversary of the date of grant and expire on the eight-year anniversary of the date of grant.

EMPLOYMENT AGREEMENTS

         There are no employment contracts, termination agreements, or change-in-control arrangements between us and any of our Named Executive Officers.

STOCK OPTION PLAN

     GENERAL

         Our 2005 Stock Plan (the "2005 Plan") was approved by our Board of Director's on April 7, 2005 and approved by our shareholders on June 9, 2005 at our 2005 Annual Meeting of Shareholders.

         All stock options issued prior to shareholder approval of our 2005 Plan were granted outside of a formal stock option plan ("Non-Plan Options"). As of January 13, 2006, options to purchase a total of 2,095,000 shares of common stock were outstanding under Non-Plan Options. We anticipate that future stock options will be issued pursuant to our 2005 Stock Plan or other future stock option plans as may be approved by our Board and shareholders in the future. As of January 13, 2006, there were no options to purchase common stock outstanding under our 2005 Stock Plan and 3,000,000 shares were available for issuance under our 2005 Stock Plan, subject to the limitations of authorized common stock. We are in the process of filing registration statements on Forms S-8 for our 2005 Stock Plan and outstanding Non-Plan Options.

     SHARES SUBJECT TO THE PLAN

         A total of 3,000,000 shares of common stock are authorized for issuance under the 2005 Plan. Any shares of common stock that are subject to an award but are not used because the terms and conditions of the award are not met, or any shares that are used by participants to pay all or part of the purchase price of any option, may again be used for awards under the 2005 Plan.

     ADMINISTRATION

         The 2005 Plan is to be administered by our Board of Directors or an appropriate committee of our Board of Directors. It is the intent of the 2005 Plan that it be administered in a manner such that option grants and exercises would be "exempt" under Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act").

         Our Board of Directors or an appropriate committee is empowered to select those eligible persons to whom options shall be granted under the 2005 Plan, to determine the time or times at which each option or stock purchase right shall be granted, whether options will be incentive stock options ("ISOs") or nonqualified stock options ("NQOs"), and the number of shares to be subject to each option, and to fix the time and manner in which each such option may be exercised, including the exercise price and option period, and other terms and conditions of such options, all subject to the terms and conditions of the 2005 Plan. Our Board of Directors or an appropriate committee has sole discretion to interpret and administer the 2005 Plan, and our decisions regarding the 2005 Plan are final.

         The 2005 Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by our Board of Directors. Neither our Board of Directors nor any committee may materially impair any outstanding options without the express consent of the optionee or increase the number of shares subject to the 2005 Plan, materially increase the benefits to optionees under the 2005 Plan, materially modify the requirements as to eligibility to participate in the 2005 Plan or alter the method of determining the option exercise price without shareholder approval. No option may be granted under the 2005 Plan after April 7, 2015.

     OPTION TERMS

         ISOs granted under the 2005 Plan must have an exercise price of not less than 100% of the fair market value of the common stock on the date the ISO is granted and must be exercised, if at all, within ten years from the date of grant. In the case of an ISO granted to an optionee who owns more than 10% of our total voting securities on the date of grant, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant, and the option period may not exceed five years. NQOs granted under the 2005 Plan must have an exercise price of not less than 85% of the fair market value of the common stock on the date the NQO is granted.

         Options may be exercised during a period of time fixed by our Board of Directors or an appropriate committee, except that no option may be exercised more than ten years after the date of grant. In the discretion of our Board of Directors or an appropriate committee, payment of the purchase price for the shares of stock acquired through the exercise of an option may be made in the manner and for the type of consideration determined by our Board of Directors or an appropriate committee, which may include cash, check, one or more promissory notes, shares of our common stock, consideration received under a cashless exercise program implemented in connection with the 2005 Plan, or any combination of the foregoing.

     FEDERAL INCOME TAX CONSEQUENCES

         Holders of NQOs do not realize income as a result of a grant of the option, but normally realize compensation income upon exercise of an NQO to the extent that the fair market value of the shares of common stock on the date of exercise of the NQO exceeds the exercise price paid. We will be required to withhold taxes on ordinary income realized by an optionee upon the exercise of a NQO. In the case of an optionee subject to the "short-swing" profit recapture provisions of Section 16(b) of the Exchange Act, the optionee realizes income only upon the lapse of the six-month period under Section 16(b), unless the optionee elects to recognize income immediately upon exercise of his or her option.

         Holders of ISOs will not be considered to have received taxable income upon either the grant or the exercise of the option. Upon the sale or other taxable disposition of the shares, long-term capital gain will normally be recognized on the full amount of the difference between the amount realized and the option exercise price paid if no disposition of the shares has taken place within either two years from the date of grant of the option or one year from the date of exercise. If the shares are sold or otherwise disposed of before the end of the one-year or two-year periods, the holder of the ISO must include the gain realized as ordinary income to the extent of the lesser of the fair market value of the option stock minus the option price, or the amount realized minus the option price. Any gain in excess of these amounts, presumably, will be treated as capital gain. We will be entitled to a tax deduction in regard to an ISO only to the extent the optionee has ordinary income upon the sale or other disposition of the option shares.

         Upon the exercise of an ISO, the amount by which the fair market value of the purchased shares at the time of exercise exceeds the option price will be an "item of tax preference" for purposes of computing the optionee's alternative minimum tax for the year of exercise. If the shares so acquired are disposed of prior to the expiration of the one-year and two-year periods described above, there should be no "item of tax preference" arising from the option exercise.

         The tax discussion set forth above is included for general information only and is based upon present law. Each holder of options under the 2005 Plan should consult his or her own tax advisor as to the specific tax consequences of the transaction to him or her, including application and effect of federal, state, local and other tax laws and the possible effects of changes in federal or other laws.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 7-109-102 of the Colorado Business Corporations Act (the "Colorado Act") authorizes a Colorado corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Unless limited by a corporation's articles of incorporation, Section 7-109-105 of the Colorado Act authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Unless limited by the articles of incorporation, Section 7-109-107 of the Colorado Act extends this same right to officers of a corporation as well.

         Unless limited by a corporation's articles of incorporation, Section 7-109-103 of the Colorado Act requires that a Colorado corporation indemnify a director who was wholly successful in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Unless limited by the articles of incorporation, Section 7-109-107 of the Colorado Act extends this same protection to officers of a corporation as well.

         Pursuant to Section 7-109-104 of the Colorado Act, a Colorado corporation may advance a director's expenses incurred in defending any action or proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 7-109-102 described above. Unless limited by the articles of incorporation, Section 7-109-107 of the Colorado Act extends this same protection to officers of a corporation as well.

         Regardless of whether a director or officer has the right to indemnity,
Section 7-109-108 of the Colorado Act allows a Colorado corporation to purchase and maintain insurance on such directors or officers behalf against liability resulting from his or her role as director or officer.

         Our Articles of Incorporation do not limit any of the rights afforded to our directors and officers under the Colorado Act and Article VI of our Bylaws states that any director or officer who is involved in litigation by reason of his or her position with us as a director or officer shall be indemnified and held harmless by us to the fullest extent authorized by law as it now exists or may subsequently be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights). Our directors and officers are also presently covered by an insurance policy indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they may not be indemnified by us. We believe that the indemnification and insurance provided to our directors and officers is necessary to attract and retain qualified persons as directors and officers.

         To the extent indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On November 7, 2003, we entered into an agreement with Express Manufacturing, Inc. ("Express Manufacturing") to provide us contract manufacturing services. Express Manufacturing is owned by director Albert Wong's in-laws. Mr. Wong is an advisor to Express Manufacturing, but has no direct financial interest in the company. Express Manufacturing manufactures printed board assemblies for us in quantities and prices as set forth in quotations delivered to us for review and acceptance. Under this arrangement, we made no payments to Express Manufacturing in the fiscal year ended December 31, 2003 and approximately $183,000 and $143,000 in payments during fiscal year ended December 31, 2004 and 2005, respectively.

         We previously entered into a consulting agreement with Alchemy Advisors, LLC and Atlantic Communications, Inc., entities under the common control of shareholder Mr. Micro Teta, who as of December 31, 2003, owned, directly or indirectly, 17.73% of our common stock. This shareholder subsequently informed our Chief Financial Officer that he had reduced his shareholdings to one million shares (or 3.2% of shares outstanding) as of December 31, 2004, although we are unable to verify the amount of such holdings. The consulting agreement was for a two-year period beginning July 1, 2003 and included payment of $180,000 and the issuance of 3,136,100 shares of our common stock (valued at $1,568,050 at the time of issuance). The consulting agreement was terminated by mutual consent of the parties as of December 31, 2004, prior to its scheduled expiration.

         Director Albert Wong is Manager and controlling shareholder of DMK Investments, LLC ("DMK"). In June 2004, DMK purchased 138,889 shares of our common stock, 138,889 Series C Warrants and 138,889 Series D Warrants. DMK purchased the common stock and warrants at the same price ($1.80 per unit, each unit consisting of one share of common stock, one Series C Warrant and one Series D Warrant) and on the same terms and conditions as all other investors in our June 2004 financing. The Series C Warrants expire 60 days after the effective date of the registration statement of which this prospectus is a part. The Series C Warrants had an original exercise price of $3.00 per share. On August 13, 2004, we amended the terms of the Series C Warrants to have an exercise price of $1.25 per share. The Series D Warrants expire on June 1, 2009 and had an original exercise price of $3.50 per share. On December 12, 2005, we entered into an amendment with the holders of our Series D Warrants, including DMK, to reduce the exercise price of the Series D Warrants to $0.50 per share. The shares of common stock and shares of common stock underlying the Series C and Series D Warrants held by DMK are being registered for resale under the registration statement of which this prospectus is a part.

                     PRINCIPAL AND SELLING SECURITY HOLDERS

PRINCIPAL AND SELLING SECURITY HOLDERS' TABLE

         This prospectus covers the offer and sale by the selling security holders of up to an aggregate of 36,148,539 shares of common stock, including an aggregate of 24,195,974 issued and outstanding shares of our common stock and an aggregate of 11,952,565 shares of our common stock underlying warrants. The following table sets forth, as of January 13, 2006, certain information with respect to the beneficial ownership of our stock by (i) each of our Named Executive Officers, (ii) each of our directors, (iii) each person known to us to be the beneficial owner of more than 5% of each class of our outstanding voting securities, (iv) all of our directors and executive officers as a group, and (v) all selling security holders. Except as indicated in the private placement descriptions or footnotes following the table, each selling security holder has indicated to us that it is acting individually, not as a member of a group

         Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 54,204,367 shares of common stock outstanding as of the date of the table. Shares shown as beneficially owned after the offering assume that all shares being offered are sold.


         The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders described below.

                                                                                 SHARES OF                     SHARES OF
                                                SHARES OF COMMON STOCK          COMMON STOCK                  COMMON STOCK
                                                  BENEFICIALLY OWNED                BEING                   BENEFICIALLY OWNED
                                                  PRIOR TO OFFERING                OFFERED                   AFTER OFFERING
            NAME OF                       ----------------------------------    ------------               --------------------
         BENEFICIAL OWNER                    NUMBER               PERCENTAGE                               NUMBER    PERCENTAGE
------------------------------------      ---------               ----------                               ------    ----------
Thomas Wittenschlaeger                    3,116,667       (1)       5.74%                0        (1)    3,116,667     4.70%
Bob van Leyen                               600,000       (2)       1.10%                0        (2)     600,000        *
Albert Wong                                 450,000       (3)         *            416,667        (3)      33,333        *
Ken Bramlett                                 33,333       (4)         *                  0        (4)      33,333        *
Larry L. Enterline                           33,333       (5)         *                  0        (5)      33,333        *
All Named Executive Officers and
   Directors as a group (5 persons)       4,233,333       (6)       7.48%          416,667        (6)    3,816,666     5.73%
DMK Investments, LLC                        416,667       (7)         *            416,667    (d) (7)        -           -
Uptrend Investment, Inc.                  1,666,668       (8)       3.01%        1,666,668    (d) (8)        -           -
Transglobal Investments, LLC                833,334       (9)       1.52%          833,334    (d) (9)        -           -
Tarek Obaid                               3,099,919       (10)      5.47%                0        (10)   3,099,919     4.52%
Brandon M. Adams                             50,000       (11)        *                       (e) (11)       -           -
Bruce Charles Adams                         332,500       (12)        *                       (e) (12)    145,000        *
Linda Sue Adams                              75,000       (13)        *                       (e) (13)     12,500        *
Carla Adams-Goldman                          31,250       (14)        *                       (e) (14)       -           -


                                                               43



                                                                                 SHARES OF                     SHARES OF
                                                SHARES OF COMMON STOCK          COMMON STOCK                  COMMON STOCK
                                                  BENEFICIALLY OWNED                BEING                   BENEFICIALLY OWNED
                                                  PRIOR TO OFFERING                OFFERED                   AFTER OFFERING
            NAME OF                       ----------------------------------    ------------               --------------------
         BENEFICIAL OWNER                    NUMBER               PERCENTAGE                               NUMBER    PERCENTAGE
------------------------------------      ---------               ----------                               ------    ----------
Steven J. and Donna J. Adelsberg             62,500       (15)        *             62,500    (e) (15)       -           -
Kathy Allred and Jerral Allred               62,500       (16)        *             62,500    (e) (16)       -           -
Robert F. Bader, M.D                         93,750       (17)        *             93,750    (e) (17)       -           -
Michael Bain                                100,000       (18)        *            100,000    (e) (18)       -           -
Darryl Baker                                 93,750       (19)        *             93,750    (e) (19)       -           -
Gary Bakker and Connie Bakker JTWROS         62,500       (20)        *             62,500    (e) (20)       -           -
Rajeev Bal and Mari Miller-Bal JT TEN        31,250       (21)        *             31,250    (e) (21)       -           -
Morgan L. Beatty and Winnie M. Huff,        125,000
   TTEEs, Beatty-Huff Family Trust                        (22)        *            125,000    (e) (22)       -           -
Billy R. Beck                                50,000       (23)        *             50,000    (e) (23)       -           -
Todd William Beck                            81,250       (24)        *             81,250    (e) (24)       -           -
David B. Becker                             125,000       (25)        *            125,000    (e) (25)       -           -
Jerry H. Beller and Cynthia H. Beller        62,500       (26)        *             62,500    (e) (26)       -           -
Mark Berman and Sharon Berman, TTEEs,        62,500
   1999 Berman Family Trust dated
   3-23-1999 (a)                                          (27)        *             62,500    (e) (27)       -           -
Donald E. Betz                              125,000       (28)        *            125,000    (e) (28)       -           -
Shawn D. Bird                                62,500       (29)        *             62,500    (e) (29)       -           -
Robert D. Bjork MDSC MPP& Trust #001         25,000
   2002 Account                                           (30)        *             25,000    (e) (30)       -           -
Andrea Brito Bokosky                         62,500       (31)        *             62,500    (e) (31)       -           -
Fred J. Boone                                62,500       (32)        *             62,500    (e) (32)       -           -
Greg Bourdon and Patricia Bourdon            50,000       (33)        *             50,000    (e) (33)       -           -
Gregory Lee Brandon                          31,250       (34)        *             31,250    (e) (34)       -           -
Dr. Larry B. Brashears and Linda V.
   Brashears                                 31,250       (35)        *             31,250    (e) (35)       -           -
Stanley Clifton Brooks (a)                  250,000       (36)      2.40%          250,000    (e) (36)       -           -
Gary F. Brown                               250,000       (37)        *            250,000    (e) (37)       -           -
Randy S. Carlson                             31,250       (38)        *             31,250    (e) (38)       -           -
Channel Capital, LLC                        125,000       (39)        *            125,000    (e) (39)       -           -
Robert M. Clark                              62,500       (40)        *             62,500    (e) (40)       -           -
David C. Clark and Sarah J. Clark JT
   TEN                                       62,500       (41)        *             62,500    (e) (41)       -           -
Andrea Leigh Cochran and Lyndsey Anne       500,000
   Aldridge                                               (42)        *            500,000    (e) (42)       -           -
John Cochran and Carole Cochran           1,000,000       (43)      1.84%        1,000,000    (e) (43)       -           -
Melvin Cohen                                 31,250       (44)        *             31,250    (e) (44)       -           -
David C. Collins and Maura Kehoe
   Collins                                   62,500       (45)        *             62,500    (e) (45)       -           -
Nancy Boswell Colver                         31,250       (46)        *             31,250    (e) (46)       -           -
Harold Rex Combs                             37,500       (47)        *             37,500    (e) (47)       -           -
Larry R. Conley and Jan Conley JTWROS        62,500       (48)        *             62,500    (e) (48)       -           -
Beverly J. Copp                              62,500       (49)        *             62,500    (e) (49)       -           -


                                                               44


                                                                                 SHARES OF                     SHARES OF
                                                SHARES OF COMMON STOCK          COMMON STOCK                  COMMON STOCK
                                                  BENEFICIALLY OWNED                BEING                   BENEFICIALLY OWNED
                                                  PRIOR TO OFFERING                OFFERED                   AFTER OFFERING
            NAME OF                       ----------------------------------    ------------               --------------------
         BENEFICIAL OWNER                    NUMBER               PERCENTAGE                               NUMBER    PERCENTAGE
------------------------------------      ---------               ----------                               ------    ----------
Samuel W. Cowan                              80,000       (50)        *             62,500    (e) (50)     17,500        *
David R. Cravens                             93,750       (51)        *             93,750    (e) (51)       -           -
Chris Cruttenden                             62,500       (52)        *             62,500    (e) (52)       -           -
Clark Cunningham                            125,000       (53)        *            125,000    (e) (53)       -           -
Mary Chin Dang, M.D., TTEE, Mary Chin
   Dang Revocable Trust u/a 10/16/1979       31,250       (54)        *             31,250    (e) (54)       -           -
Bruce D. Davidson and Stacy L. Griffith      62,500       (55)        *             62,500    (e) (55)       -           -
Delmar E. Demaree, Jr., TTEE, Delmar
   E. Demaree Jr. Revocable Trust           250,000       (56)        *            250,000    (e) (56)       -           -
Frank A. Dobrovich                          187,500       (57)        *            187,500    (e) (57)       -           -
Frank A. Dobrovich and Linda K.
   Dobrovich                                125,000       (58)        *            125,000    (e) (58)       -           -
Arthur W. Doty                               31,250       (59)        *             31,250    (e) (59)       -           -
Stephen K. Drabek                            62,500       (60)        *             62,500    (e) (60)       -           -
Scott Eisgrau and Suzanne Eisgrau            62,500       (61)        *             62,500    (e) (61)       -           -
Robert L. Eskay, Jr. and Jacqueline B.
   Eskay                                     62,500       (62)        *             62,500    (e) (62)       -           -
Ann Y. Ferrill                               31,250       (63)        *             31,250    (e) (63)       -           -
Charles B. Ferrill (a)                       42,000       (64)        *             42,000    (q) (64)       -           -
Michael S. Fitzgerald                        62,500       (65)        *             62,500    (e) (65)       -           -
Daniel Forbes                               375,000       (66)        *            375,000    (e) (66)       -           -
Darren E. Foster and Christy F. Foster       62,500       (67)        *             62,500    (e) (67)       -           -
Jeffrey W. Foster and Christy F.
   Foster JT TEN                             62,500       (68)        *             62,500    (e) (68)       -           -
Christy F. Foster, TTEE, Farrell
   Family Trust - Trust B DTD 08/24/68
   as restated 04/17/81                      62,500       (69)        *             62,500    (e) (69)       -           -
Steven W. Foster and Christy F.
   Foster, TTEEs, The Foster Family
   Trust DTD 2/3/87                          62,500       (70)        *             62,500    (e) (70)       -           -
Brian Frenzel                               125,000       (71)        *            125,000    (e) (71)       -           -
Robert Y. Fukunaga (a)                       70,000       (72)        *             70,000    (q) (72)       -           -
Luis Garcia and Iris Garcia                 300,000       (73)        *            300,000    (e) (73)       -           -
William Tolin Gay                            62,500       (74)        *             62,500    (e) (74)       -           -
Anthony R. Giglia                            31,250       (75)        *             31,250    (e) (75)       -           -
Manny Gutsche                                31,250       (76)        *             31,250    (e) (76)       -           -
Jeff Halpin                                  62,500       (77)        *             62,500    (e) (77)       -           -
Gregory Hardin                               62,500       (78)        *             62,500    (e) (78)       -           -
John R. Harrington, Jr.                      75,000       (79)        *             75,000    (e) (79)       -           -
Kenneth S. Head and Elizabeth W. Head
   JT TEN                                    62,500       (80)        *             62,500    (e) (80)       -           -
Joan E. Heiser                               93,750       (81)        *             93,750    (e) (81)       -           -
J. Ken Heiser                                93,750       (82)        *             93,750    (e) (82)       -           -
James K. Heiser and Joan E. Heiser
   JTWROS                                    62,500       (83)        *             62,500    (e) (83)       -           -


                                                               45


                                                                                 SHARES OF                     SHARES OF
                                                SHARES OF COMMON STOCK          COMMON STOCK                  COMMON STOCK
                                                  BENEFICIALLY OWNED                BEING                   BENEFICIALLY OWNED
                                                  PRIOR TO OFFERING                OFFERED                   AFTER OFFERING
            NAME OF                       ----------------------------------    ------------               --------------------
         BENEFICIAL OWNER                    NUMBER               PERCENTAGE                               NUMBER    PERCENTAGE
------------------------------------      ---------               ----------                               ------    ----------
M. Charlene Hill and Carl Hill               31,250       (84)        *             31,250    (e) (84)       -           -
Howard F. Hill and Patricia A. Hill,
   TTEEs, The Hill Family Trust              62,500       (85)        *             62,500    (e) (85)       -           -
Don Ho, TTEE, Don Ho Revocable Living
   Trust                                     62,500       (86)        *             62,500    (e) (86)       -           -
William L. Holder, Jr. and Melinda J.
   Holder                                    62,500       (87)        *             62,500    (e) (87)       -           -
Dana Horne                                   62,500       (88)        *             62,500    (e) (88)       -           -
Michael Evan Jacques and Kim Diane
   Jacques JTWROS                            93,750       (89)        *             93,750    (e) (89)       -           -
C. Kenneth Johnson                           31,250       (90)        *             31,250    (e) (90)       -           -
Mark Porte Johnson                          162,500       (91)        *            162,500    (e) (91)       -           -
Jennifer M. Johnson                          25,000       (92)        *             25,000    (e) (92)       -           -
Michael A. Kamen                            625,000       (93)      1.15%          625,000    (e) (93)       -           -
Helen Keilholtz                              62,500       (94)        *             62,500    (e) (94)       -           -
Carl A. Keys, Jr. and Carol J. Keys (a)      51,250       (95)        *             31,250    (e) (95)     20,000        *
Thomas Kohli                                 62,500       (96)        *             62,500    (e) (96)       -           -
Frank X. Konigseder                          62,500       (97)        *             62,500    (e) (97)       -           -
Kurt L. Konigseder                           62,500       (98)        *             62,500    (e) (98)       -           -
Bruce M. Krall and Elisa San Miguel
   Krall, TTEEs, BEK Living Trust 2004
   (a)                                       87,500        (99)       *             87,500    (e)  (99)      -           -
Thomas R. Lawrence                           31,250       (100)       *             31,250    (e) (100)      -           -
Augustine Lueras                             62,500       (101)       *             62,500    (e) (101)      -           -
Paul H. Lundeen (a)                          32,500       (102)       *             32,500    (q) (102)      -           -
Stephen Thomas Lutz and Nancy Denise
   Stutler                                   31,250       (103)       *             31,250    (e) (103)      -           -
T. Lynch                                     62,438       (104)       *             62,438    (e) (104)      -           -
William Madden                               31,250       (105)       *             31,250    (e) (105)      -           -
J. David Maddox                              87,500       (106)       *             87,500    (e) (106)      -           -
Susan C. Maki                                31,250       (107)       *             31,250    (e) (107)      -           -
Beverly R. Marr                              31,250       (108)       *             31,250    (e) (108)      -           -
John L. Marr                                 31,250       (109)       *             31,250    (e) (109)      -           -
Karen Mayfield                               31,250       (110)       *             31,250    (e) (110)      -           -
Sam Maywood MD and Dawn Maywood JT TEN      250,000       (111)       *            250,000    (e) (111)      -           -
Kevin McKiever                               31,250       (112)       *             31,250    (e) (112)      -           -
William H. McLeod                            62,500       (113)       *             62,500    (e) (113)      -           -
Robert W. Mercer                             62,500       (114)       *             62,500    (e) (114)      -           -
Alwin Michaelsen (a)                        735,000       (115)     1.35%          625,000    (e) (115)   110,000        *
Russell Wayne Moore                          62,500       (116)       *             62,500    (e) (116)      -           -
David Mowbray                                62,500       (117)       *             62,500    (e) (117)      -           -
Thomas A. Murrell and Donna M.
   Murrell, TTEEs, Thomas A. Murrell
   Family Trust                             250,000       (118)       *            250,000    (e) (118)      -           -
Jerry W. Neel, Jr.                           31,250       (119)       *             31,250    (e) (119)      -           -
Barry Mitchell Neichin                       62,500       (120)       *             62,500    (e) (120)      -           -


                                                                46


                                                                                 SHARES OF                     SHARES OF
                                                SHARES OF COMMON STOCK          COMMON STOCK                  COMMON STOCK
                                                  BENEFICIALLY OWNED                BEING                   BENEFICIALLY OWNED
                                                  PRIOR TO OFFERING                OFFERED                   AFTER OFFERING
            NAME OF                       ----------------------------------    ------------               --------------------
         BENEFICIAL OWNER                    NUMBER               PERCENTAGE                               NUMBER    PERCENTAGE
------------------------------------      ---------               ----------                               ------    ----------
Manuel Nevarez and Leticia Nevarez           31,250       (121)       *             31,250    (e) (121)      -           -
Timothy C. Nicely and Marylyn K.
   Paik-Nicely JT TEN                        62,500       (122)       *             62,500    (e) (122)      -           -
Barry Niswanger                              62,500       (123)       *             62,500    (e) (123)      -           -
Donald M. Norman and Cynthia S.
   Norman, TTEEs, The Norman Living
   Trust                                     62,500       (124)       *             62,500    (e) (124)      -           -
Jeffery S. Ortman                            87,500       (125)       *             87,500    (e) (125)      -           -
Oweida Orthopedic Association PA Emp
   PSP TR, FBO: Sami J. Oweida              217,250       (126)       *            217,250    (e) (126)      -           -
Peter M. Pallotto                            31,250       (127)       *             31,250    (e) (127)      -           -
Ronald J. Pang, M.D., TTEE, Ronald J.
   Pang Revocable Living Trust u/a
   6-12-1991                                 78,500       (128)       *             62,500    (e) (128)    16,000        *
Carol Ann Pilger                            118,750       (129)       *            118,750    (e) (129)      -           -
Nicholas J. Pilger (a)                      155,750       (130)       *            155,750    (q) (130)      -           -
Pilot Capital Group, LLC                     62,500       (131)       *             62,500    (e) (131)      -           -
Ronald J. Piziali and Diane M.
   Piziali, TTEEs, R&D Piziali Family
   Living Trust DTD March 22, 2005           50,000       (132)       *             50,000    (e) (132)      -           -
Adriaan Pruyssers                            31,250       (133)       *             31,250    (e) (133)      -           -
Gale H. Reed                                 31,250       (134)       *             31,250    (e) (134)      -           -
Kathy Richardson                             62,500       (135)       *             62,500    (e) (135)      -           -
Heath Roberts                                62,500       (136)       *             62,500    (e) (136)      -           -
Gary W. Rodgers                             125,000       (137)       *            125,000    (e) (137)      -           -
Gary W. Rodgers and Sherrell Rodgers         62,500       (138)       *             62,500    (e) (138)      -           -
Scott A. Rodgers                            250,000       (139)       *            250,000    (e) (139)      -           -
Dr. Roy Rosen                               237,500       (140)       *            237,500    (e) (140)      -           -
Richard L. Rusch, M.D.                       37,500       (141)       *             37,500    (e) (141)      -           -
David J. SaoMarcos (a)                      168,750       (142)       *            168,750    (q) (142)      -           -
David SaoMarcos and Shelly SaoMarcos
   (a)                                       31,250       (143)       *             31,250    (e) (143)      -           -
James E. Sargeant, Jr. and Pamela A.
   Sargeant, TTEEs, Sargeant Family
   Trust                                     62,500       (144)       *             62,500    (e) (144)      -           -
John F. Savaglio                             62,500       (145)       *             62,500    (e) (145)      -           -
Robert J. Saville                            62,500       (146)       *             62,500    (e) (146)      -           -
Holly B. Schimmel                            62,500       (147)       *             62,500    (e) (147)      -           -
John E. Schulz                               45,000       (148)       *             45,000    (e) (148)      -           -
James Gerard Schulze                         93,750       (149)       *             93,750    (e) (149)      -           -
David D. Selmon and Ruth Selmon JT TEN      125,000       (150)       *            125,000    (e) (150)      -           -
Ashok C. Shah and Rahjan A. Shah             62,500       (151)       *             62,500    (e) (151)      -           -
Dennis Shaha and Eloise Shaha JTWROS         31,250       (152)       *             31,250    (e) (152)      -           -
W. Gary Shannon MD. PA.                      62,500       (153)       *             62,500    (e) (153)      -           -
Alex Sharpe                                  62,500       (154)       *             62,500    (e) (154)      -           -
Laura D. Shinall                             62,500       (155)       *             62,500    (e) (155)      -           -


                                                               47


                                                                                 SHARES OF                     SHARES OF
                                                SHARES OF COMMON STOCK          COMMON STOCK                  COMMON STOCK
                                                  BENEFICIALLY OWNED                BEING                   BENEFICIALLY OWNED
                                                  PRIOR TO OFFERING                OFFERED                   AFTER OFFERING
            NAME OF                       ----------------------------------    ------------               --------------------
         BENEFICIAL OWNER                    NUMBER               PERCENTAGE                               NUMBER    PERCENTAGE
------------------------------------      ---------               ----------                               ------    ----------
George W. Sibley and Mary E. Sibley          31,250       (156)       *             31,250    (e) (156)      -           -
Arlene Silva                                 31,250       (157)       *             31,250    (e) (157)      -           -
David C. Singer and Patricia A. Singer
   JTWROS (a)                                37,500       (158)       *             37,500    (e) (158)      -           -
David C. Singer (a)                          85,750       (159)       *             75,750    (q) (159)    10,000        *
Patricia A. Singer                           62,500       (160)       *             62,500    (e) (160)      -           -
John T. Singer and Theresa A. Singer         25,000       (161)       *             25,000    (e) (161)      -           -
Eric Sjolund and Kathleen Sjolund (a)        31,250       (162)       *             31,250    (e) (162)      -           -
Don L. Skaggs                             1,756,250       (163)     3.22%        1,756,250    (e) (163)      -           -
Daryl Shane Smith                            62,500       (164)       *             62,500    (e) (164)      -           -
Janice B. Smith                              31,250       (165)       *             31,250    (e) (165)      -           -
Michael C. Smith                            125,000       (166)       *            125,000    (e) (166)      -           -
Steven M. Smith (a)                         211,500       (167)       *            211,500    (q) (167)      -           -
Scott Sorkin                                 31,250       (168)       *             31,250    (e) (168)      -           -
Sam C. Sowell and Martha N. Sowell           31,250       (169)       *             31,250    (e) (169)      -           -
Mark J. Staehler                             62,500       (170)       *             62,500    (e) (170)      -           -
James B. Stanley (a)                        490,704       (171)       *            490,704    (q) (171)      -           -
Mariel Manuela Stanley                       45,000       (172)       *             45,000    (e) (172)      -           -
Paul B. Stanley                              32,500       (173)       *             32,500    (e) (173)      -           -
Philip G. Stanley and Patricia M.
   Stanley                                   31,250       (174)       *             31,250    (e) (174)      -           -
Jackson W. Stieb, Jr.                       250,000       (175)       *            250,000    (e) (175)      -           -
Sean Sullivan                                75,000       (176)       *             75,000    (e) (176)      -           -
Bryan C. K. Tan                              31,250       (177)       *             31,250    (e) (177)      -           -
Joseph S. Taormino and Rosemary A.
   Taormino, TTEEs, The Taormino
   Family Trust, dated 6/22/88              172,548       (178)       *            172,548    (x) (178)      -           -
Walter D. Tearse and Jeanne K. Tearse,
   TTEEs, Walter D Tearse & Jeanne K
   Tearse Revocable Living Trust            125,000       (179)       *            125,000    (e) (179)      -           -
Steven R. Teskey                             62,500       (180)       *             62,500    (e) (180)      -           -
Richard E. Townsend                          62,500       (181)       *             62,500    (e) (181)      -           -
Tru-Pak Moving Systems, Inc.                 62,500       (182)       *             62,500    (e) (182)      -           -
Barbara Vasquez, TTEE, BV Family Trust       50,000       (183)       *             50,000    (e) (183)      -           -
Joseph J. Victor, Jr. and Andrea Victor      31,250       (184)       *             31,250    (e) (184)      -           -
Joseph J. Victor and Carolyn S.
   Victor, TTEEs, Joseph and Carolyn
   Victor Living Trust dtd 11/7/00           62,500       (185)       *             62,500    (e) (185)      -           -
Johnny C. Walker                             31,250       (186)       *             31,250    (e) (186)      -           -
Gene T. Walker, MD                           62,500       (187)       *             62,500    (e) (187)      -           -
Quinten E. Ward and Marian L. Ward,
   TTEEs, Quinten & Marian Ward Trust       125,000       (188)       *            125,000    (e) (188)      -           -
Douglass R. Waters                           62,500       (189)       *             62,500    (e) (189)      -           -
Gordon J. West and Audrey C. West            31,250       (190)       *             31,250    (e) (190)      -           -


                                                               48


                                                                                 SHARES OF                     SHARES OF
                                                SHARES OF COMMON STOCK          COMMON STOCK                  COMMON STOCK
                                                  BENEFICIALLY OWNED                BEING                   BENEFICIALLY OWNED
                                                  PRIOR TO OFFERING                OFFERED                   AFTER OFFERING
            NAME OF                       ----------------------------------    ------------               --------------------
         BENEFICIAL OWNER                    NUMBER               PERCENTAGE                               NUMBER    PERCENTAGE
------------------------------------      ---------               ----------                               ------    ----------
Dennis G. Williamson (a)                    132,500       (191)       *            130,000    (q) (191)    2,500         *
Bruce C. Wilson, M.D.                        62,500       (192)       *             62,500    (e) (192)      -           -
Steven S. Wilson (a)                        232,500       (193)       *            232,500    (q) (193)      -           -
Gary K. Wohrle (a)                           49,500       (194)       *             49,500    (q) (194)      -           -
Denis Y. Wong, TTEE, Denis Y. Wong Rev
   Living Trust U/A 4/29/1983                62,500       (195)       *             62,500    (e) (195)      -           -
Henry R. Yamamoto and Jane S.
   Yamamoto, TTEEs, Henry & Jane
   Yamamoto 1987 Trust                       62,500       (196)       *             62,500    (e) (196)      -           -
Scott Zahren                                 50,000       (197)       *             50,000    (e) (197)      -           -
Adolf Zechel and Barbara Zechel              62,500       (198)       *             62,500    (e) (198)      -           -
Kent Edward Zender and Kathleen Marie
   Zender                                    62,500       (199)       *             62,500    (e) (199)      -           -
Allen Solomon, TTEE, Allen Solomon
   Rev. Trust DTD 2/13/90                    75,386       (200)       *             75,386    (f) (200)      -           -
Arthur Gronbach and Gail Gronbach            56,256       (201)       *             56,256    (f) (201)      -           -
Brian Herman (a)                            208,377       (202)       *            208,377    (r) (202)      -           -
Brad Baker, TTEE, Bristol Edward
   Rudolf Trust                              56,084       (203)       *             56,084    (f) (203)      -           -
Charles Strogen                             283,315       (204)       *            283,315    (f) (204)      -           -
Dana Paul Bowler                            131,495       (205)       *            131,495    (f) (205)      -           -
David Chodosh                                93,473       (206)       *             93,473    (f) (206)      -           -
David P. Garmus and Caren M. Garmus,
   TTEEs, Garmus Living Trust                56,540       (207)       *             56,540    (f) (207)      -           -
Diane Ventimiglia                            93,658       (208)       *             93,658    (f) (208)      -           -
Federic Bauthier                            113,080       (209)       *            113,080    (f) (209)      -           -
Nathaniel Orme                               94,233       (210)       *             94,233    (f) (210)      -           -
Gerald Ferro                                 94,233       (211)       *             94,233    (f) (211)      -           -
Greg Downes                                 188,876       (212)       *            188,876    (f) (212)      -           -
Harry Falterbauer                           280,973       (213)       *            280,973    (f) (213)      -           -
Howard Commander                            187,315       (214)       *            187,315    (f) (214)      -           -
Jason Adelman (a)                           348,364       (215)       *            348,364    (r) (215)      -           -
Jay J. Kopf                                  93,760       (216)       *             93,760    (f) (216)      -           -
Joe-Net, Inc.                                93,473       (217)       *             93,473    (f) (217)      -           -
John P. Nasta                                93,473       (218)       *             93,473    (f) (218)      -           -
John Simonelli                               56,256       (219)       *             56,256    (f) (219)      -           -
Kelda Sledz                                 187,315       (220)       *            187,315    (f) (220)      -           -
Kenneth A. Gasper                            93,925       (221)       *             93,925    (f) (221)      -           -
Louis Cristan and Kathy Cristan             299,704       (222)       *            299,704    (f) (222)      -           -
Martin Mennes                                75,140       (223)       *             75,140    (f) (223)      -           -
Mary Farrell                                373,890       (224)       *            373,890    (f) (224)      -           -
Matthew Balk (a)                            104,439       (225)       *            104,439    (s) (225)      -           -
Max Kaplan                                   93,473       (226)       *             93,473    (f) (226)      -           -
Ngoc-Tien Truong                             94,439       (227)       *             94,439    (f) (227)      -           -
Peter A. Yaskowitz                           94,439       (228)       *             94,439    (f) (228)      -           -


                                                                49


                                                                                 SHARES OF                     SHARES OF
                                                SHARES OF COMMON STOCK          COMMON STOCK                  COMMON STOCK
                                                  BENEFICIALLY OWNED                BEING                   BENEFICIALLY OWNED
                                                  PRIOR TO OFFERING                OFFERED                   AFTER OFFERING
            NAME OF                       ----------------------------------    ------------               --------------------
         BENEFICIAL OWNER                    NUMBER               PERCENTAGE                               NUMBER    PERCENTAGE
------------------------------------      ---------               ----------                               ------    ----------
Robert L. Bonitz and Ann Bonitz              37,389       (229)       *             37,389    (f) (229)      -           -
Robert Murray Chaikin, TTEE, Revocable
   Trust DTD 7/9/93                          93,473       (230)       *             93,473    (f) (230)      -           -
Ryan T. Mosley                               93,473       (231)       *             93,473    (f) (231)      -           -
Scot A. Kane                                373,890       (232)       *            373,890    (f) (232)      -           -
Sean M. Callahan (a)                        129,917       (233)       *            129,917    (s) (233)      -           -
Steven R. Kleen                              93,658       (234)       *             93,658    (f) (234)      -           -
SXJE LLC                                  3,840,822       (235)     6.93%        3,840,822    (f) (235)      -           -
Thomas J. Franco                            188,876       (236)       *            188,876    (f) (236)      -           -
Thomas K. Beard                              93,925       (237)       *             93,925    (f) (237)      -           -
Thomas Leonard                               56,540       (238)       *             56,540    (f) (238)      -           -
Mike Dean                                    93,473       (239)       *             93,473    (f) (239)      -           -
William Gonte                                93,658       (240)       *             93,658    (f) (240)      -           -
R. Gregory E. Ellis                         386,260                   *            386,260    (g)            -           -
Brookstreet Securities Corporation (c)    1,068,258       (241)     1.95%        1,068,258    (t) (241)      -           -
WWIII Enterprises, LLC (a)                  903,576       (242)     1.65%          903,576    (u) (242)      -           -
Acceleron Capital, Ltd. (a)                 279,454       (243)       *            279,454        (243)      -           -
AJ Sexton, V (a)                            155,051       (244)       *            155,051    (t) (244)      -           -
David V. Ferrari, TTEE, David V.
   Ferrari Exempt Trust 12/29/98            135,432       (245)       *            135,432    (y) (245)      -           -
Estate of Alan Bennett Harp (a)             134,329       (246)       *            134,329    (v) (246)      -           -
Klenton L. McLemore (a)                     134,094       (247)       *            134,094    (v) (247)      -           -
Pat McCann and Ingrid McCann JT TEN         127,301                   *            127,301    (g)            -           -
Annabel Lukens (a)                           12,000       (248)       *             12,000    (h) (248)      -           -
Brad Reifler                                 11,368       (249)       *             11,368    (w) (249)      -           -
Carlo W. Corzine (a)                          4,820       (250)       *              4,820    (h) (250)      -           -
Claude Ware (a)                             183,000       (251)       *            183,000    (h) (251)      -           -
Cliff Jensen (a)                              9,050       (252)       *              9,050    (h) (252)      -           -
Daniel Pietro (a)                             5,000       (253)       *              5,000    (h) (253)      -           -
David Evansen (a)                             1,810       (254)       *              1,810    (h) (254)      -           -
Eric Singer                                  19,625       (255)       *             19,625    (w) (255)      -           -
Glenn Desort (a)                              1,200       (256)       *              1,200    (h) (256)      -           -
Hilary Bergman                               11,368       (257)       *             11,368    (w) (257)      -           -
John Green (a)                                9,127       (258)       *              9,127    (h) (258)      -           -
Mark Ford (a)                                65,043       (259)       *             65,043    (h) (259)      -           -
Newbridge Securities Corporation (b)         36,201       (260)       *             36,201    (h) (260)      -           -
Robert Dombrowski (a)                        12,371       (261)       *             12,371    (h) (261)      -           -
ROO, LLC (a)                                 12,371       (262)       *             12,371    (h) (262)      -           -
ViewTrade Financial (b)                      27,242       (263)       *             27,242    (w) (263)      -           -
William Threewits (a)                         7,240       (264)       *              7,240    (h) (264)      -           -
Michael Abrams (a)                           15,000       (265)       *             15,000    (i) (265)      -           -
Timothy Adkins (a)                            2,500       (266)       *              2,500    (k) (266)      -           -
Richard Ames (a)                             17,500       (267)       *             17,500    (k) (267)      -           -
Burton Bartlett (a)                          17,250       (268)       *             17,250    (k) (268)      -           -
Patrick Hobert (a)                           15,050       (269)       *             15,050    (k) (269)      -           -
Carl Keys (a)                                 7,500       (270)       *              7,500    (k) (270)      -           -


                                                                50


                                                                                 SHARES OF                     SHARES OF
                                                SHARES OF COMMON STOCK          COMMON STOCK                  COMMON STOCK
                                                  BENEFICIALLY OWNED                BEING                   BENEFICIALLY OWNED
                                                  PRIOR TO OFFERING                OFFERED                   AFTER OFFERING
            NAME OF                       ----------------------------------    ------------               --------------------
         BENEFICIAL OWNER                    NUMBER               PERCENTAGE                               NUMBER    PERCENTAGE
------------------------------------      ---------               ----------                               ------    ----------
Cynthia Layne (a)                             2,500       (271)       *              2,500    (k) (271)      -           -
John Means (a)                               28,000       (272)       *             28,000    (k) (272)      -           -
Phil Rosenbaum (a)                            2,500       (273)       *              2,500    (k) (273)      -           -
Eric Sjolund (a)                             35,000       (274)       *             35,000    (k) (274)      -           -
Darrell Smith (a)                            26,190       (275)       *             26,190    (k) (275)      -           -
Ronald Smith (a)                              8,750       (276)       *              8,750    (k) (276)      -           -
Edward Villarreal (a)                         3,750       (277)       *              3,750    (k) (277)      -           -
Matt Wilson (a)                               5,000       (278)       *              5,000    (k) (278)      -           -
Denis Wong (a)                               68,125       (279)       *             68,125    (k) (279)      -           -
Warren Woon (a)                               6,875       (280)       *              6,875    (k) (280)      -           -
Patrick McCabe                               75,000       (281)       *              75,000   (l) (281)      -           -
Palisades Capital, LLC                    1,271,208       (282)     2.35%         1,152,825   (m) (282)   118,383        *
Rutan & Tucker, LLP                         150,000       (283)       *             150,000   (n) (283)      -           -
Strategic Growth International, Inc.        125,000       (284)       *             125,000   (o) (284)      -           -

-------------
* Less than 1%

         (a) This selling security holder, or one of the individuals who has power to vote or dispose of the securities held by the selling security holder, has represented to us that he is affiliated with a broker-dealer but that he is not acting as an underwriter in this offering, he acquired the shares he is offering under this prospectus in the ordinary course of business, and at the time of such acquisition, he had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

         (b) This selling security holder has represented to us that it is a NASD-registered broker-dealer but that it is not acting as an underwriter in this offering, it acquired the shares it is offering under this prospectus in the ordinary course of business as transaction-based compensation for investment banking services, and at the time of such acquisition, it had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

         (c) Brookstreet Securities Corporation has represented to us that it is a NASD-registered broker-dealer. With respect to the 79,112 shares underlying Series F Warrants and the 637,297 shares underlying Series H Warrants offered by Brookstreet Securities Corporation hereunder, it has represented to us that it is not acting as an underwriter in this offering, it acquired the Series F Warrants and Series H Warrants in the ordinary course of business as transaction-based compensation for investment banking services, and at the time of such acquisition, it had no agreements or understandings, directly or indirectly, with any person to distribute the shares. With respect to the 351,849 shares of common stock offered by Brookstreet Securities Corporation hereunder, it did not acquire such shares in the ordinary course of business as transaction-based compensation for investment banking services and, therefore, is deemed by the SEC to be acting as an underwriter with respect to these shares.

         (d) The shares of common stock offered hereunder, including shares of common stock that underlie Series C Warrants and Series D Warrants, were acquired from us in a June 2004 private placement transaction to accredited investors only under which we raised an aggregate of $1,750,000 at $1.80 per share and issued 972,223 shares of common stock, Series C Warrants to purchase an aggregate of 972,223 shares of common stock at an exercise price of $3.00 per share, and Series D Warrants to purchase an aggregate of 972,223 shares of common stock at an exercise price of $3.50 per share. In August 2004, we amended the terms of the Series C Warrants to reduce the exercise price to $1.25 per share. In December 2005, we amended the terms of the Series D Warrants to reduce the exercise price to $0.50 per share. In the aggregate, 2,916,669 shares of common stock, including shares of common stock that underlie Series C Warrants and Series D Warrants, resulting from this private placement transaction are being offered hereunder for resale.

         (e) The shares of common stock offered hereunder, including shares of common stock that underlie Series G Warrants, were acquired from us in a private placement transaction to accredited investors only that took place between April 2005 and November 2005, under which we sold "units" at a price per unit of $2.00, with each unit consisting of four shares of common stock and one Series G Warrant. We raised aggregate gross proceeds of approximately $7.13 million under this private placement transaction and issued 14,256,750 shares of common stock and Series G Warrants to purchase an aggregate of 3,564,188 shares of common stock at an exercise price of $2.50 per share. We also issued Series H placement agent warrants to acquire up to 2,138,513 shares of common stock at an exercise price of $0.50 per share. In the aggregate, 19,959,451 shares of common stock, including shares of common stock that underlie Series G Warrants and Series H placement agent warrants, resulting from this private placement transaction are being offered hereunder for resale.

         (f) The shares of common stock offered hereunder, including shares of common stock that underlie warrants, were acquired from us in conjunction with a convertible bridge note private placement transaction to accredited investors only that took place between November 2004 and February 2005, and the subsequent conversion of such convertible bridge notes into shares of common stock and warrants to purchase common stock. We raised aggregate gross proceeds of $2.36 million under this private placement transaction and, in addition to the convertible bridge notes, issued bridge note investors Series E Warrants to purchase an aggregate of 1,416,000 shares of common stock at an exercise price of $0.60 per share. In August 2005, the total principal and accrued but unpaid interest under the convertible bridge notes automatically converted into an aggregate of 6,023,932 shares of common stock and Series G-BH Warrants to purchase an aggregate of 1,505,989 shares of common stock at an exercise price of $2.50 per share. We also issued Series J placement agent warrants to acquire up to 602,393 shares of common stock at an exercise price of $0.50 per share. In the aggregate, 9,548,314 shares of common stock, including shares of common stock that underlie Series E Warrants, Series G-BH Warrants and Series J placement agent warrants, resulting from this private placement transaction are being offered hereunder for resale.

         (g) The shares of common stock offered hereunder were acquired from us upon the automatic conversion of convertible bridge notes originally issued by us in a private placement transaction to accredited investors only that took place between February 2005 and April 2005. We raised aggregate gross proceeds of $600,000 under this private placement transaction and issued an aggregate of 1,540,244 shares of common stock upon the July 2005 automatic conversion of the total principal and accrued but unpaid interest under the convertible bridge notes. We also issued Series F placement agent warrants to acquire up to 231,036 shares of common stock at an exercise price of $0.40 per share. In the aggregate, 1,771,280 shares of common stock, including shares of common stock that underlie Series F placement agent warrants, resulting from this private placement transaction are being offered hereunder for resale.

         (h) The shares of common stock offered by the selling security holder hereunder underlie Series J placement agent warrants that Burnham Hill Partners, a division of Pali Capital, Inc. ("Burnham Hill Partners"), designated that we issue to the holder. Burnham Hill Partners acted as our placement agent in conjunction with the private placement transaction described in footnote (f) above. In conjunction with that private placement transaction, we entered into an agreement with Burnham Hill Partners for placement agent services. Under this agreement, we agreed to pay to Burnham Hill Partners a cash fee equal to 10% of gross proceeds raised by Burnham Hill Partners or its subagents in conjunction with the private placement transaction described in footnote (f), as well as issue to Burnham Hill Partners or its designees Series J placement agent warrants to purchase common stock in an amount equal to 10% of the common stock issued upon conversion of the convertible bridge notes issued in the private placement transaction. Pursuant to our agreement with Burnham Hill Partners, we paid Burnham Hill Partners a cash fee of $236,000 and issued Series J placement agent warrants to purchase an aggregate of 602,393 shares of common stock to designees of Burnham Hill Partners. The Series J placement agent warrants have an exercise price of $0.50 per share of common stock. In the aggregate, 602,393 shares underlying Series J placement agent warrants are being offered hereunder for resale.

         (i) The shares of common stock offered by the selling security holder hereunder underlie Series I Warrants that Burnham Hill Partners designated that we issue to the holder. In conjunction with financial advisory services provided to us by Burnham Hill Partners, we agreed to issue Series I Warrants to purchase an aggregate of 200,000 shares of common stock to Burnham Hill Partners or its designees. The Series I Warrants have an exercise price of $0.60 per share of common stock. In the aggregate, 200,000 shares underlying Series I placement agent warrants are being offered hereunder for resale.

         (j) The shares of common stock offered by the selling security holder hereunder underlie Series F placement agent warrants that Brookstreet Securities Corporation designated that we issue to the holder. Brookstreet Securities Corporation acted as our placement agent in conjunction with the private placement transaction described in footnote (g) above. In conjunction with that private placement transaction, we entered into an agreement with Brookstreet Securities Corporation for placement agent services. Under this agreement, we agreed to pay to Brookstreet Securities Corporation a cash fee equal to 12% of gross proceeds raised by Brookstreet Securities Corporation in conjunction with the private placement transaction described in footnote (g), as well as issue to Brookstreet Securities Corporation or its designees Series F placement agent warrants to purchase common stock in an amount equal to 15% of the common stock issued upon conversion of the convertible bridge notes issued in the private placement transaction. Pursuant to this agreement, we paid Brookstreet Securities Corporation a cash fee of $72,000 and issued Series F placement agent warrants to purchase an aggregate of 231,036 shares of common stock to designees of Brookstreet Securities Corporation. The Series F placement agent warrants have an exercise price of $0.40 per share of common stock. In the aggregate, 231,036 shares underlying Series F placement agent warrants are being offered hereunder for resale.

         (k) The shares of common stock offered by the selling security holder hereunder underlie Series H placement agent warrants that Brookstreet Securities Corporation designated that we issue to the holder. Brookstreet Securities Corporation acted as our placement agent in conjunction with the private placement transaction described in footnote (e) above. In conjunction with that private placement transaction, we entered into an agreement with Brookstreet Securities Corporation for placement agent services. Under this agreement, we agreed to pay to Brookstreet Securities Corporation a cash fee equal to 12% of gross proceeds raised by Brookstreet Securities Corporation in conjunction with the private placement transaction described in footnote (e), as well as issue to Brookstreet Securities Corporation or its designees Series H placement agent warrants to purchase common stock in an amount equal to 15% of the aggregate common stock issued in the private placement transaction. Pursuant to this agreement, we paid Brookstreet Securities Corporation a cash fee of $855,405 and issued Series H placement agent warrants to purchase an aggregate of 2,138,513 shares of common stock to designees of Brookstreet Securities Corporation. The Series H placement agent warrants have an exercise price of $0.50 per share of common stock. In the aggregate, 2,138,513 shares underlying Series H placement agent warrants are being offered hereunder for resale.

         (l) The 75,000 shares of common stock offered by Patrick McCabe hereunder underlie warrants we issued to Patrick McCabe as compensation for services provided to us in connection with marketing research and introduction of our products to potential buyers. The warrants have an exercise price of $1.00 per share of common stock.

         (m) Of the shares of common stock offered by Palisades Capital, LLC hereunder, 975,000 shares of common stock were acquired from us pursuant to a January 2005 settlement agreement between us, Palisades Capital, LLC, and certain other related parties. The other 296,208 shares of common stock were acquired through a March 2004 private sale transaction between Palisades Capital, LLC and Lyle Pearson, our former Chief Executive Officer. In the aggregate, 1,152,825 shares of common stock resulting from these transactions are being offered hereunder for resale.

         (n) The 150,000 shares of common stock offered by Rutan & Tucker, LLP hereunder underlie warrants we issued to Rutan & Tucker, LLP as partial compensation for legal services rendered. The warrants have an exercise price of $2.00 per share of common stock.

         (o) The 125,000 shares of common stock offered by Strategic Growth International, Inc. hereunder underlie warrants we issued to Strategic Growth International, Inc. as compensation for investment relation support services rendered. The warrants have an exercise price of $3.50 per share of common stock.

         (p) The shares of common stock offered by the selling security holder hereunder include shares of common stock purchased from Edwin Hoffman, our Founder and Chief Solutions Architect, in a November 2005 private sale transaction whereby Mr. Hoffman sold an aggregate of 250,000 shares of our common stock at a price of $0.25 per share.

         (q) The shares of common stock offered by the selling security holder hereunder, including shares that underlie warrants, were acquired by the selling security holder pursuant to the transactions described in footnotes (e) and (k) above.

         (r) The shares of common stock offered by the selling security holder hereunder, including shares that underlie warrants, were acquired by the selling security holder pursuant to the transactions described in footnotes (f), (h) and (i) above.

         (s) The shares of common stock offered by the selling security holder hereunder, including shares that underlie warrants, were acquired by the selling security holder pursuant to the transactions described in footnotes (f) and (h) above.

         (t) The shares of common stock offered by the selling security holder hereunder, including shares that underlie warrants, were acquired by the selling security holder pursuant to the transactions described in footnotes (g), (j), (k) and (p) above.

         (u) The shares of common stock offered by the selling security holder hereunder, including shares that underlie warrants, were acquired by the selling security holder pursuant to the transactions described in footnotes (g), (j) and (k) above.

         (v) The shares of common stock offered by the selling security holder hereunder, including shares that underlie warrants, were acquired by the selling security holder pursuant to the transactions described in footnotes (g) and (j) above.

         (w) The shares of common stock offered by the selling security holder hereunder, including shares that underlie warrants, were acquired by the selling security holder pursuant to the transactions described in footnotes (h) and (i) above.

         (x) The shares of common stock offered by the selling security holder hereunder, including shares that underlie warrants, were acquired by the selling security holder pursuant to the transactions described in footnotes (e), (g) and (k) above.

         (y) The shares of common stock offered by the selling security holder hereunder, including shares that underlie warrants, were acquired by the selling security holder pursuant to the transactions described in footnotes (g) and (k) above.

         (1) Thomas Wittenschlaeger is our President, Chief Executive Officer and Chairman of the Board. Includes 116,667 shares of common stock issuable upon the exercise of options which were exercisable as of January 13, 2006 or exercisable within 60 days after January 13, 2006. The address for Thomas Wittenschlaeger is c/o Raptor Networks Technology, Inc., 1241
                  E. Dyer Road, Suite 150, Santa Ana, California 92705.
         (2) Bob van Leyen is our Chief Financial Officer and Secretary. Includes 200,000 shares of common stock issuable upon the exercise of options which were exercisable as of January 13, 2006 or exercisable within 60 days after January 13, 2006.
         (3) Albert Wong is one of our directors. Includes 33,333 shares of common stock issuable upon the exercise of options which were exercisable as of January 13, 2006 or exercisable within 60 days after January 13, 2006, which shares are not being offered under this prospectus and, accordingly, are shown as being beneficially owned after the offering. Also includes 138,889 shares of common stock, 138,889 shares underlying Series C Warrants and 138,889 shares underlying Series D

                  Warrants held by DMK Investments, LLC, which shares are also being offered under this prospectus, the power to vote or dispose of which is shared by Albert Wong and Lia Wong as Managers of DMK Investments, LLC.
         (4) Ken Bramlett is one of our directors. Includes 33,333 shares of common stock issuable upon the exercise of options which were exercisable as of January 13, 2006 or exercisable within 60 days after January 13, 2006.
         (5) Larry L. Enterline is one of our directors. Includes 33,333 shares of common stock issuable upon the exercise of options which were exercisable as of January 13, 2006 or exercisable within 60 days after January 13, 2006.
         (6) Includes 400,000 shares of common stock and 200,000 shares issuable upon the exercise of options held by Bob van Leyen; 3,000,000 shares of common stock and 116,667 shares issuable upon the exercise of options held by Thomas Wittenschlaeger; 33,333 shares issuable upon the exercise of options held by Albert Wong; 33,333 shares issuable upon the exercise of options held by Ken Bramlett; and 33,333 shares issuable upon the exercise of options held by Larry L. Enterline; none of which shares are being offered under this prospectus and, accordingly, are shown as being beneficially owned after the offering. Also includes 138,889 shares of common stock, 138,889 shares underlying Series C Warrants and 138,889 shares underlying Series D Warrants held by DMK Investments, LLC, which shares are also being offered under this prospectus, the power to vote or dispose of which is shared by Albert Wong and Lia Wong as Managers of DMK Investments, LLC.
         (7) Includes 138,889 shares of common stock, 138,889 shares underlying Series C Warrants and 138,889 shares underlying Series D Warrants held by DMK Investments, LLC. Power to vote or dispose of the shares is shared by Albert Wong and Lia Wong as Managers of DMK Investments, LLC. Albert Wong is one of our directors.
         (8) Includes 555,556 shares of common stock, 555,556 shares underlying Series C Warrants and 555,556 shares underlying Series D Warrants held by Uptrend Investment, Inc. Power to vote or dispose of the shares is held by Catherine Lee Chin as President of Uptrend Investment, Inc.
         (9) Includes 277,778 shares of common stock, 277,778 shares underlying Series C Warrants and 277,778 shares underlying Series D Warrants held by Transglobal Investments, LLC. Power to vote or dispose of the shares is held by Andrew Su as Manager of Transglobal Investments, LLC.
         (10) Includes 683,463 shares of common stock which we are informed and believe are directly owned by Tarek Obaid and an additional 2,416,456 shares of common stock which we are informed and believe are indirectly beneficially owned by Tarek Obaid as follows: 1,072,456 shares owned by Turki bin Abdullah, 672,000 shares owned by Almamlaka, Ltd., and 672,000 shares owned by The Leopard-Alliance. The address for Tarek Obaid is Fininfor Conseil, 11 rue du General-Du-Four, 1204 Geneve, Switzerland.
         (11)     Includes 10,000 shares underlying Series G Warrants.
         (12) Includes 37,500 shares underlying Series G Warrants. Shares and warrants offered hereunder are held in the name of Charles Schwab & Co., Inc., FBO: Bruce Charles Adams IRA.
         (13) Includes 12,500 shares underlying Series G Warrants. Shares and warrants offered hereunder are held in the name of Charles Schwab & Co., Inc., FBO: Linda Sue Adams IRA.
         (14) Includes 6,250 shares underlying Series G Warrants. Shares and warrants held in the name of RBC Dain Rauscher Custodian, FBO:
                  Carla Adams-Goldman IRA.
         (15)     Includes 12,500 shares underlying Series G Warrants.
         (16)     Includes 12,500 shares underlying Series G Warrants.
         (17)     Includes 18,750 shares underlying Series G Warrants.
         (18) Includes 20,000 shares underlying Series G Warrants. Shares and warrants held in the name of First Trust Corporation, Custodian, FBO: Michael Bain.
         (19) Includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held in the name of Darryl Baker. Also includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held in the name of NFS, FMTC,
                  FBO: Darryl Baker IRA.
         (20)     Includes 12,500 shares underlying Series G Warrants.
         (21)     Includes 6,250 shares underlying Series G Warrants.
         (22) Includes 25,000 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Morgan L. Beatty and Winnie M. Huff as Trustees of the Beatty-Huff Family Trust.
         (23)     Includes 10,000 shares underlying Series G Warrants.
         (24)     Includes 16,250 shares underlying Series G Warrants.
         (25)     Includes 25,000 shares underlying Series G Warrants.
         (26)     Includes 12,500 shares underlying Series G Warrants.

         (27) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Mark Berman and Sharon Berman as Trustees of the 1999 Berman Family Trust dated 3-23-1999.
         (28) Includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held in the name of Donald E. Betz. Also includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held in the name of Sterling Trust Company, Custodian, FBO: Donald E. Betz A/C 079890.
         (29)     Includes 12,500 shares underlying Series G Warrants.
         (30) Includes 5,000 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by Robert D. Bjork MD as President of the Robert D. Bjork MDSC MPP & Trust #011 2002 Account.
         (31)     Includes 12,500 shares underlying Series G Warrants.
         (32) Includes 12,500 shares underlying Series G Warrants. Shares and warrants held in the name of NFS, FMTC, FBO: Fred J. Boone SEP IRA 0JR-812420.
         (33)     Includes 10,000 shares underlying Series G Warrants.
         (34)     Includes 6,250 shares underlying Series G Warrants.
         (35)     Includes 6,250 shares underlying Series G Warrants.
         (36) Includes 200,000 shares of common stock and 50,000 shares underlying Series G Warrants held in the name of NFS, FMTC,
                  FBO: Stanley Clifton Brooks IRA 0JR-567469. Also includes 351,849 shares of common stock, 79,112 shares underlying Series F Warrants and 637,297 shares underlying Series H Warrants held by Brookstreet Securities Corporation, which shares are also being offered under this prospectus, the power to vote or dispose of which is held by Stanley C. Brooks as President and CEO of Brookstreet Securities Corporation.
         (37)     Includes 50,000 shares underlying Series G Warrants.
         (38)     Includes 6,250 shares underlying Series G Warrants.
         (39) Includes 25,000 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by John R. Harrington, Jr. as Managing Member of Channel Capital, LLC. In addition, 60,000 shares of common stock and 15,000 shares underlying Series G Warrants are held in the name of John R. Harrington, Jr., which shares are also being offered under this prospectus.
         (40)     Includes 12,500 shares underlying Series G Warrants.
         (41)     Includes 12,500 shares underlying Series G Warrants.
         (42)     Includes 100,000 shares underlying Series G Warrants.
         (43)     Includes 200,000 shares underlying Series G Warrants.
         (44) Includes 6,250 shares underlying Series G Warrants. Shares and warrants held in the name of NFS, FMTC, FBO: Melvin Cohen IRA 0JR-812544.
         (45)     Includes 12,500 shares underlying Series G Warrants.
         (46)     Includes 6,250 shares underlying Series G Warrants.
         (47) Includes 7,500 shares underlying Series G Warrants. Shares and warrants held in the name of Sterling Trust Company, Custodian, FBO: Harold Rex Combs A/C 83750. (48) Includes 12,500 shares underlying Series G Warrants.
         (49)     Includes 12,500 shares underlying Series G Warrants.
         (50)     Includes 12,500 shares underlying Series G Warrants.
         (51) Includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held in the name of David R. Cravens. Also includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held in the name of NFS, FMTC, FBO: David R. Cravens SEP IRA 0JR-702838.
         (52)     Includes 12,500 shares underlying Series G Warrants.
         (53)     Includes 25,000 shares underlying Series G Warrants.
         (54) Includes 6,250 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by Mary Chin Dang, M.D., as Trustee of the Mary Chin Dang Revocable Trust u/a 10/16/1979.
         (55)     Includes 12,500 shares underlying Series G Warrants.
         (56) Includes 50,000 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by Delmar E. Demaree, Jr. as Trustee of the Delmar E. Demaree Jr. Revocable Trust.
         (57) Includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held in the name of Sterling Trust Company, Custodian, FBO: Frank A. Dobrovich A/C 82479. Also includes 100,000 shares of common stock and 25,000 shares underlying Series G Warrants held jointly by Frank A. Dobrovich and Linda K. Dobrovich, which shares are also being offered under this prospectus.
         (58) Includes 100,000 shares of common stock and 25,000 shares underlying Series G Warrants held jointly by Frank A. Dobrovich and Linda K. Dobrovich. In addition, 50,000 shares of common stock and 12,500 shares underlying Series G Warrants are held in the name of Sterling Trust Company, Custodian,
                  FBO: Frank A. Dobrovich A/C 82479, which shares are also being offered under this prospectus.

         (59)     Includes 6,250 shares underlying Series G Warrants.
         (60)     Includes 12,500 shares underlying Series G Warrants.
         (61)     Includes 12,500 shares underlying Series G Warrants.
         (62)     Includes 12,500 shares underlying Series G Warrants.
         (63)     Includes 6,250 shares underlying Series G Warrants.
         (64) Includes 3,750 shares underlying Series G Warrants and 23,250 shares underlying Series H Warrants.
         (65)     Includes 12,500 shares underlying Series G Warrants.
         (66)     Includes 75,000 shares underlying Series G Warrants.
         (67) Includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by Darren E. Foster and Christy F. Foster. In addition, the following shares are also being offered under this prospectus, of which Christy F. Foster has either sole or shared power to vote or dispose as follows: (i) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by Jeffrey W. Foster and Christy F. Foster, (ii) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held by the Farrell Family Trust - Trust B DTD 08/24/68 as restated 04/17/81, the power to vote or dispose of which is held by Christy F. Foster as Trustee, and (iii) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held by The Foster Family Trust DTD 2/3/87, the power to vote or dispose of which is shared by Steven W. Foster and Christy F. Foster as Trustees.
         (68) Includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by Jeffrey W. Foster and Christy F. Foster. In addition, the following shares are also being offered under this prospectus, of which Christy F. Foster has either sole or shared power to vote or dispose as follows: (i) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by Darren E. Foster and Christy F. Foster, (ii) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held by the Farrell Family Trust - Trust B DTD 08/24/68 as restated 04/17/81, the power to vote or dispose of which is held by Christy F. Foster as Trustee, and (iii) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held by The Foster Family Trust DTD 2/3/87, the power to vote or dispose of which is shared by Steven W. Foster and Christy F. Foster as Trustees.
         (69) Includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held by the Farrell Family Trust
                  - Trust B DTD 08/24/68 as restated 04/17/81, the power to vote or dispose of which is held by Christy F. Foster as Trustee. In addition, the following shares are also being offered under this prospectus, of which Christy F. Foster has shared power to vote or dispose as follows: (i) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by Darren E. Foster and Christy F. Foster, (ii) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by Jeffrey W. Foster and Christy F. Foster, and (iii) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held by The Foster Family Trust DTD 2/3/87, the power to vote or dispose of which is shared by Steven W. Foster and Christy F. Foster as Trustees.
         (70) Includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held by The Foster Family Trust DTD 2/3/87, the power to vote or dispose of which is shared by Steven W. Foster and Christy F. Foster as Trustees. In addition, the following shares are also being offered under this prospectus, of which Christy F. Foster has either sole or shared power to vote or dispose as follows: (i) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by Darren E. Foster and Christy F. Foster, (ii) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by Jeffrey W. Foster and Christy F. Foster, and (iii) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held by the Farrell Family Trust - Trust B DTD 08/24/68 as restated 04/17/81, the power to vote or dispose of which is held by Christy F. Foster as Trustee.
         (71)     Includes 25,000 shares underlying Series G Warrants.
         (72) Includes 50,000 shares of common stock 12,500 shares underlying Series G Warrants held in the name of Sterling Trust Company, Custodian, FBO: Robert Y. Fukunaga A/C 80368. Also includes 7,500 shares underlying Series H Warrants held in the name of Robert Fukunaga.
         (73)     Includes 60,000 shares underlying Series G Warrants.
         (74)     Includes 12,500 shares underlying Series G Warrants.
         (75)     Includes 6,250 shares underlying Series G Warrants.
         (76) Includes 6,250 shares underlying Series G Warrants. Shares and warrants held in the name of Sterling Trust Company, Custodian, FBO: Manny Gutsche A/C 74952.

         (77) Includes 12,500 shares underlying Series G Warrants. Shares and warrants held in the name of Sterling Trust Company, Custodian, FBO: Jeff Halpin A/C 81839. (78) Includes 12,500 shares underlying Series G Warrants.
         (79) Includes 60,000 shares of common stock and 15,000 shares underlying Series G Warrants held in the name of John R. Harrington, Jr. Also includes 100,000 shares of common stock and 25,000 shares underlying Series G Warrants held by Channel Capital, LLC, which shares are also being offered under this prospectus, the power to vote or dispose of which is held by John R. Harrington, Jr. as Managing Member of Channel Capital, LLC.
         (80)     Includes 12,500 shares underlying Series G Warrants.
         (81) Includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held in the name of NFS, FMTC,
                  FBO: Joan E. Heiser. Also includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by James K. Heiser and Joan E. Heiser, which shares are also being offered under this prospectus.
         (82) Includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held in the name of NFS, FMTC,
                  FBO: J. Ken Heiser. Also includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by James K. Heiser (aka J. Ken Heiser) and Joan E. Heiser, which shares are also being offered under this prospectus.
         (83) Includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by James K. Heiser and Joan E. Heiser. In addition, 25,000 shares of common stock and 6,250 shares underlying Series G Warrants are held in the name of NFS, FMTC, FBO: Joan E. Heiser, which are also being offered under this prospectus; and 25,000 shares of common stock and 6,250 shares underlying Series G Warrants are held in the name of NFS, FMTC, FBO: J. Ken Heiser (aka James K. Heiser), which are also being offered under this prospectus.
         (84)     Includes 6,250 shares underlying Series G Warrants.
         (85) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Howard F. Hill and Patricia A. Hill as Trustees of The Hill Family Trust.
         (86) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by Don Ho as Trustee of the Don Ho Revocable Living Trust.
         (87)     Includes 12,500 shares underlying Series G Warrants.
         (88)     Includes 12,500 shares underlying Series G Warrants.
         (89)     Includes 18,750 shares underlying Series G Warrants.
         (90)     Includes 6,250 shares underlying Series G Warrants.
         (91) Includes 90,000 shares of common stock and 22,500 shares underlying Series G Warrants held in the name of Mark Porte Johnson. Also includes 40,000 shares of common stock and 10,000 shares underlying Series G Warrants held in the name of Charles Schwab & Co., Inc., FBO: Mark Porte Johnson IRA.
         (92) Includes 5,000 shares underlying Series G Warrants. Shares and warrants held in the name of Charles Schwab & Co., Inc. Custodian, FBO: Jennifer M Johnson IRA.
         (93)     Includes 125,000 shares underlying Series G Warrants.
         (94)     Includes 12,500 shares underlying Series G Warrants.
         (95) Includes 6,250 shares underlying Series G Warrants. In addition, 7,500 shares underlying Series H Warrants are held in the name of Carl Keys, which shares are also being offered under this prospectus.
         (96)     Includes 12,500 shares underlying Series G Warrants.
         (97)     Includes 12,500 shares underlying Series G Warrants.
         (98)     Includes 12,500 shares underlying Series G Warrants.
         (99) Includes 17,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Bruce M. Krall and Elisa San Miguel Krall as Trustees of the BEK Living Trust 2004.

         (100)    Includes 6,250 shares underlying Series G Warrants.

         (101)    Includes 12,500 shares underlying Series G Warrants.

         (102) Includes 6,250 shares underlying Series G Warrants and 1,250 shares underlying Series H Warrants.

         (103)    Includes 6,250 shares underlying Series G Warrants.

         (104)    Includes 12,488 shares underlying Series G Warrants.

         (105) Includes 6,250 shares underlying Series G Warrants. Shares and warrants held in the name of National Financial Services LLC/FMTC, FBO: William Madden, Acct. 0JR-766070.

         (106) Includes 45,000 shares of common stock and 11,250 shares underlying Series G Warrants held in the name of J David Maddox. Also includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held in the name of NFS, FMTC, FBO: J. David Maddox IRA.

(107) Includes 6,250 shares underlying Series G Warrants. Shares and warrants held in the name of Sterling Trust Company, Custodian, FBO: Susan C Maki A/C 72375.
(108) Includes 6,250 shares underlying Series G Warrants. Shares and warrants held in the name of NFS, FMTC, FBO: Beverly R. Marr.
(109) Includes 6,250 shares underlying Series G Warrants. Shares and warrants held in the name of NFS, FMTC, FBO: John L. Marr.
(110)    Includes 6,250 shares underlying Series G Warrants.
(111)    Includes 50,000 shares underlying Series G Warrants.
(112)    Includes 6,250 shares underlying Series G Warrants.
(113)    Includes 12,500 shares underlying Series G Warrants.
(114)    Includes 12,500 shares underlying Series G Warrants.
(115)    Includes 125,000 shares underlying Series G Warrants.
(116)    Includes 12,500 shares underlying Series G Warrants.
(117) Includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held in the name of NFS, FMTC, FBO: David Mowbray. Also includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held in the name of NFS, FMTC, FBO: David Mowbray IRA.
(118) Includes 50,000 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Thomas A. Murrell and Donna M. Murrell as Trustees of the Thomas A. Murrell Family Trust.
(119)    Includes 6,250 shares underlying Series G Warrants.
(120)    Includes 12,500 shares underlying Series G Warrants.
(121)    Includes 6,250 shares underlying Series G Warrants.
(122)    Includes 12,500 shares underlying Series G Warrants.
(123) Includes 12,500 shares underlying Series G Warrants. Shares and warrants held in the name of NFS, FMTC, FBO: Barry Niswanger.
(124) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Donald M. Norman and Cynthia S. Norman as Trustees of The Norman Living Trust.
(125)    Includes 17,500 shares underlying Series G Warrants.
(126) Includes 43,450 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by Sami J. Oweida as Trustee of the Oweida Orthopedic Association PA Emp PSP TR.
(127) Includes 6,250 shares underlying Series G Warrants. Shares and warrants held in the name of Sterling Trust Company, Custodian, FBO: Peter M. Pallotto A/C 72358.
(128) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by Ronald J. Pang, M.D., as Trustee of the Ronald J. Pang Revocable Living Trust u/a 6-12-1991.
(129) Includes 23,750 shares underlying Series G Warrants. Shares and warrants held in the name of Sterling Trust Company, Custodian, FBO:
         Carol Ann Pilger A/C 77544.
(130) Includes 95,000 shares of common stock and 23,750 shares underlying Series G Warrants held in the name of Sterling Trust Company, Custodian, FBO: Nicholas J. Pilger A/C 77461. Also includes 37,000 shares underlying Series H Warrants held in the name of Nicholas Pilger.
(131) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by James A. Gabriele as Managing Member of Pilot Capital Group, LLC.
(132) Includes 10,000 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Ronald J. Piziali and Diane M. Piziali as Trustees of the R&D Piziali Family Living Trust DTD March 22, 2005.
(133) Includes 6,250 shares underlying Series G Warrants. Shares and warrants held in the name of Sterling Trust Company, Custodian, FBO: Adriaan Pruyssers A/C 74404.
(134)    Includes 6,250 shares underlying Series G Warrants.
(135)    Includes 12,500 shares underlying Series G Warrants.
(136)    Includes 12,500 shares underlying Series G Warrants.
(137) Includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held in the name of Sterling Trust Company, Custodian, FBO: Gary W. Rodgers A/C 81984. Also includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by Gary W. Rodgers and Sherrell Rodgers, which shares are also being offered under this prospectus.
(138) Includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by Gary W. Rodgers and Sherrell Rodgers. In addition, 50,000 shares of common stock and 12,500 shares underlying Series G Warrants are held in the name of Sterling Trust Company, Custodian, FBO: Gary W. Rodgers A/C 81984, which shares are also being offered under this prospectus.


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(139)    Includes 50,000 shares underlying Series G Warrants.
(140)    Includes 47,500 shares underlying Series G Warrants.
(141)    Includes 7,500 shares underlying Series G Warrants.
(142) Includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held in the name of Sterling Trust Company, Custodian, FBO: David J. SaoMarcos A/C 72288 and 106,250 shares underlying Series H Warrants held in the name of David SaoMarcos. Also includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held jointly by David SaoMarcos and Shelly SaoMarcos, which shares are also being offered under this prospectus.
(143) Includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held jointly by David SaoMarcos and Shelly SaoMarcos. In addition, 25,000 shares of common stock and 6,250 shares underlying Series G Warrants are held in the name of Sterling Trust Company, Custodian, FBO: David J. SaoMarcos A/C 72288 and 106,250 shares underlying Series H Warrants are held in the name of David SaoMarcos, which shares are also being offered under this prospectus.
(144) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by James E. Sargeant Jr. and Pamela A. Sargeant as Trustees of the Sargeant Family Trust.
(145)    Includes 12,500 shares underlying Series G Warrants.
(146)    Includes 12,500 shares underlying Series G Warrants.
(147)    Includes 12,500 shares underlying Series G Warrants.
(148)    Includes 9,000 shares underlying Series G Warrants.
(149) Includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held in the name of James Gerard Schulze. Also includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held in the name of NFS, FMTC, FBO: James Gerard Schulze.
(150)    Includes 25,000 shares underlying Series G Warrants.
(151)    Includes 12,500 shares underlying Series G Warrants.
(152)    Includes 6,250 shares underlying Series G Warrants.
(153)    Includes 12,500 shares underlying Series G Warrants.
(154)    Includes 12,500 shares underlying Series G Warrants.
(155)    Includes 12,500 shares underlying Series G Warrants.
(156)    Includes 6,250 shares underlying Series G Warrants.
(157)    Includes 6,250 shares underlying Series G Warrants.
(158) Includes 30,000 shares of common stock and 7,500 shares underlying Series G Warrants held jointly by David C. Singer and Patricia A. Singer. In addition, 30,000 shares of common stock and 5,000 shares underlying Series G Warrants are held in the name of First Trust Corporation, Custodian, FBO: David C. Singer A/C 060000075597 and 13,250 shares underlying Series H Warrants are held in the name of David Singer, of which 38,250 shares are also being offered under this prospectus; and 20,000 shares of common stock and 5,000 shares underlying Series G Warrants are held in the name of First Trust Corporation, Custodian, FBO: Patricia A. Singer A/C 060000075599, which shares are also being offered under this prospectus.
(159) Includes 30,000 shares of common stock and 5,000 shares underlying Series G Warrants held in the name of First Trust Corporation, Custodian, FBO: David C. Singer A/C 060000075597 and 13,250 shares underlying Series H Warrants held in the name of David Singer, of which 38,250 are being offered under this prospectus. Also includes 30,000 shares of common stock and 7,500 shares underlying Series G Warrants held jointly by David C. Singer and Patricia A. Singer, which shares are also being offered under this prospectus.
(160) Includes 20,000 shares of common stock and 5,000 shares underlying Series G Warrants held in the name of First Trust Corporation, Custodian, FBO: Patricia A. Singer A/C 060000075599. Also includes 30,000 shares of common stock and 7,500 shares underlying Series G Warrants held jointly by David C. Singer and Patricia A. Singer, which shares are also being offered under this prospectus.
(161)    Includes 5,000 shares underlying Series G Warrants.
(162) Includes 6,250 shares underlying Series G Warrants. In addition, 3,750 shares underlying Series H Warrants are held in the name of Eric Sjolund, which shares are also being offered under this prospectus.
(163)    Includes 351,250 shares underlying Series G Warrants.
(164)    Includes 12,500 shares underlying Series G Warrants.
(165)    Includes 6,250 shares underlying Series G Warrants.
(166)    Includes 25,000 shares underlying Series G Warrants.


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(167)    Includes 80,000 shares of common stock and 20,000 shares underlying
         Series G Warrants held in the name of NFS, FMTC, FBO: Steven M. Smith. Also includes 111,500 shares underlying Series H Warrants held in the name of Steven Smith.
(168)    Includes 6,250 shares underlying Series G Warrants.
(169)    Includes 6,250 shares underlying Series G Warrants.
(170)    Includes 12,500 shares underlying Series G Warrants.
(171) Includes 25,000 shares of common stock, 6,250 shares underlying Series G Warrants and 180,000 shares underlying Series H Warrants held in the name of James B. Stanley. Also includes 176,556 shares of common stock, 17,981 shares underlying Series F Warrants and 84,917 shares underlying Series H Warrants held in the name of Acceleron Capital, Ltd., which shares are also being offered under this prospectus, the power to vote or dispose of which is held by James B. Stanley as President and Sole Member of Acceleron Capital, Ltd.
(172)    Includes 9,000 shares underlying Series G Warrants.
(173)    Includes 6,500 shares underlying Series G Warrants.
(174)    Includes 6,250 shares underlying Series G Warrants.
(175)    Includes 50,000 shares underlying Series G Warrants.
(176)    Includes 15,000 shares underlying Series G Warrants.
(177)    Includes 6,250 shares underlying Series G Warrants.
(178) Includes 7,500 shares underlying Series G Warrants and 7,500 shares underlying Series H Warrants. Power to vote or dispose of the shares is shared by Joseph S. Taormino and Rosemary A. Taormino as Trustees of The Taormino Family Trust, dated 6/22/88.
(179) Includes 25,000 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Walter D. Tearse and Jeanne K. Tearse as Trustees of the Walter D Tearse & Jeanne K Tearse Revocable Living Trust.
(180)    Includes 12,500 shares underlying Series G Warrants.
(181)    Includes 12,500 shares underlying Series G Warrants.
(182) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by John F. Siegel as President of Tru-Pak Moving Systems, Inc.
(183) Includes 10,000 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by Barbara Vasquez as Trustee of the BV Family Trust.
(184)    Includes 6,250 shares underlying Series G Warrants.
(185) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Joseph J. Victor and Carolyn S. Victor as Trustees of the Joseph and Carolyn Victor Living Trust dtd 11/7/00.
(186)    Includes 6,250 shares underlying Series G Warrants.
(187) Includes 12,500 shares underlying Series G Warrants. Shares and warrants held in the name of NFS, FMTC, FBO: Gene T. Walker, MD.
(188) Includes 25,000 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Quinten E. Ward and Marian L. Ward as Trustees of the Quinten & Marian Ward Trust.
(189)    Includes 12,500 shares underlying Series G Warrants.
(190)    Includes 6,250 shares underlying Series G Warrants.
(191) Includes 102,500 shares of common stock and 25,000 shares underlying Series G Warrants held in the name of Sterling Trust Company, Custodian, FBO: Dennis G. Williamson A/C 79843, of which 125,000 shares are offered for resale under this prospectus. Also includes 5,000 shares underlying Series H Warrants held in the name of Dennis Williamson.
(192)    Includes 12,500 shares underlying Series G Warrants.
(193) Includes 50,000 shares of common stock, 12,500 shares underlying Series G Warrants and 45,000 shares underlying Series H Warrants held in the name of Steven S. Wilson. Also includes 100,000 shares of common stock and 25,000 shares underlying Series G Warrants held in the name of National Financial Services LLC / FMTC, FBO: Steven S. Wilson, Acct. 0JR-681121.
(194) Includes 6,250 shares underlying Series G Warrants and 18,250 shares underlying Series H Warrants.
(195) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by Denis Y. Wong as Trustee of the Denis
         Y. Wong Rev Living Trust U/A 4/29/1983. In addition, 5,6250 shares underlying Series H Warrants are held in the name of Denis Wong, which shares are also being offered under this prospectus
(196) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Henry R. Yamamoto and Jane S. Yamamoto as Trustees of the Henry & Jane Yamamoto 1987 Trust.


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(197)    Includes 10,000 shares underlying Series G Warrants.
(198)    Includes 12,500 shares underlying Series G Warrants.
(199)    Includes 12,500 shares underlying Series G Warrants.
(200) Includes 12,000 shares underlying Series E Warrants and 12,677 shares underlying Series G-BH Warrants. Power to vote or dispose of the shares is held by Allen Solomon as Trustee of the Allen Solomon Rev. Trust DTD 2/13/90.
(201) Includes 9,000 shares underlying Series E Warrants and 9,451 shares underlying Series G-BH Warrants.
(202) Includes 6,000 shares underlying Series E Warrants, 6,314 shares underlying Series G-BH Warrants, 47,500 shares underlying Series I Warrants and 123,307 shares underlying Series J Warrants.
(203) Includes 9,000 shares underlying Series E Warrants and 9,417 shares underlying Series G-BH Warrants. Power to vote or dispose of the shares is held by Brad Baker as Trustee of the Bristol Edward Rudolf Trust.
(204) Includes 45,000 shares underlying Series E Warrants and 47,663 shares underlying Series G-BH Warrants.
(205) Includes 21,000 shares underlying Series E Warrants and 22,099 shares underlying Series G-BH Warrants.
(206) Includes 15,000 shares underlying Series E Warrants and 15,695 shares underlying Series G-BH Warrants.
(207) Includes 9,000 shares underlying Series E Warrants and 9,508 shares underlying Series G-BH Warrants. Power to vote or dispose of the shares is shared by David P. Garmus and Caren M. Garmus as Trustees of the Garmus Living Trust.
(208) Includes 15,000 shares underlying Series E Warrants and 15,732 shares underlying Series G-BH Warrants.
(209) Includes 18,000 shares underlying Series E Warrants and 19,016 shares underlying Series G-BH Warrants.
(210) Includes 15,000 shares underlying Series E Warrants and 15,847 shares underlying Series G-BH Warrants.
(211) Includes 15,000 shares underlying Series E Warrants and 15,847 shares underlying Series G-BH Warrants.
(212) Includes 30,000 shares underlying Series E Warrants and 31,775 shares underlying Series G-BH Warrants.
(213) Includes 45,000 shares underlying Series E Warrants and 47,195 shares underlying Series G-BH Warrants.
(214) Includes 30,000 shares underlying Series E Warrants and 31,463 shares underlying Series G-BH Warrants.
(215) Includes 30,000 shares underlying Series E Warrants, 31,673 shares underlying Series G-BH Warrants, 110,000 shares underlying Series I Warrants and 50,000 shares underlying Series J Warrants.
(216) Includes 15,000 shares underlying Series E Warrants and 15,752 shares underlying Series G-BH Warrants.
(217) Includes 15,000 shares underlying Series E Warrants and 15,695 shares underlying Series G-BH Warrants. Power to vote or dispose of the shares is held by Betty Henn as President of Joe-Net, Inc.
(218) Includes 15,000 shares underlying Series E Warrants and 15,695 shares underlying Series G-BH Warrants.
(219) Includes 9,000 shares underlying Series E Warrants and 9,451 shares underlying Series G-BH Warrants.
(220) Includes 30,000 shares underlying Series E Warrants and 31,463 shares underlying Series G-BH Warrants.
(221) Includes 15,000 shares underlying Series E Warrants and 15,785 shares underlying Series G-BH Warrants.
(222) Includes 48,000 shares underlying Series E Warrants and 50,341 shares underlying Series G-BH Warrants.
(223) Includes 12,000 shares underlying Series E Warrants and 12,628 shares underlying Series G-BH Warrants.
(224) Includes 60,000 shares underlying Series E Warrants and 62,778 shares underlying Series G-BH Warrants.
(225) Includes 15,000 shares underlying Series E Warrants, 15,888 shares underlying Series G-BH Warrants and 10,000 shares underlying Series J Warrants.
(226) Includes 15,000 shares underlying Series E Warrants and 15,695 shares underlying Series G-BH Warrants.
(227) Includes 15,000 shares underlying Series E Warrants and 15,888 shares underlying Series G-BH Warrants.
(228) Includes 15,000 shares underlying Series E Warrants and 15,888 shares underlying Series G-BH Warrants.
(229) Includes 6,000 shares underlying Series E Warrants and 6,278 shares underlying Series G-BH Warrants.
(230) Includes 15,000 shares underlying Series E Warrants and 15,695 shares underlying Series G-BH Warrants. Power to vote or dispose of the shares is held by Robert Murray Chaikin as Trustee of the Revocable Trust DTD 7/9/93.
(231) Includes 15,000 shares underlying Series E Warrants and 15,695 shares underlying Series G-BH Warrants.
(232) Includes 60,000 shares underlying Series E Warrants and 62,778 shares underlying Series G-BH Warrants.
(233) Includes 18,000 shares underlying Series E Warrants, 18,833 shares underlying Series G-BH Warrants and 17,750 shares underlying Series J Warrants.
(234) Includes 15,000 shares underlying Series E Warrants and 15,732 shares underlying Series G-BH Warrants.
(235) Includes 600,000 shares underlying Series E Warrants and 648,164 shares underlying Series G-BH Warrants. Power to vote or dispose of the shares is held by Sam Eyde as Manager of SXJE, LLC. The address for SXJE, LLC is 2800 Bryon Circle, Lansing, Michigan 48912.
(236) Includes 30,000 shares underlying Series E Warrants and 31,775 shares underlying Series G-BH Warrants.
(237) Includes 15,000 shares underlying Series E Warrants and 15,785 shares underlying Series G-BH Warrants.
(238) Includes 9,000 shares underlying Series E Warrants and 9,508 shares underlying Series G-BH Warrants.


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

(239) Includes 15,000 shares underlying Series E Warrants and 15,695 shares underlying Series G-BH Warrants.
(240) Includes 15,000 shares underlying Series E Warrants and 15,732 shares underlying Series G-BH Warrants.
(241) Includes 351,849 shares of common stock, 79,112 shares underlying Series F Warrants and 637,297 shares underlying Series H Warrants held by Brookstreet Securities Corporation, the power to vote or dispose of which is held by Stanley C. Brooks as President and CEO of Brookstreet Securities Corporation. In addition, 200,000 shares of common stock and 50,000 shares underlying Series G Warrants are held in the name of NFS, FMTC, FBO: Stanley Clifton Brooks IRA 0JR-567469, which shares are also being offered under this prospectus.
(242) Includes 112,170 shares underlying Series F Warrants and 580,027 shares underlying Series H Warrants. Power to vote or dispose of the shares is held by William H. Watson, III as President of WWIII Enterprises, LLC.
(243) Includes 176,556 shares of common stock, 17,981 shares underlying Series F Warrants and 84,917 shares underlying Series H Warrants held in the name of Acceleron Capital, Ltd., the power to vote or dispose of which is held by James B. Stanley as President and Sole Member of Acceleron Capital, Ltd. In addition, 25,000 shares of common stock, 6,250 shares underlying Series G Warrants and 180,000 shares underlying Series H Warrants are held in the name of James B. Stanley, which shares are also being offered under this prospectus
(244) Includes 8,991 shares underlying Series F Warrants and 120,282 shares underlying Series H Warrants.
(245) Includes 7,500 shares underlying Series H Warrants. Power to vote or dispose of the shares is held by David V. Ferrari as Trustee of the David V. Ferrari Exempt Trust 12/29/98.
(246) Includes 6,397 shares underlying Series F Warrants. Power to vote or dispose of the shares is shared by Alan B. Harp, Jr. and George M. Vettor as Independent Co-Executors of the Estate of Alan Bennett Harp.
(247)    Includes 6,385 shares underlying Series F Warrants.
(248)    Represents shares underlying Series J Warrants.
(249) Represents 7,500 shares underlying Series I Warrants and 3,868 shares underlying Series J Warrants.
(250)    Represents shares underlying Series J Warrants.
(251)    Represents shares underlying Series J Warrants.
(252)    Represents shares underlying Series J Warrants.
(253)    Represents shares underlying Series J Warrants.
(254)    Represents shares underlying Series J Warrants.
(255) Represents 10,000 shares underlying Series I Warrants and 9,625 shares underlying Series J Warrants.
(256)    Represents shares underlying Series J Warrants.
(257) Represents 7,500 shares underlying Series I Warrants and 3,868 shares underlying Series J Warrants.
(258)    Represents shares underlying Series J Warrants.
(259)    Represents shares underlying Series J Warrants.
(260) Represents shares underlying Series J Warrants. Power to vote or dispose of the shares is shared by Guy Amico and Scott Goldstein as President and Chief Executive Officer, respectively, of Newbridge Securities Corporation.
(261)    Represents shares underlying Series J Warrants.
(262) Represents shares underlying Series J Warrants. Power to vote or dispose of the shares is held by James St. Clair as Managing Member of ROO, LLC. In addition, 2,500 shares underlying Series I Warrants and 24,742 shares underlying Series J Warrants are held by ViewTrade Financial, the power to vote or dispose of which is held by James St. Clair as President of ViewTrade Financial, which shares are also being offered under this prospectus.
(263) Represents 2,500 shares underlying Series I Warrants and 24,742 shares underlying Series J Warrants. Power to vote or dispose of the shares is held by James St. Clair as President of ViewTrade Financial. In addition, 12,371 shares underlying Series J Warrants are held by ROO, LLC, the power to vote or dispose of which is held by James St. Clair as Managing Member of ROO, LLC, which shares are also being offered under this prospectus.
(264)    Represents shares underlying Series J Warrants.
(265)    Represents shares underlying Series I Warrants.
(266)    Represents shares underlying Series H Warrants.
(267)    Represents shares underlying Series H Warrants.
(268)    Represents shares underlying Series H Warrants.
(269)    Represents shares underlying Series H Warrants.


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(270)    Represents shares underlying Series H Warrants. Also includes 45,000 shares of common stock and 6,250 share underlying Series G Warrants held jointly by Carl A. Keys, Jr. and Carol J. Keys, of which 31,250 shares are also being offered under this prospectus.
(271)    Represents shares underlying Series H Warrants.
(272)    Represents shares underlying Series H Warrants.
(273)    Represents shares underlying Series H Warrants.
(274) Represents shares underlying Series H Warrants. Also includes 25,000 shares of common stock and 6,250 share underlying Series G Warrants held jointly by Eric Sjolund and Kathleen Sjolund, which shares are also being offered under this prospectus.
(275)    Represents shares underlying Series H Warrants.
(276)    Represents shares underlying Series H Warrants.
(277)    Represents shares underlying Series H Warrants.
(278)    Represents shares underlying Series H Warrants.
(279) Represents shares underlying Series H Warrants. Also includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held by the Denis Y. Wong Rev Living Trust U/A 4/29/1983, which shares are also being offered under this prospectus, the power to vote or dispose of which is held by Denis Y. Wong as Trustee.
(280)    Represents shares underlying Series H Warrants.
(281)    Represents shares underlying warrants.
(282) Power to vote or dispose of the shares is shared by Reid Breitman and Julia Breitman as President and Managing Member, respectively, of Palisades Capital, LLC. Of the shares of common stock held by Palisades Capital, LLC, 1,152,825 shares are being offered hereunder for resale. The remaining 118,383 shares are not being offered hereunder and, accordingly, are shown as being beneficially owned after the offering.
(283) Represents shares underlying warrants. Power to vote or dispose of the shares is held by the managing member of Rutan & Tucker, LLP. Rutan & Tucker, LLP acts as our legal counsel in various matters.
(284) Represents shares underlying warrants. Power to vote or dispose of the shares is held by Richard Cooper as Chairman of Strategic Growth International, Inc.


PRIVATE PLACEMENTS THROUGH WHICH THE SELLING SECURITY HOLDERS OBTAINED BENEFICIAL OWNERSHIP OF THE OFFERED SHARES

         All of the shares of common stock being offered under this prospectus were issued, or are issuable upon exercise of warrants that were issued, in the below-described private placement transactions. The descriptions of the agreements discussed below are qualified by reference to the complete text of those agreements. However, the representations, warranties, covenants and other provisions of those agreements are not intended as documents for investors and the public to obtain factual information about our current state of affairs. Rather, investors and the public should look to other disclosures contained in our reports under the Securities Exchange Act of 1934, as amended ("Exchange Act").

         JUNE 2004 PRIVATE PLACEMENT OF COMMON STOCK AND WARRANTS

         In June 2004, we issued to DMK Investments, LLC (of which one of our directors, Albert Wong, is a manager and controlling shareholder), Uptrend Investment Inc., and Transglobal Investments, LLC, an aggregate of 972,223 shares of our common stock, 972,223 Series C Warrants to purchase common stock and 972,223 Series D Warrants to purchase common stock, at a price per share of common stock of $1.80, for an aggregate purchase price of $1,750,000. The Series C Warrants expire 60 days after the effective date of the registration statement of which this prospectus is a part. The Series C Warrants were issued with an original exercise price of $3.00 per share. In August 2004, we amended the terms of the Series C Warrants to reduce the exercise price to $1.25 per share. The Series D Warrants expire on June 1, 2009 and had an original exercise price of $3.50 per share. In December 2005, we amended the terms of the Series D Warrants to reduce the exercise price to $0.50 per share.


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

         We entered into a registration rights agreement with the investors in this transaction. As amended in December 2005, the registration rights agreement requires us to register for resale the shares of common stock issued to the investors and the shares of common stock issuable upon exercise of the Series C Warrants and Series D Warrants (collectively, the "June 2004 Registrable Securities"). The registration rights agreement contains cross-indemnification provisions between us and the investors and requires, among other things, that we file a registration statement with the Commission no later than 60 days following the final closing of our 2005 Private Placement of "units" described under the heading "2005 Private Placement of Common Stock and Warrants" below and to cause the registration statement to remain effective for a maximum of two years after the filing date. If we are unable to meet our obligations under the registration rights agreement, then for every day we are late in filing the registration statement we will be required to issue to the investors as liquidated damages, on a pro rata basis, additional shares of our common stock equal to 1% of the 972,223 shares originally purchased by the investors.

         The Series C Warrants and Series D Warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like. In addition, the Series D Warrants contain a "full-ratchet" anti-dilution provision whereby the exercise price will be reduced to equal the lowest per-share price we receive in conjunction with any issuance of our common stock or securities that are exercisable for or convertible into shares of our common stock that takes place prior to the effective date of the registration statement of which this prospectus is a part. Pursuant to the December 2005 amendment to the Series D Warrants, this "full-ratchet" provision does not apply to any securities issued by us on or before September 20, 2005 or in conjunction with our 2005 Private Placement. The Series D Warrants are also subject to anti-dilution adjustments in conjunction with future issuances of our common stock or securities that are exercisable for or convertible into shares of our common stock at a price per share below either the then exercise price of the Series D Warrants or the average closing price of our common stock during the ten-day period prior to such issuance.

         In addition, the Series D Warrants contain a cashless exercise feature that will permit the warrants to be exercised for a net number of shares using the spread between the warrant exercise price and the average of the last closing price of our common stock for the ten trading days immediately preceding the exercise of the warrant as payment for a reduced number of common shares. Use of this cashless exercise feature by the warrantholder is limited to times when a valid resale prospectus is not then available for use by the warrantholder.

         In addition, the Series D Warrants contain provisions limiting the exercise of the warrants to the extent necessary to ensure that, following the exercise, the total number of shares beneficially owned by the warrantholder and its affiliates and others whose beneficial ownership would be aggregated with the warrantholders for purposes of Section 13(d) of the Exchange Act does not exceed 4.99% of the total number of then issued and outstanding shares of our common stock (including for such purpose the shares of common stock issuable upon such exercise). The beneficial ownership limitation does not preclude the warrantholder from exercising a warrant in stages over time where each such stage does not cause the holder and its affiliates to beneficially own shares in excess of the 4.99% limitation amount. The 4.99% beneficial ownership limitation may be waived by the warrantholder upon providing us 60-days' prior written notice.

         Albert Wong, one of our directors, is a manager and controlling shareholder of DMK Investments, LLC. In the aggregate, 2,916,669 shares of common stock, consisting of 972,223 outstanding shares, 972,223 shares underlying Series C Warrants and 972,223 shares underlying Series D Warrants, resulting from the above-described transactions are covered by this prospectus.


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

         10% CONVERTIBLE BRIDGE NOTE FINANCING

         During the period between November 2004 and February 2005, we issued convertible notes (the "10% Notes") to forty-one accredited investors in the aggregate principal amount of $2,360,000 in exchange for $2,360,000 in cash. Our net proceeds were $2,124,000, after the payment of a 10% placement agent fee to Burnham Hill Partners, a division of Pali Capital, Inc. (a NASD-registered broker-dealer) who acted as placement agent for the financing. The 10% Notes bore interest at a rate of 10% per annum. Pursuant to the terms of the 10% Notes, the outstanding principal amount of these notes, together with all accrued but unpaid interest thereunder, would automatically convert into shares issued in an equity-based financing with gross proceeds of at least $4,000,000, if any, of the sale of our common stock or other equity based equivalent, and at a price per share not to exceed $0.50 per share (a "10% Note Qualified Financing"). However, for the purpose of determining the number of shares and warrants to be received by the holders upon conversion following a 10% Note Qualified Financing, the holders would be deemed to have tendered 120% of the outstanding balance of the 10% Notes.

         As of the August 25, 2005 closing of our 2005 Private Placement, we had raised total gross proceeds of $3,558,500 through the 2005 Private Placement. In addition, between February 2005 and April 2005, we secured additional private debt financing in the original aggregate principal amount of $600,000 through the issuance of 8% Convertible Bridge Notes. After adding this $600,000 in convertible debt financing to the gross proceeds of the 2005 Private Placement, our aggregate gross proceeds were $4,158,500. As a result, we achieved a 10% Note Qualified Financing and, accordingly, the $4,000,000 automatic conversion event of the 10% Notes was triggered upon the August 25, 2005 closing of the 2005 Private Placement.

         As of August 25, 2005, the total principal and accrued interest under the 10% Notes was $2,509,971. After taking into account the provision of the 10% Notes which provided that the holders would be deemed to have tendered 120% of the outstanding balance of the 10% Notes, the holders of the 10% Notes were deemed to have tendered $3,011,965 for the purpose of determining the number of shares and warrants to be received by the holders upon such conversion. Based on the offering terms of our 2005 Private Placement, the holders were issued an aggregate of 6,023,932 shares of our common stock (based on a $0.50 price per share of common stock included within the units offered to investors in the 2005 Private Placement) and 1,505,989 Series G-BH Warrants to purchase our common stock. The Series G-BH Warrants have an exercise price of $2.50 per share of common stock and expire August 25, 2010. So long as certain other conditions set forth in the Series G-BH Warrants are met, the Series G-BH warrants are callable by us the first day after the 30-trading-day average price of our common stock exceeds $3.50 per share.

         In addition, the 10% Note holders were issued 1,416,000 Series E Warrants pursuant to a provision in the 10% Notes that entitled such holders to 600 Series E Warrants for every $1,000 of investment. These Series E Warrants entitle their holder to subscribe for and purchase up to 1,416,000 shares of our common stock at an exercise price per share of $0.60 per share. The term of the Series E Warrants is five years from the respective noteholder's 10% Note issuance date. If the closing bid price of our common stock exceeds $2.50 per share and certain other conditions set forth in the Series E Warrants are met, 50% of the Series E Warrants are callable by us during the first two years after the date of issuance of the Series E Warrants, and 100% of the Series E Warrants are callable by us thereafter.

         The Series E Warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like. The Series E Warrants are also subject to anti-dilution adjustments in conjunction with future issuances of our common stock or securities that are exercisable for or convertible into shares of our common stock at a price per share below the then exercise price of the


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Series E Warrants. In addition, the Series E Warrants contain a cashless exercise feature that will permit the warrants to be exercised for a net number of shares using the spread between the warrant exercise price and the closing bid price of our common stock on the date of the exercise of the warrant as payment for a reduced number of common shares. Use of this cashless exercise feature by the warrantholder is limited to times when a valid resale prospectus is not then available for use by the warrantholder.

         In addition, the Series E Warrants contain provisions limiting the exercise of the warrants to the extent necessary to ensure that, following the exercise, the total number of shares beneficially owned by the warrantholder and its affiliates and others whose beneficial ownership would be aggregated with the warrantholders for purposes of Section 13(d) of the Exchange Act does not exceed 4.9% of the total number of then issued and outstanding shares of our common stock (including for such purpose the shares of common stock issuable upon such exercise). The beneficial ownership limitation does not preclude the warrantholder from exercising a warrant in stages over time where each such stage does not cause the holder and its affiliates to beneficially own shares in excess of the 4.9% limitation amount. The 4.9% beneficial ownership limitation may be waived by the warrantholder upon providing us 61-days' prior written notice.

         The Series G-BH Warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like. In addition, the Series G-BH Warrants contain provisions affording the holders piggyback registration rights. These rights entitle the holders who so elect to be included in registration statements to be filed by us with respect to other registrations of equity securities. The holders are limited to the exercise to one such piggyback registration. In conjunction with these piggyback registration rights, the holders of the Series G-BH Warrants agreed to certain indemnification provisions.

         We also issued 602,393 Series J placement agent warrants to designees of Burnham Hill Partners, a division of Pali Capital, Inc., for placement agent services provided in conjunction with the 10% Note financing. The Series J Warrants have an exercise price of $0.50 per shares of common stock and expire August 25, 2010.

         The Series J Warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like. The Series J Warrants are also subject to anti-dilution adjustments in conjunction with future issuances of our common stock or securities that are exercisable for or convertible into shares of our common stock at a price per share below the then exercise price of the Series J Warrants. In addition, the Series J Warrants contain a cashless exercise feature that will permit the warrants to be exercised for a net number of shares using the spread between the warrant exercise price and the closing bid price of our common stock on the date of the exercise of the warrant as payment for a reduced number of common shares. Use of this cashless exercise feature by the warrantholder is limited to times when a valid resale prospectus is not then available for use by the warrantholder.

         In addition, the Series J Warrants contain provisions limiting the exercise of the warrants to the extent necessary to ensure that, following the exercise, the total number of shares beneficially owned by the warrantholder and its affiliates and others whose beneficial ownership would be aggregated with the warrantholders for purposes of Section 13(d) of the Exchange Act does not exceed 4.9% of the total number of then issued and outstanding shares of our common stock (including for such purpose the shares of common stock issuable upon such exercise). The beneficial ownership limitation does not preclude the warrantholder from exercising a warrant in stages over time where each such stage does not cause the holder and its affiliates to beneficially own shares in excess of the 4.9% limitation amount. The 4.9% beneficial ownership limitation may be waived by the warrantholder upon providing us 61-days' prior written notice.


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

         Certain registered representatives of Burnham Hill Partners participated in the 10% Note financing. In addition, designees of Burnham Hill Partners received Series J Warrants issued pursuant to the above described transactions. Other than these issuances related to Burnham Hill Partners, there were no material relationships between us and any of the investors who invested in the 10% Note financing.

         In the aggregate, 9,548,314 shares of common stock, consisting of 6,023,932 outstanding shares, 1,505,989 shares underlying Series G-BH Warrants, 1,416,000 shares underlying Series E Warrants and 602,393 shares underlying Series J Warrants, resulting from the above described transactions are covered by this prospectus.

         8% CONVERTIBLE BRIDGE NOTE FINANCING

         During the period between February 2005 and April 2005, we secured private debt financing from ten accredited investors in the original aggregate principal amount of $600,000. Our net proceeds were $528,000 after the payment of a 12% placement fee to the placement agent. The debt was evidenced by thirteen Convertible Bridge Notes (the "8% Notes"), which bore interest at a rate of 8% per annum. The 8% Notes contained a conversion provision whereby the entire principal and accrued interest of the 8% Notes would automatically convert into shares of our common stock if we raised at least $3,000,000 in a private equity financing after the issuance of the 8% Notes (an "8% Note Qualified Financing"). For purposes of such conversion, the conversion price would reflect a 20% discount from the per share purchase price in the 8% Note Qualified Financing. In addition, the $600,000 in 8% Notes was to be added to the proceeds from the 8% Note Qualified Financing for purposes of calculating the $3,000,000 amount, which triggered the automatic conversion.

         As of the July 15, 2005 closing of our 2005 Private Placement, we had raised total gross proceeds of $2,416,000 through the 2005 Private Placement. After adding the $600,000 in 8% Notes to these gross proceeds as required by the conversion provisions of the 8% Notes, the aggregate gross proceeds from the 2005 Private Placement and 8% Notes was $3,016,000. As a result, we achieved an 8% Note Qualified Financing and, accordingly, the $3,000,000 automatic conversion event of the 8% Notes was triggered upon the July 15, 2005 closing of the 2005 Private Placement.

         As of July 15, 2005, the total principal and accrued interest under the 8% Notes was $616,097. Pursuant to the 20% discount in conversion price discussed above, the conversion price of the 8% Notes was $0.40 per share of our common stock (based on a $0.50 price per share of common stock included within the units offered to investors in the 8% Note Qualified Financing). Based on this $0.40 per share conversion price, the holders of the 8% Notes were entitled to an aggregate of 1,540,244 shares of our common stock. The conversion of the 8% Notes did not entitle their holders to any warrants to purchase common stock.

         In conjunction with the 8% Note financing, we entered into a subscription agreement with the investors in the 8% Notes that contains cross-indemnification provisions between us and the investors.

         We also issued 231,036 Series F placement agent warrants to Brookstreet Securities Corporation and its designees for placement agent services provided in conjunction with the 8% Note financing. The Series F Warrants have an exercise price of $0.40 per share of common stock and expire on the earlier of April 23, 2010 or upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of our assets in which our shareholders do not own a majority of the outstanding shares of the surviving corporation.

         The Series F Warrants contain provisions affording the holders registration rights that require us to register the common stock underlying the warrants in the same registration statement covering the securities issued in


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

our 2005 Private Placement, with the registration statement to be filed with the Commission by January 23, 2006. The Series F Warrants contain cross-indemnification provisions between us and the holders in conjunction with the filing of a registration statement.

         The Series F Warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like. The Series F Warrants are also subject to anti-dilution adjustments in conjunction with future issuances of our common stock or securities that are exercisable for or convertible into shares of our common stock at a price per share below $0.50. The Series F Warrants contain cashless exercise features that permit the warrants to be exercised either in exchange for shares of our common stock held by the holder as payment of the exercise price or pursuant to a cashless exchange through a broker.

         Brookstreet Securities Corporation and certain of its registered representatives participated in the 8% Note financing. In addition, designees of Brookstreet Securities Corporation received Series F Warrants issued pursuant to the above described transactions. Other than these issuances related to Brookstreet Securities Corporation, there were no material relationships between us and any of the investors who invested in the 8% Note financing.

         In the aggregate, 1,771,280 shares of common stock, consisting of 1,540,244 outstanding shares and 231,036 shares underlying Series F Warrants, resulting from the above described transactions are covered under this prospectus.

         2005 PRIVATE PLACEMENT OF COMMON STOCK AND WARRANTS

         During the period between April 2005 and November 2005, we sold a combination of common stock and warrants in a private placement transaction to 189 accredited investors (the "2005 Private Placement"). The common stock and warrants were sold as "units," with each unit consisting of four shares of common stock and one Series G Warrant to purchase common stock. The price per unit was $2.00. We raised aggregate gross proceeds of $7,128,375 under this private placement transaction and issued 14,256,750 shares of common stock and Series G Warrants to purchase an aggregate of 3,564,188 shares of common stock. Our net proceeds were $6,272,970 after the payment of $855,405 in placement agent fees to Brookstreet Securities Corporation, who acted a placement agent for the transaction.

         We entered into an Investors' Rights Agreement with the investors that requires us to register for resale the shares of common stock issued to the investors and the shares of common stock issuable upon exercise of the Series G Warrants. The agreement contains cross-indemnification provisions between us and the investors and requires, among other things, that we file a registration statement with the Commission no later than 60 days following the date of the final closing of the 2005 Private Placement, which occurred on November 22, 2005. If we are unable to meet our registration obligations under the Investors' Rights Agreement, then for every day we are late in filing the registration statement we will be required to issue to the investors as liquidated damages, on a pro rata basis, additional shares of our common stock equal to 1% of the 14,256,750 shares originally purchased by the investors. We are required to cause the registration statement to become and remain effective for at least two years or until the offering described in the registration statement has been completed, whichever is shorter.

         The Investors' Rights Agreement also provides each investor in the 2005 Private Placement a right of first refusal to purchase its pro rata share of securities that we may propose to sell and issue on or before November 22, 2006.

         The Series G Warrants have an exercise price of $2.50 per share of common stock and expire five years from their respective date of issuance. So long as certain other conditions set forth in the Series G Warrants are met, the Series G Warrants are callable by us the first day after the 30-trading-day average price of our common stock exceeds $3.50 per share. The Series G Warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like.


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

         In addition, we issued Series H placement agent warrants to acquire up to 2,138,513 shares of common stock to Brookstreet Securities Corporation and its designees for placement agent services rendered in conjunction with the 2005 Private Placement. The Series H Warrants have an exercise price of $0.50 per share of common stock and expire on the earlier of November 23, 2007 or upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of our assets in which our shareholders do not own a majority of the outstanding shares of the surviving corporation.

         The Series H Warrants contain provisions affording the holders registration rights that require us to register the common stock underlying the warrants in the same registration statement covering the securities issued in our 2005 Private Placement, with the registration statement to be filed with the Commission by January 23, 2006. The Series H Warrants contain cross-indemnification provisions between us and the holders in conjunction with the filing of a registration statement.

         The Series H Warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like. The Series H Warrants are also subject to anti-dilution adjustments in conjunction with future issuances of our common stock or securities that are exercisable for or convertible into shares of our common stock at a price per share below the then current exercise price of the Series H Warrants. The Series H Warrants contain cashless exercise features that permit the warrants to be exercised either in exchange for shares of our common stock held by the holder as payment of the exercise price or pursuant to a cashless exchange through a broker.

         Certain registered representatives of Brookstreet Securities Corporation participated in the 2005 Private Placement. In addition, designees of Brookstreet Securities Corporation received Series H Warrants issued pursuant to the above described transactions. Other than these issuances related to Brookstreet Securities Corporation, there were no material relationships between us and any of the investors who invested in the 2005 Private Placement.

         In the aggregate, 19,959,451 shares of common stock, consisting of 14,256,750 outstanding shares, 3,564,188 shares underlying Series G Warrants and 2,138,513 shares underlying Series H Warrants, resulting from the above described transactions are covered by this prospectus.

         CERTAIN OTHER TRANSACTIONS

                  BURNHAM HILL ADVISORY WARRANTS

         Of the shares of our common stock underlying warrants covered by this prospectus, 200,000 shares underlie Series I Warrants issued to designees of Burnham Hill Partners as compensation for financial advisory services. The Series I Warrants have an exercise price of $0.60 per share of common stock and expire on February 11, 2010.

         The Series I Warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like. The Series I Warrants are also subject to anti-dilution adjustments in conjunction with future issuances of our common stock or securities that are exercisable for or convertible into shares of our common stock at a price per share below the then exercise price of the Series I Warrants. In addition, the Series I Warrants contain a cashless exercise feature that will permit the warrants to be exercised for a net number of shares using the spread between the warrant exercise price and the closing bid price of our common stock on the date of the exercise of the warrant as payment for a reduced number of common shares. Use of this cashless exercise feature by the warrantholder is limited to times when a valid resale prospectus is not then available for use by the warrantholder.


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

         In addition, the Series I Warrants contain provisions limiting the exercise of the warrants to the extent necessary to ensure that, following the exercise, the total number of shares beneficially owned by the warrantholder and its affiliates and others whose beneficial ownership would be aggregated with the warrantholders for purposes of Section 13(d) of the Exchange Act, as amended, does not exceed 4.9% of the total number of then issued and outstanding shares of our common stock (including for such purpose the shares of common stock issuable upon such exercise). The beneficial ownership limitation does not preclude the warrantholder from exercising a warrant in stages over time where each such stage does not cause the holder and its affiliates to beneficially own shares in excess of the 4.9% limitation amount. The 4.9% beneficial ownership limitation may be waived by the warrantholder upon providing us 61-days' prior written notice.

         In the aggregate, 200,000 shares of common stock underlying Series I Warrants are covered by this prospectus.

                  PALISADES CAPITAL, LLC

         Palisades Capital, LLC acquired 975,000 shares of our common stock as part of a January 2005 settlement agreement regarding certain claims between us and several of our officers on the one hand, and Palisades Capital, LLC and several other parties on the other hand. The shares were issued as partial consideration for a general release by Palisades Capital, LLC and other plaintiffs of any and all known or unknown claims or actions against us, our executive officers, our directors, our employees, our shareholders and related parties.

         The other 296,208 shares of our common stock held by Palisades Capital, LLC were acquired through a March 2004 private sale transaction between Palisades Capital, LLC and Lyle Pearson, our former Chief Executive Officer.

         As part of the settlement agreement discussed above, we entered into a registration rights agreement with Palisades Capital, LLC whereby we granted Palisades Capital, LLC piggyback registration rights covering the 975,000 shares of common stock issued as part of the settlement agreement and all other shares of our common stock owned by Palisades Capital, LLC as of January 11, 2005. These rights entitle Palisades Capital, LLC to be included in registration statements to be filed by us with respect to other registrations of equity securities. We shall not be required to file more than one registration statement on behalf of Palisades Capital, LLC pursuant to these rights, except to the extent necessary to keep the registration statement current and effective for a period not to exceed one year from the date the registration statement is first declared effective by the Commission. The registration rights agreement contains cross-indemnification provisions between us and Palisades Capital, LLC in conjunction with the filing of a registration statement.

         In the aggregate, 1,152,825 shares of common stock resulting from the above described transactions are covered by this prospectus.

                  PATRICK MCCABE

         Of the shares of our common stock underlying warrants covered by this prospectus, 75,000 shares underlie warrants we issued to Patrick McCabe in October 2004 as compensation for services provided to us in connection with marketing research and introduction of our products to potential buyers. The warrants have an exercise price of $1.00 per share of common stock and expire on October 1, 2009. The warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like. In the aggregate, 75,000 shares of common stock underlying these warrants are covered by this prospectus.


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

                  RUTAN & TUCKER, LLP

         Of the shares of our common stock underlying warrants covered by this prospectus, 150,000 shares underlie warrants we issued to Rutan & Tucker, LLP in June 2004 as partial compensation for legal services rendered. The warrants have an exercise price of $2.00 per share of common stock and expire on June 21, 2009. The warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like.

         The warrants contain provisions affording the holder piggyback registration rights. These rights entitle the holder to be included in registration statements to be filed by us with respect to other registrations of equity securities. The holder is entitled to unlimited piggyback registration rights. The warrant contains cross-indemnification provisions between us and the holder in conjunction with such piggyback registration rights.

         In addition, the warrants contain a cashless exercise feature that will permit the warrants to be exercised for a net number of shares using the spread between the warrant exercise price and the average of the closing ask price of our common stock for the 30-trading-day period ending five business days prior to the date of exercise of the warrant as payment for a reduced number of common shares. Use of this cashless exercise feature by the warrantholder is limited to times when a valid resale prospectus is not then available for use by the warrantholder.

         Rutan & Tucker, LLP acts as our legal counsel in various matters. In the aggregate, 150,000 shares of common stock underlying these warrants are covered by this prospectus.

                  STRATEGIC GROWTH INTERNATIONAL, INC.

         Of the shares of our common stock underlying warrants covered by this prospectus, 125,000 shares underlie warrants we issued to Strategic Growth International, Inc. in April 2004 as compensation for investment relation support services rendered. The warrants have an exercise price of $3.50 per share of common stock and expire on April 22, 2009. The warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like.

         The warrants contain provisions affording the holder both piggyback and demand registration rights. The piggyback registration rights entitle the holder to be included in registration statements to be filed by us with respect to other registrations of equity securities. The demand registration rights entitle the holder to require us to register the common stock underlying the warrants if a registration statement has not previous been filed pursuant to the piggyback registration rights. The holder is limited to an aggregate of one registration pursuant these piggyback and demand registration rights.

         In addition, the warrants contain a cashless exercise feature that will permit the warrants to be exercised for a net number of shares using the spread between the warrant exercise price and the average of the closing ask price of our common stock for the 30-trading-day period ending five business days prior to the date of exercise of the warrant as payment for a reduced number of common shares. Use of this cashless exercise feature by the warrantholder is limited to times when a valid resale prospectus is not then available for use by the warrantholder.

         In the aggregate, 125,000 shares of common stock underlying these warrants are covered by this prospectus.


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

                  PRIVATE SALE OF COMMON STOCK BY OUR FOUNDER AND CHIEF SOLUTIONS ARCHITECT

         Of the shares of common stock covered by this prospectus, 250,000 shares were acquired in a November 2005 private sale transaction whereby Edwin Hoffman, our Founder and Chief Solutions Architect, sold an aggregate of 250,000 shares. The shares sold by Mr. Hoffman were originally acquired by him in exchange for an equal number of shares of Raptor Networks Technology, Inc., a California corporation ("Raptor"), as part of our October 2003 share-for-share exchange whereby Raptor became our wholly-owned subsidiary. Brookstreet Securities Corporation and Acceleron Capital, Ltd. each purchased 125,000 shares from Mr. Hoffman at a price per share of $0.25. In the aggregate, 250,000 shares of common stock resulting from this transaction are covered by this prospectus.


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

                              PLAN OF DISTRIBUTION

         The selling security holders and any of their donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, automated inter-dealer quotation system, market or trading facility on which the shares are traded, in the over-the-counter market, or private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when disposing of shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately negotiated transactions;

         o short sales, which are contracts for the sale of shares of stock that the seller does not own, or certificates for which are not within the seller's control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;

         o        transactions to cover short sales;

         o through the distribution of the shares by any selling security holder to its partners, members or stockholders;

         o broker-dealers may agree with the selling security holders to sell a specified number of shares at a stipulated price per share;

         o one or more underwritten offerings on a firm commitment or best efforts basis;

         o        a combination of any of these methods of sale; or

         o        any other method permitted by applicable law.

         The sale price to the public may be:

         o        the market price prevailing at the time of sale;

         o        a price related to the prevailing market price;

         o        at negotiated prices; or

         o a price the selling security holder determines from time to time.


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

         The shares may also be sold under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling security holders may also engage in short sales against the box, which are sales where the selling security holder owns enough shares to cover the borrowed shares, if necessary, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         Notwithstanding the terms of this plan of distribution, the selling security holders may not use shares offered under this prospectus to cover short sales or short sales against the box that are made before the registration statement of which this prospectus is a part becomes effective.

         Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

         If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

         The selling security holders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

         The selling security holders may sell all or any part of the shares offered under this prospectus through an underwriter. To our knowledge, no selling security holder has entered into any agreement with a prospective underwriter, and we cannot assure you as to whether any such agreement will be entered into. If a selling security holder informs us that it has entered into such an agreement or agreements, any material details will be set forth in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

         The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

         This prospectus does not cover the sale or other transfer of any of the derivative securities whose underlying shares of common stock are being offered for sale pursuant to this prospectus. If a selling security holder transfers those derivative securities prior to conversion or exercise, then the transferee of those derivative securities may not sell the underlying shares of common stock under this prospectus unless we amend or supplement this prospectus to cover such sales.

         In addition, if any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling security holders will sell all or any portion of the shares offered under this prospectus.

         For the period a selling security holder holds a derivative security whose underlying shares of common stock are being offered for sale pursuant to this prospectus, the selling security holder has the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership of the underlying shares of common stock. The terms on which we could obtain additional capital during the period in which those derivative securities remain outstanding may be adversely affected. The holders of derivative securities are most likely to voluntarily convert or exercise their derivative securities when the conversion or exercise price is less than the market price for our common stock. However, we offer no assurance as to whether any of those derivative securities will be converted or exercised.

         We have agreed to pay all fees and expenses incident to the registration of the shares being offered under this prospectus. However, each selling security holder and purchaser is responsible for paying any discounts, concessions and similar selling expenses they incur.

         We have agreed with some of the selling security holders to prepare and file all amendments and supplements to the registration statement of which this prospectus is a part as may be necessary under the rules and regulations of the Securities Act to keep it effective for an aggregate of two years from the date it first becomes effective, excluding any periods in which sales cannot be made under the registration statement.

         We and certain of the selling security holders have agreed to indemnify one another against certain losses, claims, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

         We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling security holders.

                          DESCRIPTION OF CAPITAL STOCK

         General
         -------

         Our Articles of Incorporation, as amended, authorizes the issuance of up to 75,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, no par value per share. As of January 13, 2006, there were 54,204,367 shares of common stock issued and outstanding, no shares of preferred stock issued and outstanding and no series or rights, powers or preferences of our preferred stock have been established.

         Common Stock
         ------------

         The holders of the our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our Board of Directors out of legally available funds. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and our other liabilities, subject to the prior rights of any preferred stock then outstanding. Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and nonassessable.

         Preferred Stock
         ---------------

         The affirmative vote of the holders of a majority of our common stock is required to designate one or more series of preferred stock and to fix the number of shares, designations, preferences, powers, and relative, participating, optional or other special rights and the qualifications or restrictions thereof. Thereafter, our Board of Directors has the authority to issue the preferred stock from time to time without any further action by our stockholders. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and purchase funds and other matters. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and powers, including voting rights, of the holders of our common stock, and may have the effect of delaying, deferring or preventing a change in control of our Company. The existence of authorized but unissued preferred stock may enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our Board of Directors were to determine that a takeover proposal is not in our best interests, our Board of Directors could cause shares of preferred stock of a series previously approved by our stockholders to be issued without further stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group.

         Transfer Agent and Registrar
         ----------------------------

         The transfer agent and registrar for our common stock is First American Stock Transfer. Its telephone number is (602) 485-1346.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered under this prospectus will be passed upon by Hart & Trinen, L.L.P., Denver, Colorado.

                                     EXPERTS

         The consolidated financial statements of Raptor Networks Technology, Inc., as of and for the year ended December 31, 2004 and the period ended December 31, 2003 included in this prospectus and in the registration statement of which this prospectus is a part have been audited by Comiskey & Company, P.C., independent certified public accountants, to the extent and for the periods set forth in their report, appearing elsewhere in this prospectus and are incorporated in this prospectus in reliance upon the report given upon the authority of Comiskey & Company, P.C., as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Many of the contracts and documents described in this prospectus are filed as exhibits to the registration statements and you may review the full text of such contracts and documents by referring to such exhibits.

         For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street N.E., Washington, D.C. 20549. Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

         The Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's web site address is http://www.sec.gov. Our web site address is http://www.raptor-networks.com.

         All trademarks or trade names referred to in this prospectus are the property of their respective owners.

                                  RAPTOR NETWORKS TECHNOLOGY, INC.

                                    INDEX TO FINANCIAL STATEMENTS

                                                                                                PAGE
                                                                                                ----

The Report of Independent Registered Public Accounting Firm......................................F-2

Financial Statements - December 31, 2004 and 2003

     Balance Sheets .............................................................................F-3

     Statements of Operations....................................................................F-4

     Statements of Stockholders' Equity (Deficit)................................................F-5

     Statements of Cash Flows....................................................................F-6

     Notes to Financial Statements...............................................................F-7

Interim Financial Statements - September 30, 2005 and 2004 (unaudited)

     Consolidated Balance Sheets as of September 30, 2005 (unaudited)
     and December 31, 2004 (audited)............................................................F-19

     Consolidated Statements of Operations for the Three Months and Nine
     Months Ended September 30, 2005 (unaudited) and 2004 (unaudited)...........................F-20

     Consolidated Statement of Cash Flows for the Nine Months Ended
     September 30, 2005 (unaudited) and 2004 (unaudited)........................................F-21

     Notes to Consolidated Financial Statements (unaudited).....................................F-22


                                                F-1



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Raptor Networks Technology, Inc.



We have audited the accompanying consolidated balance sheets of Raptor Networks
Technology, Inc. as of December 31, 2003 and 2004, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the initial period ended December 31, 2003 and the year ended December 31, 2004.
These financial statements are the responsibility of the Company's management.
Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (U.S.). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Raptor Networks
Technology, Inc. as of December 31, 2004, and the consolidated results of its operations, changes in stockholders' equity (deficit) and cash flows for the initial period ended December 31, 2003 and the year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements are presented assuming the company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company has sustained accumulated losses from operations totaling more than $28,000,000 at December 31, 2004, and has a deficit in working capital and stockholders' equity. These conditions, and the fact that the Company has had no significant sales of its products to date, raise substantial doubt about its ability to continue as a going concern. Management's plans to address these conditions are also set forth in Note 1 to the financial statements. The accompanying financial statements do not include any adjustments which might be necessary if the Company is unable to continue.


Denver, Colorado
March 28, 2005

                                                          /S/ COMISKEY & COMPANY
                                                        PROFESSIONAL CORPORATION


                                      F-2



                                  RAPTOR NETWORKS TECHNOLOGY, INC.
                                     CONSOLIDATED BALANCE SHEETS


                                                             December 31, 2003    December 31, 2004
                                                             -----------------    -----------------
                                               ASSETS

CURRENT ASSETS
     Cash and cash equivalents                                $       316,747      $        39,213
     Inventory, net                                                   229,074            1,212,290
     Prepaid expenses                                                 338,406              260,297
     Note receivable                                                   60,000                   --
     License Fees                                                      86,000              259,480
     Other current assets                                              35,317                9,633
                                                              ---------------      ---------------

     Total current assets                                           1,065,544            1,780,913

PROPERTY AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION               297,229              770,446

OTHER ASSETS
     Prepaid expenses, less current portion                            45,000                   --
     Debt issue cost                                                   38,514               25,676
     Deposits                                                          24,920              104,333
                                                              ---------------      ---------------

     TOTAL ASSETS                                             $     1,471,207      $     2,681,368
                                                              ===============      ===============


                           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
     Accounts payable                                         $       444,964      $       418,320
     Accrued payroll and payroll taxes                                129,024                   --
     Deferred Revenue                                                      --               44,000
     Accrued expenses                                                  34,054            1,097,686
     Short-term debt                                                       --               87,817
     Short-term convertible debt                                      200,000            1,000,000
     Accrued interest payable                                              --               51,719
                                                              ---------------      ---------------

     Total current liabilities                                        808,042            2,699,542

     Convertible debt                                                      --            1,214,290

STOCKHOLDERS' EQUITY (DEFICIT):
     Preferred stock, no par value; 5,000,000 shares
      authorized                                                           --                   --
     Common stock, $0.001 par value; 50,000,000 shares
      authorized; 20,556,719 and 30,845,942 shares
      issued and outstanding at December 31, 2003
      and 2004, respectively                                           20,557               30,846
     Stock subscription receivable                                       (500)                  --
     Additional paid-in capital                                     9,831,677           26,956,247
     Stock issued for prepaid services                             (1,543,996)                  --
     Accumulated deficit                                           (7,644,573)         (28,219,557)
                                                              ---------------      ---------------

     Total Stockholders' Equity (deficit)                             663,165           (1,232,464)

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)     $     1,471,207      $     2,681,368
                                                              ===============      ===============


        The accompanying notes are an integral part of the consolidated financial statements.


                                                F-3



                               RAPTOR NETWORKS TECHNOLOGY, INC.
                             CONSOLIDATED STATEMENTS OF OPERATIONS


                                                       July 24, 2003 to
                                                       December 31, 2003     December 31, 2004
                                                       -----------------     -----------------
REVENUE
     Product sales                                     $             --      $         54,040
     Service fees                                                 5,000                    --
                                                       ----------------      ----------------
         Total revenue                                            5,000                54,040

COST OF SALES                                                         0                27,330
                                                       ----------------      ----------------

     GROSS PROFIT                                                 5,000                26,710
                                                       ----------------      ----------------


OPERATING EXPENSES
     Consulting                                                 362,514             1,590,792
     Stock for services                                       5,753,554            11,208,856
     Salary expense                                             698,029             3,032,400
     Marketing expense                                              833               189,843
     Research & Development                                     127,262             1,167,068
     Selling, general and administrative                        661,243             3,305,302
                                                       ----------------      ----------------

         Total operating expenses                             7,603,435            20,494,261
                                                       ----------------      ----------------

     Loss from operations                                    (7,598,435)          (20,467,551)
                                                       ----------------      ----------------

OTHER INCOME (EXPENSE)
   Interest income                                                   --                 7,681
     Interest expense                                                --              (115,114)
                                                       ----------------      ----------------

         Total other income (loss)                                   --              (107,433)
                                                       ----------------      ----------------

Loss before income taxes                                     (7,598,435)          (20,574,984)
----------------------------------------               ----------------      ----------------

Income tax benefit                                                   --                    --

NET LOSS                                               $     (7,598,435)     $    (20,574,984)
                                                       ================      ================

BASIC AND DILUTED NET LOSS PER SHARE                   $          (0.42)     $          (0.73)
                                                       ================      ================

BASIC AND DILUTED WEIGHTED AVERAGE
  NUMBER OF SHARES OUTSTANDING                               18,288,344            28,364,188
                                                       ================      ================


     The accompanying notes are an integral part of the consolidated financial statements.


                                             F-4



                                                  RAPTOR NETWORKS TECHNOLOGY, INC.
                                      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                                     Common Stock
                         -------------------------------------                Additional                                  Total
                           Number                                Additional     Paid-in                                stockholders
                             of                                    Paid-in     Capital-    Deferred     Accumulated      equity
                           shares        Amount     Subscribed     Capital     Warrants  Compensation     Deficit       (deficit)
                         -----------   -----------   ---------   ------------  ---------  -----------   ------------   ------------

Common stock issued for
  services, July -
  September 2003 $0.50
  per share               14,545,100   $ 7,272,550   $      --   $         --  $      --  $(1,838,002)  $         --   $  5,434,548
Common stock issued for
  cash, July - September
  2003 $0.50 per share     4,216,156     2,108,078          --             --         --           --             --      2,108,078
Common stock issued for
  cash, July - September
  2003, $0.50 per share      400,000       200,000    (200,000)            --         --           --             --             --
Common stock warrants
  issued for services,
  September 2003                  --            --          --             --    144,510           --             --        144,510
Collection on common
  stock subscribed,
  October 2003                    --            --     200,000             --         --           --             --        200,000
Recapitalization of
  private company          1,034,000    (9,560,433)         --      9,615,283         --           --        (46,138)         8,712
Common stock issued for
  services, December
  2003 $0.50 per share        50,000            50          --         24,950         --           --             --         25,000
Common stock issued for
  cash, December 2003
  $0.50 per share             11,463            12          --          5,720         --           --             --          5,732
Common stock issued upon
  exercise of warrants,
  December 2003              250,000           250          --        122,675   (120,425)          --             --          2,500
Common stock issued upon
  exercise of warrants,
  December 2003               50,000            50        (500)        24,535    (24,085)          --             --             --
Beneficial conversion
  privilege                       --            --          --         38,514         --           --             --         38,514
Net loss for the period
  ended December 31, 2003         --            --          --             --         --      294,006     (7,598,435)    (7,304,429)
                         -----------   -----------   ---------   ------------  ---------  -----------   ------------   ------------
Balance,
  December 31, 2003       20,556,719        20,557        (500)     9,831,677         --   (1,543,996)    (7,644,573)       663,165
                         -----------   -----------   ---------   ------------  ---------  -----------   ------------   ------------
Common stock issued for
  services, March 17,
  2004 $1.58 per share     5,920,600         5,921          --      9,348,627         --           --             --      9,354,548
Common stock issued for
  cash, April 2, 2004
  $1.75 per share          3,200,000         3,200          --      5,596,800         --           --             --      5,600,000
Common stock issued for
  cash, April - June
  $1.80 per share            972,223           973          --      1,749,029         --           --             --      1,750,002
Common stock issued for
  services, April - June
  2004 $1.58 per share       200,000           200          --        315,800         --           --             --        316,000
Write-off of common
  stock subscribed,
  May 2004                        --            --         500             --         --           --             --            500
Common stock retired          (3,600)           (5)         --         (5,686)        --           --             --         (5,691)
Valuation conversion
  related to issuance
  of warrants                     --            --          --             --    120,000           --             --        120,000
Net loss for the period
 ended December 31, 2004          --            --          --             --         --    1,543,996    (20,574,984)   (19,030,988)
                         -----------   -----------   ---------   ------------  ---------  -----------   ------------   ------------
Balance,
  December 31, 2004       30,845,942        30,846          --     26,836,247    120,000           --    (28,219,557)    (1,232,464)
                         -----------   -----------   ---------   ------------  ---------  -----------   ------------   ------------


                        The accompanying notes are an integral part of the consolidated financial statements.

                                                                F-5



                                          RAPTOR NETWORKS TECHNOLOGY, INC.
                                        CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                              July 24, 2003
                                                                            December 31, 2003      December 31, 2004
                                                                            -----------------      -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                               $      (7,598,435)     $     (20,574,984)
     Adjustments to reconcile net loss to net cash flows
     from operating activities:
         Depreciation                                                                  19,035                180,387
         Amortization                                                               1,556,834
         Common stock issued for services                                           7,297,550              9,670,548
         Common stock issued for prepaid services                                  (1,543,996)                    --
         Recapitalization of private company                                            8,712                     --
         Warrants issued                                                              144,510                120,000
         Forgiveness of Stock receivable                                                   --                    500
Gain on disposal of property and equipment                                                 --                 (1,271)
     Changes in operating assets
         and liabilities:
          Other current assets                                                        (20,442)                28,472
          Note receivable                                                             (60,000)                60,000
          Deposits                                                                    (24,920)               (79,413)
          Prepaid assets                                                             (398,281)               123,109
          License fees                                                                (86,000)              (173,480)
          Inventories                                                                (229,074)              (983,216)
          Accounts payable                                                            444,964                (26,644)
          Interest payable                                                                 --                 51,719
          Other accrued liabilities                                                    34,054              1,063,632
          Deferred Revenue                                                                 --                 44,000
          Accrued payroll and payroll taxes                                           129,024               (129,024)
                                                                            -----------------      -----------------
     Net cash flows from operating
      activities                                                                   (1,883,299)            (9,068,831)
                                                                            -----------------      -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
         Proceeds from sale of property and equipment                                      --                  2,410
         Property and equipment purchases                                            (316,264)              (569,714)
                                                                            -----------------      -----------------
     Net cash flows from investing
      activities                                                                     (316,264)              (567,304)
                                                                            -----------------      -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
         Issuance of Common Stock                                                   2,316,310              7,350,002
         Retirement of shares                                                              --                 (5,691)
         Proceeds from convertible Debt                                               200,000              2,014,290
                                                                            -----------------      -----------------
     Net cash flows from investing
      activities                                                                    2,516,310              9,358,601
                                                                            -----------------      -----------------

NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS                                                                 316,747               (277,534)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                           --                316,747
                                                                            -----------------      -----------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                  $         316,747      $          39,213
                                                                            =================      =================

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITY

Property and equipment acquired by short term note                                         --                 87,817
Interest paid                                                                              --                 50,543
Taxes paid                                                                                 --                  2,400


                The accompanying notes are an integral part of the consolidated financial statements.

                                                        F-6

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2004


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

DESCRIPTION
-----------

We are a provider of integrated high-speed Ethernet switching systems which enable new emerging high bandwidth critical applications. The data network market areas that we are targeting include video, storage, Internet Protocol telephony, and technology refresh. We are currently focusing on the United States market. We were previously in the development stage. Principal operations have commenced, although minimal revenues have been recognized to date.

We were incorporated under the laws of the state of Colorado on January 22, 2001 under the name Pacific InterMedia, Inc. ("Pacific"). The principal office of the corporation is 1241 E. Dyer Rd, Suite 150, Santa Ana, California 92705.

On October 17, 2003, Pacific completed a business combination transaction with Raptor Networks Technology, Inc. ("Raptor"), a closely-held California corporation, through acquisition of all of the issued and outstanding common stock of Raptor in exchange for authorized but previously unissued restricted Common Stock of Pacific. Immediately prior to completion of the acquisition transaction, Pacific had a total of 4,034,000 shares of its Common Stock issued and outstanding comprised of 1,034,000 registered shares held by approximately 25 stockholders and 3,000,000 shares of restricted stock held by Pacific's founder and sole officer and director.

As a material aspect of the acquisition, Pacific re-acquired and cancelled the 3,000,000 restricted shares as consideration for transfer of its remaining assets consisting of cash and office equipment to the officer and director, leaving only the registered common stock, 1,034,000 shares, as all of its issued and outstanding capital stock prior to completion of the Raptor acquisition.

Pursuant to terms of the acquisition agreement, all of the issued and outstanding common stock of Raptor, 19,161,256 shares, was acquired by Pacific, share-for-share, in exchange for its authorized but previously unissued restricted common stock. Upon completion of the acquisition, Raptor became a wholly owned subsidiary of Pacific and the Raptor shareholders became shareholders of Pacific. Unless otherwise indicated, all references in these financial statements to "the Company" include Pacific and its wholly owned subsidiary, Raptor. All intercompany transactions have been eliminated. On December 3, 2003, Pacific changed its name to Raptor Networks Technology, Inc.

The acquisition transaction has been treated as a reverse merger, with Raptor considered the accounting acquirer. Our reporting year end was subsequently changed from August 31 to December 31.

REVENUE
-------

We record revenues when the services are performed or the products are shipped and title and risk of loss have passed to the customer. We recognize revenue from distribution sales when all contingencies are satisfied and upon persuasive evidence of a sale to end users until such time that historical sell through ratios have been developed.

CASH AND CASH EQUIVALENTS
-------------------------

We consider all short-term marketable securities with a maturity of three months or less to be cash equivalents.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2004


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

PREPAID EXPENSES
----------------

Prepaid expenses represent amounts paid in advance for contracts extending past the period end date.

INVENTORY
---------

Inventory is recorded at average cost or market. When required, a provision is made to reduce excess and obsolete inventory to estimated net realizable value. Inventory at December 31, 2004 consists of raw materials and finished goods.

LICENSE FEES
------------

We have paid an amount of $260,000 to a supplier for a software platform related to our ER-1010 product. This license fee will be amortized and charged to cost of sales over the sale of 1,000 systems, which approximates the number of systems expected to be sold using the platform. In 2004, we amortized $520 for the sale of two (2) ER-1010 systems.

PROPERTY AND EQUIPMENT
----------------------

Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the assets' estimated useful lives as follows: computer equipment, office equipment, furniture and fixtures and testing equipment are depreciated over three years, and leasehold improvements are depreciated over the term of the lease.

REPAIRS AND MAINTENANCE
-----------------------

Repairs and maintenance of a routine nature are charged as incurred, while those which extend or improve the life of existing assets are capitalized.

MARKETING COSTS
---------------

Advertising costs are expensed as incurred. For the years ended December 31, 2003 and 2004, advertising costs were $1,000 and $189,843 respectively.

RESEARCH AND DEVELOPMENT COSTS
------------------------------

Research and development costs, which are expensed as incurred, are comprised of the following costs incurred in performing R&D activities: product design cost including rental of design tools, consumables, outsourced mechanical design work, costs of prototypes, contract services for board and software design and other outside costs.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2004


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS
-------------------------------------------

We review our long-lived assets and certain related intangibles for impairment periodically, and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. No assets were considered impaired for the period ended December 31, 2003 and the year ended December 31, 2004.

DEPOSITS
--------

Deposits represent amounts paid under our office space lease and various other arrangements with state agencies.

USE OF ESTIMATES
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES
------------

We recognize deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted federal, state, and local income tax rates and laws that are expected to be in effect when the differences reverse.

FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------

Unless otherwise indicated, the fair value of all reported assets and liabilities which represent financial instruments (none of which are held for trading purposes) approximate the carrying values of such instruments.

RECLASSIFICATIONS
-----------------

Certain previous year amounts have been reclassified to conform to the current year presentation. These reclassifications had no impact on net earnings, financial position or cash flows.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2004


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

STOCK-BASED COMPENSATION
------------------------

The Financial Accounting Standards Board has issued "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 requires that an entity account for employee stock-based compensation under a fair value base method. However, SFAS 123 also allows an entity to continue to measure compensation cost for employee stock-based compensation using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("Opinion 25"). Entities electing to remain with the accounting under Opinion 25 are required to make pro forma disclosures of net loss and loss per share as if the fair value based method of accounting under SFAS 123 had been applied.

As permitted by SFAS 123, we have elected to account for stock-based compensation using the intrinsic value method. Accordingly, no compensation cost has been recognized for stock options granted at or above market value. Had the fair value method of accounting been applied to all of our stock option grants, which requires recognition of compensation cost ratably over the vesting period of the underlying equity instruments, the net loss would have been increased by $67,955 ($0.00 per share) and $619,995 ($0.02 per share) for the periods ended December 31, 2003 and December 31, 2004, respectively. This pro forma impact is likely to increase in future years as additional options are granted and amortized ratably over the vesting period. The average fair value of options granted during the period ended December 31, 2003 and December 31, 2004 was $0.1451 and $0.48 to $3.55, respectively.

We continue to account for employee stock-based compensation under Opinion 25. The following table illustrates the effect on net income and earnings per share if we had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation:

                                                December 31, 2003     December 31,2004
                                                -----------------     ----------------
         Net Income (loss)
            As reported ...................     $     (7,598,435)     $    (20,574,984)
                                                ================      ================


             Pro forma ....................     $     (7,666,390)     $    (21,194,979)
                                                ================      ================



         Basic net loss per share
            As reported ...................     $          (0.42)     $          (0.73)
                                                ================      ================


            Pro forma .....................     $          (0.42)     $          (0.75)
                                                ================      ================


The pro forma amounts were estimated using the Black-Scholes option-pricing model with the following assumptions:

                                                                        December 31, 2003      December 31,2004
                                                                        -----------------      ----------------

      Dividend Yield.................................................             0%                     0%
      Risk-Free Interest Rate........................................           6.0%                   6.0%
      Expected Life..................................................         3 years                3 years
      Expected Volatility............................................          79.53%               131-531%

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2004


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

CONSIDERATION OF OTHER COMPREHENSIVE INCOME ITEMS
-------------------------------------------------

The Financial Accounting Standards Board has issued "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 requires companies to present comprehensive income (consisting primarily of net income plus other direct equity changes and credits) and its components as part of the basic financial statements. For the period ended December 31, 2003 and the year ended December 31, 2004, our financial statements do not contain any changes in equity that are required to be reported separately in comprehensive income.

CONCENTRATION OF RISK
---------------------

From time-to-time, we maintain cash balances in excess of FDIC insured limits. At December 31, 2004, there was no amount in excess of the FDIC insured limits.

LOSS PER SHARE
--------------

Loss per share was computed using the weighted average number of shares of common stock and common stock equivalents outstanding during the period.

STOCK BASIS
-----------

Shares of common stock issued for services were valued on the same level as shares sold for cash through a private placement earlier in the second quarter of 2004 minus a discount of 10% for anticipated stock price movements in the open market.

COMPENSATED ABSENCES
--------------------

During the current year we implemented a personal time off policy. Our employees are entitled to compensated absences depending on their length of service to a maximum of 25 days. At December 31, 2004 the balance owed for compensated absences was $73,470.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2004


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

NEW ACCOUNTING PRONOUNCEMENTS
-----------------------------

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4." This Statement clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted materials. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The initial application of SFAS No. 151 will have no impact on our financial statements.

In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67." This Statement references the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2, "Accounting for Real Estate Time-Sharing Transactions." This Statement also states that the guidance for incidental operations and costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. The initial application of SFAS No. 152 will have no impact on our financial statements.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets
- an amendment of APB Opinion No. 29." This Statement eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. We doe not expect application of SFAS No. 153 to have a material affect on our financial statements.

In December 2004, the FASB issued a revision to SFAS No. 123, "Share-Based Payment." This Statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. It establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement No. 123 as originally issued and EITF Issue No. 96-18. This Statement is effective for public entities that file as small business issuers as of the beginning of the first fiscal period that begins after December 15, 2005. We anticipate to early adopt in the first quarter of 2005 but have not yet determined the impact of SFAS No. 123 (revised) on our financial statements.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2004


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

PRESENTATION AS A GOING CONCERN
-------------------------------

We have had only a limited operating history with minimal sales, and have sustained operating losses of $7,598,435 in 2003 and $20,574,984 in 2004. At December 31, 2004, we had a deficit in working capital of $(918,629) and a stockholders' deficit of $(1,232,464). These conditions raise substantial doubt about our ability to continue as a going concern.

Management is addressing these conditions by raising capital for expansion using a combination of convertible debt, options and warrants, sales of stock for cash, and the use of shares to compensate for services. During the first quarter of 2005, we raised $1,831,000 through the issuance of convertible bridge loans. In addition, a private placement of common stock at $0.50 per share is planned for later in 2005, and is expected to raise a minimum of $500,000 and a maximum of $6,500,000. However, there can be no assurance that we will be able to continue to use these same financing strategies in the future, or that it will be successful in raising sufficient equity in our private placement to sustain our business plan until we achieve profitability. The accompanying financial statements do not reflect any adjustments which might be necessary if we are unable to continue.

2.       NOTE RECEIVABLE
         ---------------

A note receivable at December 31, 2003 consisted of a $60,000 unsecured loan, related to a joint marketing agreement, due on or before December 31, 2003, bearing interest at 1/5% per month. We forgave interest due in order to facilitate the receipt of payment in April of 2004.

3.       PROPERTY AND EQUIPMENT
         ----------------------

Property and equipment consisted of the following:

                                            December 31, 2003      December 31, 2004
                                            -----------------      -----------------
         Furniture and Office equipment     $           1,976      $         136,350
         Computer equipment                            79,346                167,048
         Testing equipment                            234,942                537,314
         Leasehold Improvements                            --                127,924
                                            -----------------      -----------------

                                                      316,264                968,636
         Less: Accumulated depreciation               (19,035)              (198,190)
                                            -----------------      -----------------

                                            $         297,229      $         770,446
                                            =================      =================

4.       SHORT-TERM DEBT
         ---------------

In September 2004, we entered into a short term loan agreement for the purpose of purchasing test equipment in the amount of $166,518. The outstanding balance at December 31, 2004 is $87,817 and due in January 2005.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2004


5.       CONVERTIBLE DEBT
         ----------------

                                                             December 31, 2003      December 31, 2004
         Convertible note, interest rate 8%                  $         200,000      $       1,214,290
         Convertible note, interest rate 10%                                --              1,000,000
                                                             -----------------      -----------------

                                                             $         200,000      $       2,214,290
                                                             =================      =================

In the period from December 31, 2003 to April 16, 2004, we secured loans for a total amount of $1,214,290. Interest on these loans accrues at an annual rate of 8%. The loans are convertible into restricted common stock at any time during the three year period following initial funding of the loans. The conversion rate is $3.50 per share. The total amount owed shall be converted into common stock at $3.50 per share on April 15, 2007.

On November 5, 2004, we secured interim financing of $1,000,000. This financing consists of a convertible loan which will bear interest at a rate of 10% per annum. The outstanding principal amount of this loan, together with all accrued but unpaid interest thereunder shall automatically convert into shares issued in an equity based financing with gross proceeds of at least $4,000,000 (the "Closing"), if any, of the sale of our common stock or other equity based equivalent, at a price per share not to exceed $0.50; provided, however, that for purposes of determining the number of shares and warrants to be received by the holder of the indebtedness upon such conversion, the holder shall be deemed to have tendered 120% of the outstanding balance of the note resulting in an effective conversion price of $0.4167 per share. In addition, the lender was issued a total amount of 600,000 Series E Warrants. These Series E Warrants entitle the holder to subscribe for and purchase up to 600,000 shares at an initial exercise price per share of $0.60. In the event that the warrants offered in the Closing, if any, are at an exercise price per share that is less than $0.60, then the Series E Warrant exercise price shall be reduced to the lowest exercise price of the warrants issued in the Closing. The term of the Series E Warrants is five years from the note issuance date.

Inasmuch as the conversion is contingent on the fact that an equity based financing of at least $4,000,000 can be obtained, the total charge was measured as per the date of issuance of this note; however, this charge will not be recognized until the "contingency" (a minimum raise of $4,000,000, see before) has been removed as allowed under paragraph 13 of EITF 98-5. For the valuation of the conversion feature of the note, an effective conversion price was assumed of $0.4167 per share (based on an offering price of $0.50); using the fair market value of $0.80 as per November 5, 2004, the total charge will amount to $919,920 and be charged to operations after a minimum raise of $4,000,000 has been obtained.

With respect to the valuation of the 600,000 warrants it is considered reasonable to assume that the warrants will be settled in shares. With a volatility of 516% on November 5, 2004, a strike price of $0.60, an option value of $0.80 and using the Black-Scholes model, an additional expense of financing of $120,000 has been recognized in the fourth quarter of 2004 as prescribed by the provisions of EITF 96-13.

Interest expenses for these loans amounted to $0 in 2003 and $102,172 in 2004. Interest payable at December 31, 2004 was $36,418 and $15,301 for the $1,214,290 and $1,000,000 convertible notes, respectively.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2004


6.       STOCKHOLDERS' EQUITY
         --------------------

As of December 31, 2004, 30,845,942 shares of our $0.001 par value common stock were issued and outstanding. Of these, 20,712,100 shares had been issued for services, 4,627,619 shares had been issued at $0.50 per share for total proceeds of $2,313,810, 3,200,000 shares were issued at $1.75 per share for total proceeds of $5,600,000, 972,223 shares were issued at $1.80 per share for total proceeds of $1,750,000, 300,000 shares had been issued at $0.01 per share for total proceeds of $3,000, and 1,034,000 shares remain from the reverse merger described in the audited financial statements at December 31, 2003.

In the fourth quarter of 2004, we retired a total of 3,600 shares. These shares were initially issued in connection with an agreed upon contract with a provider of investment relations (IR) services. The parties agreed on a change of contract conditions and the shares were no longer required. The IR firm never received the shares and we returned these shares to the transfer agent for retirement.

During 2003 our former corporate lawyer was granted 50,000 shares at $0.01. Based on this grant a stock subscription receivable of $500 was booked. In connection with the non-renewal of the contract with our former corporate lawyer, we considered it appropriate to write off the subscription receivable.

7.       STOCK OPTIONS AND WARRANTS
         --------------------------

On July 15, 2004 our Board of Directors approved a formal stock option plan, subject to shareholder approval which, on April 7, 2005, was superceded by a Board approved 2005 Stock Plan. Until the 2005 Stock Plan has been approved by the shareholders, all stock options have been committed outside of the plan. Committed options between September 2003 and March 2004 had an exercise price of $1.50 per share. During the period between July and December 2004, 1,287,500 options were committed with an exercise price of $1.75, 100,000 options were committed at $3.50, 70,000 options were committed at $1.15, 100,000 options were committed at $1.00 and 132,500 options were committed at $0.50. Options and warrants are summarized as follows:

                                                                                              Weighted Average
                                                                     Shares                    Exercise Price
                                                                ----------------               ---------------
Outstanding at July 24, 2003                                                   -               $             -
   Granted                                                             1,720,000                          1.23
   Cancelled                                                             (15,000)                         1.50
   Exercised                                                            (300,000)                         0.01
                                                                ----------------               ---------------

Outstanding at December 31, 2003                                       1,405,000               $          1.50
   Granted                                                            12,609,468                          2.29
   Cancelled                                                          (4,875,000)                         1.32
   Exercised                                                                   -                             -
                                                                ----------------               ---------------
Outstanding at December 31, 2004                                       9,139,468               $          2.67
                                                                 ===============               ===============

The following table summarizes options and warrants outstanding at December 31, 2004:

         Range          Number       Wtd. Ave. Life       Wtd. Ave. Price     Exercisable
         -----          ------       --------------       ---------------     -----------

         .50-3.50      9,139,468        2.02 years             $2.62           7,196,968

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2004


8.       LEASES
         ------

As of December 31, 2004, we lease for our own use office space and workstations under a non-cancelable operating lease expiring in 2007. In addition, we lease a copier through 2008 and have agreements related to inventory purchase commitments requiring future payments through 2005.

Future minimum payments for commitments over the next five years are as follows:

                     For the year ended
                        December 31,                            Amount
                        ------------                            ------

                           2005                              $  210,512
                           2006                                 217,182
                           2007                                 132,130
                           2008                                   6,340
                                                             ----------

                          Total                              $  566,164
                                                             ==========

At December 31, 2004, we have $788,843 in inventory purchase order commitments. Rent expense for the period ended December 31, 2003 and the year ended December 31, 2004 was $78,877 and $207,892, respectively.

9.       INCOME TAXES
         ------------

We compute and record taxes payable based upon determination of taxable income which is different from pre-tax financial statement income. Such differences arise from the reporting of financial statement amounts in different periods for tax purposes. The timing differences are a result of different accounting methods being used for financial and tax reporting.

Our total deferred tax assets and deferred tax liabilities at December 31, 2004 are as follows:

                                                         December 31, 2003    December 31, 2004
                                                         -----------------    -----------------
         Deferred tax assets
               Deferred compensation costs                $     1,821,000      $            --
               Non-benefited  tax losses and credits              519,000            8,778,000

                                                          ---------------      ---------------

                        Total deferred tax assets               2,340,000            8,778,000
         Deferred tax liabilities
              Net book value of assets                                 --              132,000
                                                          ---------------      ---------------

                       Total deferred tax liabilities                  --              132,000
                                                          ---------------      ---------------
                       Total net deferred tax assets                   --            8,646,000

              Valuation allowance                              (2,340,000)          (8,646,000)
                                                          ---------------      ---------------
                       Net deferred tax assets            $            --      $            --
                                                          ===============      ===============

A valuation allowance has been established against the realization of the deferred tax assets since we have determined that the operating loss carryforwards may not be realized.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2004


9.       INCOME TAXES (CONTINUED)
         ------------------------

We have federal and state net operating loss carryforwards of approximately $8,737,000 expiring between 2023 and 2024.

10.      RELATED PARTY TRANSACTIONS
         --------------------------

On November 7, 2003, we entered into an agreement with Express Manufacturing, Inc. ("Express Manufacturing") to provide us contract manufacturing services. Express Manufacturing is owned by director Albert Wong's in-laws. Express Manufacturing manufactures printed board assemblies for us in quantities and prices as set forth in quotations delivered to us for review and acceptance. Under this arrangement, we paid $0 to Express Manufacturing in the fiscal year ended December 31, 2003 and approximately $183,000 in fiscal year ended December 31, 2004.

We previously entered into a consulting agreement with Alchemy Advisors, LLC and Atlantic Communications, Inc., entities under the common control of shareholder Mr. Micro Teta, who as of December 31, 2003, owned, directly or indirectly, 17.73% of our common stock. This shareholder subsequently informed our Chief Financial Officer that he had reduced his shareholdings to one million shares (or 3.2% of shares outstanding) as of December 31, 2004, although we are unable to verify the amount of such holdings. The consulting agreement was for a two-year period beginning July 1, 2003 and included payment of $180,000 and the issuance of 3,136,100 shares of our common stock then valued at $1,568,050. The consulting agreement was terminated as of December 31, 2004, prior to its scheduled expiration.

11.      SUBSEQUENT EVENTS
         -----------------

BRIDGE LOAN
-----------

During the first quarter of 2005, we secured interim financing through forty-five (45) convertible bridge loans, totaling $1,831,000. Of these, there were four bridge loans for total gross proceeds of $471,000, which bear an interest rate of 8% per annum and which will convert to our common stock issued in a future financing, if any, with gross proceeds of at least $3,000,000. For purposes of such a conversion, the conversion price will reflect a 20% discount from the purchase price in any such future financing. It is anticipated that another $129,000 of bridge loan funding from this source will be received around mid-April 2005.

The remaining forty-one bridge loans, for total gross proceeds of $1,360,000, bear an interest rate of 10% per annum and will convert to our common stock issued in any financing with gross proceeds of at least $4,000,000, if any, of the sale of our common stock at a price per share not to exceed $0.50; provided, however, that for the purpose of determining the number of shares and warrants to be received by the holder upon such conversion, the holder shall be deemed to have tendered 120% of the outstanding balance of the bridge note. In addition, the lenders were also issued Series E Warrants at a rate of 60,000 warrants per $100,000 in principal bridge loan funding. The Series E Warrants have an exercise price of $0.60 per share and expire five years from the issuance date.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2004


11.      SUBSEQUENT EVENTS (CONTINUED)
         -----------------------------

STOCK ISSUED IN SETTLEMENT OF LITIGATION
----------------------------------------

In January 2005, the Company issued 975,000 shares to Palisades Capital, LLC, in connection with the settlement of a lawsuit (as more fully described in our Form 8-K filed with the Commission on January 24, 2005). We accrued for this issuance of shares in the 2004 income statement.

In March 2005 we issued 262,500 shares to various parties in the Hemstreet, Weiner and Kelly lawsuit (as more fully described in our Form 8-K filed with the Commission February 22, 2005). We accrued for this issuance of shares in the 2004 income statement along with a note for $150,000 payable from the proceeds of the next public offering.

OPTIONS ISSUED
--------------

Subsequent to December 31, 2004, we awarded a total of 50,000 common stock purchase options to certain employees which are exercisable during a three-year period, following the respective option grant dates at an option exercise or purchase price of $0.50 per share of our restricted common stock. Also, subsequent to December 31, 2004, we cancelled 265,000 options granted in 2004. Effective January 4, 2005, we re-priced 895,000 already committed stock options ($1.50 - $1.75) to $1.00.

EQUITY OFFERING
---------------

On March 22, 2005, we signed an agreement for the private placement of common stock and warrants to purchase common stock, on a "best efforts" basis. The common stock and warrants will be sold as "units," each unit consisting of four shares of common stock and one warrant. The price per unit is $2.00. Pursuant to the terms of the agreement, the minimum amount to be raised in the private placement is $500,000 and the maximum is $6,500,000 (with an option to increase the offering size by up to twenty percent). The warrants offered in this private placement have an exercise price of $2.50 and expire on the fifth anniversary of the date of issuance.

                                   RAPTOR NETWORKS TECHNOLOGY, INC.
                                      CONSOLIDATED BALANCE SHEETS

                                                                   Unaudited              Audited
                                                              September 30, 2005     December 31, 2004
                                                              ------------------     -----------------
                                                ASSETS

CURRENT ASSETS
     Cash and cash equivalents                                $       1,429,039      $          39,213
     Inventory, net                                                   1,362,730              1,212,290
     Prepaid expenses                                                   136,182                260,297
     License Fees                                                       557,400                259,480
     Other current assets                                                27,434                  9,633
                                                              -----------------      -----------------

     Total current assets                                             3,512,785              1,780,913

PROPERTY AND EQUIPMENT, NET                                             644,929                770,446

OTHER ASSETS
     Debt issue cost                                                     16,048                 25,676
     Deposits                                                           102,362                104,333
                                                              -----------------      -----------------

     TOTAL ASSETS                                             $       4,276,124      $       2,681,368
                                                              =================      =================


                            LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
     Accounts payable                                         $         358,215      $         418,320
     Deferred Revenue                                                        --                 44,000
     Accrued liabilities                                                114,448              1,097,686
     Short-term debt                                                     26,987                 87,817
     Short-term convertible debt                                             --              1,000,000
     Accrued interest payable                                            48,442                 51,719
                                                              -----------------      -----------------

     Total current liabilities                                          548,092              2,699,542

     Long-term convertible debt                                       1,214,290              1,214,290

STOCKHOLDERS' EQUITY (DEFICIT):
     Preferred stock, no par value; 5,000,000 shares
      authorized                                                             --                     --
     Common stock, $0.001 par value; 75,000,000 and
      50,000,000 shares authorized; 50,564,616 and
      30,845,942 shares issued and outstanding                           50,564                 30,846
     Additional paid-in capital                                      38,532,078             26,956,247
     Accumulated deficit                                            (36,068,900)           (28,219,557)
                                                              -----------------      -----------------

     Total Stockholders' Equity (deficit)                             2,513,742             (1,232,464)

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)     $       4,276,124      $       2,681,368
                                                              =================      =================


         The accompanying notes are an integral part of the consolidated financial statements.

                                                 F-19



                                                  RAPTOR NETWORKS TECHNOLOGY
                                             CONSOLIDATED STATEMENTS OF OPERATIONS
                                                          (UNAUDITED)


                                                        THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                SEPTEMBER 30,        SEPTEMBER 30,        SEPTEMBER 30,       SEPTEMBER 30,
                                                    2005                 2004                 2005                 2004
                                               ---------------      ---------------      ---------------      ---------------

REVENUE, NET                                   $        22,436      $         2,341      $       133,436      $         2,341
COST OF SALES                                           18,362                2,064               67,524                2,064
                                               ---------------      ---------------      ---------------      ---------------

GROSS PROFIT                                             4,074                  277               65,912                  277
                                               ---------------      ---------------      ---------------      ---------------

OPERATING EXPENSES
   Consulting                                          405,203               60,833              973,742            1,353,753
   Stock for services                                       --              431,877                   --           10,782,667
   Salary expense and salary related costs             797,302            1,107,250            2,214,007            2,697,849
   Marketing expense                                    10,153               48,484              238,589               82,362
   Research & Development                              102,197              376,455              267,669              641,254
   Selling, general and administrative                 571,613              530,312            1,646,439            1,388,217
                                               ---------------      ---------------      ---------------      ---------------

    Total operating expenses                         1,886,468            2,555,211            5,340,446           16,946,102
                                               ---------------      ---------------      ---------------      ---------------

Loss from operations                                (1,882,394)          (2,554,934)          (5,274,534)         (16,945,825)
                                               ---------------      ---------------      ---------------      ---------------

OTHER INCOME (EXPENSE)
   Interest income                                          --                   --                   --                   --
   Interest expense                                 (2,403,576)             (24,304)          (2,574,809)             (64,635)
                                               ---------------      ---------------      ---------------      ---------------

Total other income (loss)                           (2,403,576)             (24,304)          (2,574,809)             (64,635)
                                               ---------------      ---------------      ---------------      ---------------

Loss before income taxes                            (4,285,970)          (2,579,238)          (7,849,343)         (17,010,460)
                                               ---------------      ---------------      ---------------      ---------------

Income tax benefit                                          --                   --                   --                   --

NET LOSS                                       $    (4,285,970)     $    (2,579,238)     $    (7,849,343)     $   (17,010,460)
                                               ===============      ===============      ===============      ===============

Basic and diluted net loss per share           $         (0.10)     $         (0.08)     $         (0.22)     $         (0.62)
                                               ===============      ===============      ===============      ===============

Basic and diluted weighted average number
  of shares outstanding                             41,972,726           30,849,542           35,858,421           27,477,167
                                               ===============      ===============      ===============      ===============


                    The accompanying notes are an integral part of these consolidated financial statements

                                                             F-20



                                                RAPTOR NETWORKS TECHNOLOGY
                                          CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                       (Unaudited)


                                                                                     SEPTEMBER 30,        SEPTEMBER 30,
                                                                                         2005                 2004
                                                                                    ---------------      ---------------

Cash flows from operating activities
     Net income (loss)                                                              $    (7,849,343)     $   (17,008,966)
     Adjustments to reconcile net loss to net cash used in operating activities
        Depreciation                                                                        230,932              110,132
        Amortization                                                                          9,628            1,121,745
        Common stock issued for services                                                    158,100            9,670,548
        Interest expense related to debt conversion                                       2,338,921                   --
        Common stock issued for premiums related to debt conversion                         166,088                   --
        Warrants issued                                                                     122,702                   --

     Changes in operating assets and liabilities
        Other current assets                                                                (17,801)              17,401
        Note Receivable                                                                          --               60,000
        Deposits                                                                              1,971             (113,762)
        Prepaid assets                                                                      124,115             (127,850)
        License Fees                                                                       (297,920)                  --
        Inventories                                                                        (150,440)          (1,122,049)
        Accounts payable                                                                    (60,105)             173,869
        Note Payable                                                                        (60,830)             117,000
        Interest Payable                                                                     (3,277)              12,000
        Other accrued liabilities                                                          (983,238)              23,998
        Deferred Revenue                                                                    (44,000)                  --
        Accrued payroll and payroll taxes                                                        --              (38,496)
                                                                                    ---------------      ---------------
                    Net cash used in operating activities                                (6,314,497)          (7,104,430)

Cash flows from investing activities
     Purchase of property and equipment                                                    (105,415)            (609,825)
                                                                                    ---------------      ---------------
                    Net cash provided by (used in) investing activities                    (105,415)            (609,825)
                                                                                    ---------------      ---------------

Cash flows from financing activities
     Issuance of Comon stock                                                              5,849,738            7,350,000
     Proceeds from short tem debt                                                         1,960,000            1,014,290
                                                                                    ---------------      ---------------
                    Net cash provided by (used in) financing activities                   7,809,738            8,364,290
                                                                                    ---------------      ---------------

Net increase in cash and cash equivalents                                                 1,389,826              650,035
Cash and cash equivalents at beginning of year                                               39,213              316,747
                                                                                    ---------------      ---------------

Cash and cash equivalents at end of year                                            $     1,429,039      $       966,782
                                                                                    ===============      ===============


                 The accompanying notes are an integral part of these consolidated financial statements

                                                          F-21

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005


1.       BASIS OF PRESENTATION
         ---------------------

The accompanying financial statements have been prepared by Raptor Networks Technology, Inc. (the "Company") without audit (unless otherwise indicated) pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These financial statements include all of the adjustments which, in the opinion of management, are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. These financial statements should be read in conjunction with the audited financial statements at December 31, 2004.

STOCK-BASED COMPENSATION
------------------------

The Financial Accounting Standards Board has issued "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 requires that an entity account for employee stock-based compensation under a fair value base method. However, SFAS 123 also allows an entity to continue to measure compensation cost for employee stock-based compensation using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("Opinion 25"). Entities electing to remain with the accounting under Opinion 25 are required to make pro forma disclosures of net loss and loss per share as if the fair value based method of accounting under SFAS 123 had been applied.

As permitted by SFAS 123, the Company has elected to account for stock-based compensation using the intrinsic value method. Accordingly, no compensation cost has been recognized for stock options granted at or above market value. Had the fair value method of accounting been applied to all of the Company's stock option grants, which requires recognition of compensation cost ratably over the vesting period of the underlying equity instruments, the net loss would have been increased by $53,433 ($0.00 per share) and $178,335 ($0.01 per share) for the periods ended September 30, 2005 and September 30, 2004, respectively. This pro forma impact is likely to increase in future years as additional options are granted and amortized ratably over the vesting period. The average fair value of options granted during the period ended September 30, 2005 and September 30, 2004 ranged from $0.44 to $0.99 and $0.1451 to $3.55, respectively.

The Company continues to account for employee stock-based compensation under Opinion 25. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation:

                                               September 30,      September 30,
                                                   2005               2004

         Net Income (loss)
            As reported ...................   $  (7,849,343)     $  (17,010,460)
                                              =============      ==============

             Pro forma ....................   $  (7,902,776)     $  (17,188,795)
                                              =============      ==============

         Basic net loss per share
            As reported ...................   $       (0.22)     $        (0.62)
                                              =============      ==============

            Pro forma .....................   $       (0.22)     $        (0.63)
                                              =============      ==============

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005


The pro forma amounts were estimated using the Black-Scholes option-pricing model with the following assumptions:

                                                                        September 30, 2005     September 30, 2004
                                                                        ------------------     ------------------

      Dividend Yield.................................................             0%                     0%
      Risk-Free Interest Rate........................................           6.0%                   6.0%
      Expected Life..................................................         3 years                3 years
      Expected Volatility............................................         433-630%               79.53-363%


2.       PROPERTY AND EQUIPMENT
         ----------------------

Property and equipment consisted of the following:

                                                                September 30, 2005       December 31, 2004
                                                                ------------------       -----------------

         Furniture and Office equipment                        $           184,682      $          136,350
         Computer equipment                                                191,607                 167,048
         Testing equipment                                                 584,444                 537,314
         Leasehold Improvements                                            113,317                 127,924
                                                               -------------------      ------------------

                                                                         1,074,050                 968,636
         Less: Accumulated depreciation                                   (429,121)               (198,190)
                                                               -------------------      ------------------

                                                               $           644,929      $          770,446
                                                               ===================      ==================

3.       CONVERTIBLE DEBT
         ----------------

                                             8%, 3 YEAR NOTE    10% BRIDGE NOTE     8% BRIDGE NOTE
                                             ---------------    ---------------     --------------

         Balance at December 31, 2004         $   1,214,000      $   1,000,000       $          --
            Activity
                                                         --          1,360,000             471,000
                                              -------------      -------------       -------------

         Balance at March 30, 2005
                                                  1,214,000          2,360,000             471,000
            Activity                                     --                 --             129,000
                                              -------------      -------------       -------------

         Balance at June 30, 2005                 1,214,000          2,360,000             600,000
            Conversion on August 25, 2005
                                                         --         (2,360,000)                 --
            Conversion on July 15, 2005                  --                 --            (600,000)
                                              -------------      -------------       -------------

         Balance at September 30, 2005        $   1,214,000      $          --       $          --
                                              =============      =============       =============

December 2003 - April 2004 Convertible Loans
--------------------------------------------

During the period December 2003 to April 2004, the Company secured convertible loans for a total amount of $1,214,290. Interest on these loans accrues at an annual rate of 8%. The loans are convertible into shares of the Company's common stock at any time during the three year period following initial funding of the loans. The conversion rate is $3.50 per share. If the loans are not earlier voluntarily converted, the total amount owed shall automatically convert into shares of the Company's common stock at a conversion price of $3.50 per share on April 15, 2007.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005


3.       CONVERTIBLE DEBT (CON'T)
         ------------------------

10% Convertible Bridge Notes
----------------------------

During the period between November 2004 and February 2005, the Company issued forty-two convertible notes (the "10% Notes") to various private-party non-affiliate accredited investors in the aggregate principal amount of $2,360,000 in exchange for $2,360,000 in cash, less a 10% placement fee, for net proceeds of $2,124,000. The 10% Notes bore interest at a rate of 10% per annum. Pursuant to the terms of the 10% Notes, the outstanding principal amount of these loans, together with all accrued but unpaid interest thereunder, would automatically convert into shares issued in an equity based financing with gross proceeds of at least $4,000,000, if any, of the sale of the Company's common stock or other equity based equivalent, and at a price per share not to exceed $0.50 per share (a "10% Note Qualified Financing"); provided, however, that for the purpose of determining the number of shares and warrants to be received by the holders upon such conversion, the holders would be deemed to have tendered 120% of the outstanding balance of the 10% Notes.

As of the August 25, 2005 closing of the Company's current "Private Placement" of units consisting of common stock and warrants, the Company had raised total gross proceeds of $3,558,500 through such Private Placement. In addition, between February 2005 and April 2005 (and as described in more detail below), the Company secured additional private debt financing from various private-party non-affiliates in the original aggregate principal amount of $600,000 through the issuance of 8% Convertible Bridge Notes. After adding this $600,000 in convertible debt financing to the gross proceeds of the Private Placement, the aggregate gross proceeds to the Company were $4,158,500. As a result, the Company achieved a 10% Note Qualified Financing and, accordingly, the $4,000,000 automatic conversion event of the 10% Notes was triggered upon the August 25, 2005 closing of the Private Placement.

As of August 25, 2005, the total principal and accrued interest under the 10% Notes was $2,509,971. After taking into account the provision of the 10% Notes which provided that the holders would be deemed to have tendered 120% of the outstanding balance of the 10% Notes, the holders of the 10% Notes were deemed to have tendered $3,011,965 for the purpose of determining the number of shares and warrants to be received by the holders upon such conversion. Based on the offering terms of the Company's current Private Placement, the holders were entitled to an aggregate of 6,023,932 shares of the Company's common stock (based on a $0.50 price per share of common stock included within the units offered to investors in the Private Placement) and 1,505,989 Series G-BH Warrants to purchase the Company's common stock. The Series G-BH Warrants have an exercise price of $2.50 per share of common stock, expire five years from the date of issuance, and are callable by the Company the first day after the 30-trading-day average price of the Company's common stock exceeds $3.50 per share.

Since the conversion of the 10% Notes was contingent on the fact that an equity based financing of at least $4,000,000 be obtained, the total charge was measured as per the date of issuance of the notes and this charge was recognized during the third quarter of 2005 as prescribed under paragraph 13 of EITF 98-5 upon obtaining the 10% Note Qualified Financing of $4,000,000. For the valuation of the conversion feature of the note, an effective conversion price was assumed to be $0.4167 per share (based on an offering price of $0.50 per share); using the fair market values on the dates of receipt of proceeds, the total amount charged to operations is $1,793,316.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005


3.       CONVERTIBLE DEBT (CON'T)
         ------------------------

In addition, the 10% Note lenders were issued 1,416,000 Series E Warrants. These Series E Warrants entitle the holder to subscribe for and purchase up to 1,416,000 shares of the Company's common stock at an exercise price per share of $0.60 per share. In the event that the warrants offered to investors in the 10% Note Qualified Financing, if any, are at an exercise price per share that is less than $0.60, then the Series E Warrant exercise price shall be reduced to the lowest exercise price of the warrants issued to investors in the 10% Note Qualified Financing. The Series E Warrants are also subject to standard and customary anti-dilution protection. The term of the Series E Warrants is five years from the respective noteholder's 10% Note issuance date. With respect to the valuation of the 1,416,000 Series E Warrants, it is considered reasonable by management to assume that the warrants will be settled in shares. Taking into account the applicable strike price, volatility and using the Black-Scholes model, an additional expense of financing of $120,000 has been recognized in the fourth quarter of 2004 and $49,309 has been recognized in the first quarter of 2005 as prescribed by the provisions of EITF 96-13.

8% Convertible Bridge Notes
---------------------------

Between February 2005 and April 2005, the Company secured private debt financing from various private-party non-affiliates in the original aggregate principal amount of Six Hundred Thousand Dollars ($600,000). The net proceeds to the Company were Five Hundred Twenty-Eight Thousand Dollars ($528,000) after the payment of a 12% placement fee to the placement agent. The debt was evidenced by thirteen Convertible Bridge Notes (the "8% Notes"), which bore interest at a rate of 8% per annum. The 8% Notes contained a conversion provision whereby the entire principal and accrued interest of the 8% Notes would automatically convert into shares of the Company's common stock if the Company raised at least Three Million Dollars ($3,000,000) in a private equity financing after the issuance of the 8% Notes (an "8% Note Qualified Financing"). For purposes of such conversion, the conversion price would reflect a 20% discount from the per share purchase price in the 8% Note Qualified Financing. In addition, the $600,000 in 8% Notes was to be added to the proceeds from the 8% Note Qualified Financing for purposes of calculating the $3,000,000 amount, which triggered the automatic conversion.

As of the July 15, 2005 closing of the Company's current Private Placement, the Company had raised total gross proceeds of $2,416,000 through such Private Placement. After adding the $600,000 in 8% Notes to these gross proceeds as required by the conversion provisions of the 8% Notes, the aggregate gross proceeds from the Private Placement and 8% Notes was $3,016,000. As a result, the Company achieved an 8% Note Qualified Financing and, accordingly, the $3,000,000 automatic conversion event of the 8% Notes was triggered upon the July 15, 2005 closing of the Private Placement.

As of July 15, 2005, the total principal and accrued interest under the 8% Notes was $616,097. Pursuant to the 20% discount in conversion price discussed above, the conversion price of the 8% Notes was $0.40 per share of the Company's common stock (based on a $0.50 price per share of common stock included within the units offered to investors in the 8% Note Qualified Financing). Based on this $0.40 per share conversion price, the holders of the 8% Notes were entitled to an aggregate of 1,540,244 shares of the Company's common stock. The conversion of the 8% Notes did not entitle the holder's thereof to any warrants to purchase common stock. The certificates representing the conversion shares of common stock will be issued to the holders of the 8% Notes at the earliest practicable date, at which time the 8% Notes shall be returned to the Company and cancelled.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005


3.       CONVERTIBLE DEBT (CON'T)
         ------------------------

Since the conversion of the 8% Notes was contingent on the fact that an equity based financing of at least $3,000,000 be obtained, the total charge was measured as per the date of issuance of the notes in the first and second quarter of 2005 and this charge was recognized during the third quarter of 2005 as prescribed under paragraph 13 of EITF 98-5 upon obtaining the 8% Note Qualified Financing of $3,000,000. For the valuation of the conversion feature of the note, an effective conversion price was assumed to be $0.40 per share (based on an offering price of $0.50); using the fair market values on the dates of receipt of proceeds, the total amount charged to operations in the third quarter of 2005 is $545,605.

The total interest expenses for all of the notes referenced in this Section amounted to $2,574,809 for the nine months ended September 30, 2005 and $64,635 for the nine months ended September 30, 2004.

4.       STOCKHOLDERS' EQUITY
         --------------------

As of December 31, 2004, 30,845,942 shares of the Company's $0.001 par value common stock were issued and outstanding. Of these, 20,712,100 shares had been issued for services, 4,627,619 shares had been issued at $0.50 per share for total proceeds of $2,313,810, 3,200,000 shares were issued at $1.75 per share for total proceeds of $5,600,000, 972,223 shares were issued at $1.80 per share for total proceeds of $1,750,000, 300,000 shares had been issued at $0.01 per share for total proceeds of $3,000, and 1,034,000 shares remain from the reverse merger described in the audited financial statements at December 31, 2003.

During 2005, the Company issued 975,000 shares and 262,500 shares, respectively, in connection with the settlement of two lawsuits as more fully described in the Company's Current Reports on Form 8-K filed with the SEC on January 24, 2005 and February 22, 2005 respectively. The Company also issued 300,000 shares for services. In connection with the Company's current Private Placement and the conversion of convertible debt, the Company issued 10,617,000 shares at $0.50 per share for total proceeds of $5,308,500, 1,540,244 shares at $0.40 per share for total proceeds of $616,097 (as a result of the conversion of the 8% Notes discussed in Note 3 above) and 6,023,932 shares at $0.42 per share for total proceeds of $2,509,971 (as a result of the conversion of the 10% Notes discussed in Note 3 above).

5.       STOCK OPTIONS AND WARRANTS
         --------------------------

On July 15, 2004, the Company's Board of Directors approved a formal stock option plan subject to shareholder approval which, on April 7, 2005, was superceded by a Board approved 2005 Stock Plan. The 2005 Stock Plan was approved by the Company's shareholders on June 9, 2005 at the Company's 2005 Annual Meeting of Shareholders. As of September 30, 2005, all stock options have been issued outside of the 2005 Stock Plan. Effective January 4, 2005, the Company re-priced 895,000 of its issued and outstanding stock options, with original exercise prices ranging from $1.50-$1.75 per share, to a new exercise price of $1.00 per share. During the period between July 2005 and September 2005, 3,094,733 warrants were granted with an exercise price of $2.50 per share, 6,036 warrants were granted with an exercise price of $0.40 per share, 1,555,643 warrants were granted with an exercise price of $0.50 per share and 225,000 options were granted subject to board approval with an exercise price of $1.00 per share.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005


5.       STOCK OPTIONS AND WARRANTS (CON'T)
         ----------------------------------

The Company performed an analysis of the variable portion of the re-priced options and determined there was no financial impact to be recognized. Options and warrants are summarized as follows:

                                                                                          Weighted Average
                                                                     Shares                Exercise Price
                                                                ----------------           --------------
Outstanding at June 30, 2005                                          12,350,268           $         1.87
   Granted                                                             4,881,412                     1.79
   Cancelled                                                             (20,000)                    1.00
   Exercised                                                                   -                        -
                                                                ----------------           --------------
Outstanding at September 30, 2005                                     17,211,680           $         1.18
                                                                ================           ==============

The following table summarizes options and warrants to purchase common stock outstanding at September 30, 2005:

         Range             Number           Wtd. Ave. Life         Wtd. Ave. Price       Exercisable
         -----             ------           --------------         ---------------       -----------

         $.50-$3.50       17,211,680           1.39 years               $1.18            15,434,179

As further consideration for securing the 8% Notes (as described in Note 3 above), the placement agent is entitled to warrants to purchase shares of the Company's common stock in an amount equal to 15% of the number of shares issued upon conversion of the 8% Notes. Based on the 1,540,244 shares of common stock issuable as a result of the conversion of the 8% Notes on July 15, 2005, the placement agent is entitled to 231,036 Series F Warrants. The Series F Warrants shall have an exercise price of $0.40 per share and shall expire on the earlier of (i) five years from the date of issuance or (ii) upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of the assets of our Company in which our shareholders do not own a majority of the outstanding shares of the surviving corporation. Management believes that it is reasonable to assume that the 231,036 Series F Warrants will be settled in shares. Taking into account the applicable strike price, volatility and using the Black-Scholes model, an additional expense of financing of $58,508 has been recognized during the course of 2005 as prescribed by the provisions of EITF 96-13.

On July 12, 2005, The Company issued a total of 200,000 Series I Warrants to seven non-affiliate private-parties for providing financial advisory services to the Company. The Series I Warrants have an exercise price of $0.60 per share of the Company's common stock and expire on February 11, 2010.

As further consideration to the placement agent that secured the 10% Note financing (as described in Note 3 above), upon the August 25, 2005 conversion of the 10% Notes, the Company became obligated to issue to the placement agent 602,393 Series J Warrants to purchase common stock. The Series J Warrants shall have an exercise price of $0.50 per share of common stock and expire five years from the date of issuance.

On September 20, 2005, the Company amended the terms of its 972,223 previously issued Series D Warrants to reduce the original exercise price of $3.50 per share to an amended exercise price of $0.50 per share.

As of September 30, 2005, the Company had raised $5,308,500 in gross proceeds from its current Private Placement. Pursuant to the terms of the Private Placement, the Company is obligated to issue 2,654,250 Series G Warrants to investors in conjunction with the $5,308,500 in gross proceeds. The Series G Warrants have an exercise price of $2.50 per share of common stock, expire five years from issuance date and are callable by the Company the first day after the 30-trading-day average price of the Company's common stock exceeds $3.50 per share.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005


5.       STOCK OPTIONS AND WARRANTS (CON'T)
         ----------------------------------

In addition, as further consideration for securing the $5,308,500 in gross proceed through the Company's current Private Placement, the placement agent is entitled to warrants to purchase shares of the Company's common stock in an amount equal to 15% of the number of shares issued in the Private Placement. Based upon the issuance of 10,617,000 shares of common stock as of September 30, 2005, the placement agent is entitled to 1,502,550 Series H Warrants. The Series H Warrants have an exercise price of $0.50 per share of common stock and shall expire on the earlier of (i) the day preceding the second anniversary of the date of issuance or (ii) upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of the assets of the Company in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation. Management believes that it is reasonable to assume that the 1,592,550 Series H Warrants will be settled in shares. Taking into account the applicable strike price, volatility and using the Black-Scholes model, an additional expense of financing of $14,905 has been recognized during the third quarter of 2005 as prescribed by the provisions of EITF 96-13.

6.       SUBSEQUENT EVENTS
         -----------------

OPTIONS ISSUED
--------------

Subsequent to September 30, 2005, the Company cancelled 250,000 options which were exercisable at $1.00 per share of common stock and 7,500 options which were exercisable at $0.50 per share of common stock. Additionally, 15,000 options with an exercise price of $1.00 per share of common stock were granted, subject to final approval by the Board of Directors.

EQUITY OFFERING
---------------

Since September 30, 2005, the Company has raised an additional $860,000 in gross proceeds through its ongoing Private Placement.

                        RAPTOR NETWORKS TECHNOLOGY, INC.



                                   PROSPECTUS







                            ___________________, 2006



         WE HAVE NOT AUTHORIZED ANY DEALER, SALESMAN OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS. YOU MUST NOT RELY UPON ANY INFORMATION OR REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE, NOR DO THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS IS ACCURATE AS OF THE DATES ON THEIR COVERS. WHEN WE DELIVER THIS PROSPECTUS OR A SUPPLEMENT OR MAKE A SALE PURSUANT TO THIS PROSPECTUS OR A SUPPLEMENT, WE ARE NOT IMPLYING THAT THE INFORMATION IS CURRENT AS OF THE DATE OF THE DELIVERY OR SALE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 7-109-102 of the Colorado Business Corporations Act (the "Colorado Act") authorizes a Colorado corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Unless limited by a corporation's articles of incorporation, Section 7-109-105 of the Colorado Act authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Unless limited by the articles of incorporation, Section 7-109-107 of the Colorado Act extends this same right to officers of a corporation as well.

         Unless limited by a corporation's articles of incorporation, Section 7-109-103 of the Colorado Act requires that a Colorado corporation indemnify a director who was wholly successful in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Unless limited by the articles of incorporation, Section 7-109-107 of the Colorado Act extends this same protection to officers of a corporation as well.

         Pursuant to Section 7-109-104 of the Colorado Act, a Colorado corporation may advance a director's expenses incurred in defending any action or proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 7-109-102 described above. Unless limited by the articles of incorporation, Section 7-109-107 of the Colorado Act extends this same protection to officers of a corporation as well.

         Regardless of whether a director or officer has the right to indemnity,
Section 7-109-108 of the Colorado Act allows a Colorado corporation to purchase and maintain insurance on such directors or officers behalf against liability resulting from his or her role as director or officer.

         Our Articles of Incorporation do not limit any of the rights afforded to our directors and officers under the Colorado Act and Article VI of our Bylaws states that any director or officer who is involved in litigation by reason of his or her position with us as a director or officer shall be indemnified and held harmless by us to the fullest extent authorized by law as it now exists or may subsequently be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights). Our directors and officers are also presently covered by an insurance policy indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they may not be indemnified by us. We believe that the indemnification and insurance provided to our directors and officers is necessary to attract and retain qualified persons as directors and officers.

         To the extent indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25.        OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth all expenses to be paid by us in connection with this offering. All amounts shown are estimates except for the SEC registration fee.

           SEC Registration                                        $     3,249
           NASD Fees                                                        --
           Accounting Fees and Expenses                                  1,000
           Legal Fees and Expenses                                     150,000
           Blue Sky Fees and Expenses                                   25,000
           Placement Agent Fees and Expenses                         1,163,405
           Printing Costs                                                1,000
           Miscellaneous Expenses                                           --
                                                                   -----------

           TOTAL                                                   $ 1,343,654
                                                                   -----------

ITEM 26.        RECENT SALES OF UNREGISTERED SECURITIES.

         During the period between September 2003 and March 2004, we issued an aggregate of 1,297,500 stock options to twenty-four of our employees (some of whose employment relationship and stock options have subsequently been terminated), including the issuance of 300,000 stock options to our Chief Financial Officer, Bob van Leyen. These stock options were issued with an exercise price of $1.50 per share, vest in three equal installments commencing on the first anniversary of the date of grant and expire on the eight-year anniversary of the date of grant. On January 5, 2005, the exercise price of these stock options was repriced to $1.00 per share.

         In September 2003, we issued 300,000 warrants to purchase common stock to four individuals for legal and consulting services rendered. The warrants had an exercise price of $0.01 per share of common stock and had an expiration date three years from the date of issuance. These 300,000 warrants were exercised in December 2003.

         On October 17, 2003, we issued 19,161,256 shares of common stock to the shareholders of Raptor Networks Technology, Inc., a California corporation ("Raptor") in a share-for-share exchange whereby Raptor became our wholly-owned subsidiary.

         In December 2003, we issued 50,000 shares of common stock valued at $25,000 to Eugene Michael Kennedy, Esq., for legal services rendered.

         In December 2003, we issued 300,000 shares of common stock to four individuals upon the exercise of their respective warrants. The warrants had an exercise price of $0.01 per share of common stock. We forgave the $500 exercise price for 50,000 shares in resolving a dispute with one of the warrant holders.

         During the period between December 2003 and April 2004, we issued convertible notes to three accredited investors in the aggregate principal amount of $1,214,290 in exchange for $1,214,290 in cash. The loans are convertible into common stock at any time during the three year period following initial funding of the loans. The conversion rate is $3.50 per share of common stock. If the loans are not earlier voluntarily converted, the total amount owed shall automatically convert into common stock at $3.50 per share on April 15, 2007. In connection with these loans we agreed to issue 34,775 warrants as a commission for securing this financing. These warrants have not been issued as of January 13, 2006. The agreed upon exercise price of these warrants is $3.50 per share of common stock and the other terms of such warrants must still be agreed upon by the parties.

         In March 2004, we issued 100,000 shares of common stock valued at $158,000 to Eugene Michael Kennedy, Esq., for legal services rendered.

         In March 2004, we issued 3,000,000 shares of common stock valued at $4,740,000 to our Chief Executive Officer and President, Thomas M. Wittenschlaeger, in conjunction with the commencement of his employment.

         In April 2004, we issued 2,320,600 shares of common stock valued at $3,666,548 to eight consultants for services rendered.

         In March 2004, we issued 100,000 shares of common stock valued at $158,000 to John Moore, one of our key employees, as a retention incentive bonus.

         In April 2004, we issued 400,000 shares of common stock valued at $632,000 to our Chief Financial Officer and Secretary, Bob van Leyen, as a retention incentive bonus.

         In April 2004, we closed an equity based financing whereby we issued 3,200,000 shares of common stock, 3,200,000 Series A Warrants to purchase common stock and 3,200,000 Series B Warrants to purchase common stock to eleven accredited investors for an aggregate purchase price of $5,599,998.25. The Series A Warrants expired on September 20, 2004 and no such warrants were exercised prior to their expiration. The Series B Warrants expire on April 1, 2009 and had an exercise price of $2.16 per share of common stock as of September 30, 2005.

         In April 2004, we issued 320,000 Series A Warrants to purchase common stock and 320,000 Series B Warrants to purchase common stock to Alpine Capital Partners, Inc. for investment banking related services in conjunction with our April 2004 financing of $5,599,998.25 referenced above. The Series A Warrants expired on September 20, 2004 and no such warrants were exercised prior to their expiration. The Series B Warrants expire on April 1, 2009 and had an exercise price of $2.16 per share of common stock as of September 30, 2005.

         In April 2004, we issued 200,000 shares of common stock valued at $316,000 and 400,000 Series B Warrants to purchase common stock to three accredited investors in consideration for the investors entering into a lockup agreement regarding shares of common stock held by them. The Series B Warrants expire on April 1, 2009 and had an exercise price of $2.16 per share of common stock as of September 30, 2005.

         In April 2004, we issued 125,000 warrants to purchase common stock to Strategic Growth International, Inc. for services rendered. The warrants have an exercise price of $3.50 per share of common stock and expire April 22, 2009. The shares underlying these warrants are being registered for resale under this registration statement.

         In May 2004, we issued 100,000 stock options to our director Albert Wong pursuant to the policy of our Board of Directors to grant each non-employee director an initial option to purchase shares of our common stock upon his or her commencement of services as a director. The stock options were issued with an exercise price of $3.50 per share, vest in three equal installments commencing on the first anniversary of the date of grant and expire on the eight-year anniversary of the date of grant. On January 5, 2005, the exercise price of these stock options was repriced to $1.00 per share.

         In June 2004, we issued to DMK Investments, LLC (of which one of our directors, Albert Wong, is Manager and controlling shareholder), Uptrend Investment Inc., and Transglobal Investments, LLC, an aggregate of 972,223 shares of our common stock, 972,223 Series C Warrants to purchase common stock and 972,223 Series D Warrants to purchase common stock, at a price per share of common stock of $1.80, for an aggregate purchase price of $1,750,000. The Series C Warrants expire 60 days after the effective date of this registration statement. The Series C Warrants were issued with an original exercise price of $3.00 per share. In August 2004, we amended the terms of the Series C Warrants to reduce the exercise price to $1.25 per share. The Series D Warrants expire on June 1, 2009 and had an original exercise price of $3.50 per share. In December 2005, we amended the terms of the Series D Warrants to reduce the exercise price to $0.50 per share. The shares of common stock issued in this financing, along with the share of common stock underlying the Series C Warrants and Series D Warrants, are being registered for resale under this registration statement.

         In June 2004, we issued 150,000 warrants to purchase common stock to Rutan & Tucker, LLP, for legal services rendered. The warrants have an exercise price of $2.00 per share of common stock and expire June 21, 2009. The shares underlying these warrants are being registered for resale under this registration statement.

         In July 2004, we issued an aggregate of 977,500 stock options to eighteen of our employees (some of whose employment relationship and stock options have subsequently been terminated), including the issuance of 350,000 stock options to our President and Chief Executive Officer, Thomas M. Wittenschlaeger. The stock options were issued with an exercise price of $1.75 per share, vest in three equal installments commencing on the first anniversary of the date of grant and expire on the eight-year anniversary of the date of grant. On January 5, 2005, the exercise price of these stock options (excluding those options which previously terminated upon termination of the respective optionholder's employment) was repriced to $1.00 per share.

         In August 2004, we issued an aggregate of 70,000 stock options to two of our employees. The stock options were issued with an exercise price of $1.15 per share, vest in three equal installments commencing on the first anniversary of the date of grant and expire on the eight-year anniversary of the date of grant. On January 5, 2005, the exercise price of these stock options was repriced to $1.00 per share.

         In October 2004, we agreed to issue 300,000 shares of common stock valued at $158,100 to a consultant for services rendered. These shares were issued is September 2005.

         In October 2004, we issued 75,000 warrants to purchase common stock to Patrick McCabe for services rendered. The warrants have an exercise price of $1.00 per share of common stock and expire October 1, 2009. The shares underlying these warrants are being registered for resale under this registration statement.

         In October 2004, we issued 75,000 stock options to our director Larry
L. Enterline pursuant to the policy of our Board of Directors to grant each non-employee director an initial option to purchase shares of our common stock upon his or her commencement of services as a director. The stock options were issued with an exercise price of $1.50 per share, vest in three equal installments commencing on the first anniversary of the date of grant and expire on the eight-year anniversary of the date of grant. On January 5, 2005, the exercise price of these stock options was repriced to $1.00 per share.

         During the period between November 2004 and February 2005, we issued convertible notes (the "10% Notes") to forty-one accredited investors in the aggregate principal amount of $2,360,000 in exchange for $2,360,000 in cash.
Our net proceeds were $2,124,000, after the payment of a 10% placement agent fee to Burnham Hill Partners, a division of Pali Capital, Inc., who acted as placement agent for the financing. The 10% Notes bore interest at a rate of 10% per annum. Pursuant to the terms of the 10% Notes, on August 25, 2005 the outstanding principal amount of these loans, together with all accrued but unpaid interest thereunder, automatically converted into 6,023,932 shares of our common stock and 1,505,989 Series G-BH Warrants to purchase common stock. The Series G-BH Warrants have an exercise price of $2.50 per share of common stock, expire August 25, 2010, and, so long as certain other conditions are met, are callable by us the first day after the 30-trading-day average price of our common stock exceeds $3.50 per share. In addition, the 10% Note holders were issued 1,416,000 Series E Warrants. These Series E Warrants have an exercise price of $0.60 per share of common stock and expire five years from the respective noteholder's 10% Note issuance date. In the event the closing bid price of our common stock exceeds $2.50 per share and certain other conditions are met, 50% of the Series E Warrants are callable by us during the first two years after the date of issuance of the Series E Warrants, and 100% of the Series E Warrants are callable by us thereafter. The shares of common stock issued upon conversion of the 10% Notes, along with the share of common stock underlying the Series G-BH Warrants and Series E Warrants, are being registered for resale under this registration statement.

         In December 2004, we issued 100,000 stock options to our director Ken Bramlett pursuant to the policy of our Board of Directors to grant each non-employee director an initial option to purchase shares of our common stock upon his or her commencement of services as a director. The stock options have an exercise price of $1.00 per share, vest in three equal installments commencing on the first anniversary of the date of grant and expire on the eight-year anniversary of the date of grant.

         In January 2005, we issued 975,000 shares of common stock valued at $390,000 to Palisades Capital, LLC, pursuant to a settlement agreement entered into between us, Palisades Capital and other related parties. The shares were issued as partial consideration for a general release by Palisades Capital and other plaintiffs of any and all know or unknown claims or actions against us, our executive officers, our directors, our employees, our shareholders and related parties. The shares of common stock issued to Palisades Capital pursuant to this settlement agreement, along with other common stock acquired by Palisades Capital in an unrelated private transaction, are being registered for resale under this registration statement.

         In January 2005, we issued 25,000 stock options to our director Larry
L. Enterline pursuant to the policy of our Board of Directors to grant each non-employee director an initial option to purchase shares of our common stock upon his or her commencement of services as a director. The stock options were issued with an exercise price of $1.00 per share, vest in three equal installments commencing on the first anniversary of the date of grant and expire on the eight-year anniversary of the date of grant.

         In February 2005, we issued 262,500 shares of common stock valued at $152,250 to three plaintiffs and their legal counsel pursuant to a settlement agreement entered into between us and the plaintiffs. The shares were issued as partial consideration for a general release by the plaintiffs of any and all know or unknown claims or actions against us, our executive officers, our directors, our employees, our shareholders and related parties.

         During the period between February 2005 and April 2005, we secured private debt financing from ten accredited investors in the original aggregate principal amount of Six Hundred Thousand Dollars ($600,000). Our net proceeds were Five Hundred Twenty-Eight Thousand Dollars ($528,000) after the payment of a 12% placement agent fee to Brookstreet Securities Corporation, who acted as placement agent for the financing. The debt was evidenced by thirteen Convertible Bridge Notes (the "8% Notes"), which bore interest at a rate of 8% per annum. Pursuant to the terms of the terms of the 8% Notes, on July 15, 2005 the outstanding principal amount of these loans, together with all accrued but unpaid interest thereunder, automatically converted into 1,540,244 shares of our common stock. The shares of common stock issued upon conversion of the 8% Notes are being registered for resale under this registration statement.

         During the period between April 2005 and November 2005, we sold a combination of common stock and warrants in a private placement transaction to 189 accredited investors (the "2005 Private Placement"). The common stock and warrants were sold as "units," with each unit consisting of four shares of common stock and one Series G Warrants to purchase common stock. The price per unit was $2.00. We raised aggregate gross proceeds of $7,128,375 under this private placement transaction and issued 14,256,750 shares of common stock and Series G Warrants to purchase an aggregate of 3,564,188 shares of common stock. The Series G Warrants have an exercise price of $2.50 per share of common stock, expire five years from their respective date of issuance, and, so long as certain other conditions are met, are callable by us the first day after the 30-trading-day average price of our common stock exceeds $3.50 per share. Our net proceeds from the 2005 Private Placement were $6,272,970 after the payment of $855,405 in placement agent fees to Brookstreet Securities Corporation, who acted a placement agent for the transaction. The shares of common stock issued in the 2005 Private Placement, along with the share of common stock underlying the Series G Warrants, are being registered for resale under this registration statement.

         In July 2005, we issued 200,000 Series I Warrants to designees of Burnham Hill Partners, a division of Pali Capital, Inc., for financial advisory services rendered. The Series I Warrants have an issuance date of February 11, 2005. The Series I Warrants have an exercise price of $0.60 per share of common stock and expire on February 11, 2010. The shares underlying the Series I Warrants are being registered for resale under this registration statement.

         In August 2005, we issued 602,393 Series J placement agent warrants to designees of Burnham Hill Partners, a division of Pali Capital, Inc., for placement agent services provided in conjunction with the 10% Note financing described above. The Series J Warrants have an exercise price of $0.50 per share of common stock and expire August 25, 2010. The shares underlying the Series J Warrants are being registered for resale under this registration statement on Form SB-2.

         In January 2006, we issued 231,036 Series F placement agent warrants to Brookstreet Securities Corporation and its designees for placement agent services provided in conjunction with the 8% Note financing described above. The Series F Warrants have a grant date of April 23, 2005. The Series F Warrants have an exercise price of $0.40 per share of common stock and expire on the earlier of April 23, 2010 or upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of our assets in which our shareholders do not own a majority of the outstanding shares of the surviving corporation. The shares underlying the Series F Warrants are being registered for resale under this registration statement on Form SB-2.

         In January 2006, we issued Series H placement agent warrants to acquire up to 2,138,513 shares of common stock to Brookstreet Securities Corporation and its designees for placement agent services rendered in conjunction with the 2005 Private Placement described above. The Series H Warrants have a grant date of November 23, 2005. The Series H Warrants have an exercise price of $0.50 per share of common stock and expire on the earlier of November 23, 2007 or upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of our assets in which our shareholders do not own a majority of the outstanding shares of the surviving corporation. The shares underlying the Series H Warrants are being registered for resale under this registration statement on Form SB-2.

         The issuances of our securities described above were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act, among others, as transactions not involving a public offering.

This exemption was claimed on the basis that these transactions did not involve any public offering and the purchasers in each offering were accredited or sophisticated and had sufficient access to the kind of information registration would provide. In each case, appropriate investment representations were obtained and certificates representing the securities were issued with restrictive legends.

ITEM 27.          EXHIBITS.

         (a)      EXHIBITS.

   EXHIBIT
   NUMBER                              DESCRIPTION
   ------                              -----------

     2.1 Agreement and Plan of Merger dated August 23, 2003 between Pacific InterMedia, Inc., and Raptor Networks Technology, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company's Form 8-K filed with the SEC on October 22, 2003)
     2.2 Amendment to Agreement and Plan of Merger dated October 15, 2003 between Pacific InterMedia, Inc., and Raptor Networks Technology, Inc. (incorporated herein by reference to Exhibit 2.2 to the Company's Form 8-K filed with the SEC on October 22, 2003)
     3.1 Articles of Incorporation, as amended as of June 8, 2005 (incorporated herein by reference to Exhibit 3.1 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)
     3.2 Articles of Amendment to Articles of Incorporation increasing Company's authorized common stock to 75,000,000 shares, effective June 9, 2005 (incorporated herein by reference to Exhibit 3.1 to the Company's Form 8-K filed with the SEC on June 15, 2005)
     3.3 Bylaws (incorporated herein by reference to Exhibit 3.2 to Registration Statement No. 333-74846 filed with the SEC on December 10, 2001)
     3.4 Amendment to Bylaws - Article II, Section 1 (incorporated herein by reference to Exhibit 3.3 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15,
               2005)
     4.1 Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company's Form 8-A filed with the SEC on July 18, 2005)
     4.2 Securities Purchase Agreement by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. in conjunction with June 2004 private placement of common stock and warrants (incorporated herein by reference to Exhibit 10.14 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)
     4.3 Registration Rights Agreement by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. in conjunction with June 2004 private placement of common stock and warrants (incorporated herein by reference to Exhibit 10.15 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)
     4.4x Amendment No. 1 to Registration Rights Agreement, effective December 12, 2005, by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc.
     4.5 Letter Agreement, effective as of September 20, 2005, by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report of Form 8-K filed with the SEC on September 26, 2005)
     4.6       Form of Series C Warrant (incorporated herein by reference to
               Exhibit 10.6 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)
     4.7 Form of Letter Amendment to Series C Warrant reducing exercise price to $1.25 per share (incorporated herein by reference to Exhibit 10.7 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)

   EXHIBIT
   NUMBER                              DESCRIPTION
   ------                              -----------

     4.8x      Amendment No. 1 to Series C Warrant, effective December 12, 2005, by and among Raptor Networks Technology, Inc., DMK Investments,
               LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc.
     4.9       Form of Series D Warrant (incorporated herein by reference to
               Exhibit 10.8 to the Company's 10-KSB for fiscal year ended
               December 31, 2004, filed with the SEC on April 15, 2005)
     4.10x     Amendment No. 1 to Series D Warrant, effective December 12, 2005, by and among Raptor Networks Technology, Inc., DMK Investments,
               LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc.
     4.11      Form of Convertible Bridge Note issued in conjunction with the
               10% convertible bridge note financing which took place between
               November 2004 and February 2005 (incorporated herein by reference to Exhibit 10.11 to the Company's 10-KSB for fiscal year ended
               December 31, 2004, filed with the SEC on April 15, 2005)
     4.12x     Form of Series G-BH Warrant
     4.13      Form of Series E Warrant (incorporated herein by reference to
               Exhibit 10.9 to the Company's 10-KSB for fiscal year ended
               December 31, 2004, filed with the SEC on April 15, 2005)
     4.14x     Form of Series J Warrant
     4.15      Form of Subscription Agreement entered into in conjunction with the 8% Convertible Note financing which took place between
               February 2005 and April 2005 (incorporated herein by reference to
               Exhibit 10.13 to the Company's 10-KSB for fiscal year ended
               December 31, 2004, filed with the SEC on April 15, 2005)
     4.16      Form of 8% Convertible Note issued in conjunction with the 8%
               Convertible Note financing which took place between February 2005 and April 2005 (incorporated herein by reference to Exhibit 10.12 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)
     4.17x     Form of Series F Warrant
     4.18      Form of Investors' Rights Agreement entered into between Raptor
               Networks Technology, Inc. and investors in our 2005 Private
               Placement of "units" (incorporated herein by reference to Exhibit
               10.3 to the Company's 10-QSB for quarter ended June 30, 2005, filed with the SEC on August 12, 2005)
     4.19x     Form of Series G Warrant
     4.20x     From of Series H Warrant
     4.21      Managing Dealer Agreement dated March 22, 2005 between
               Brookstreet Securities Corporation and Raptor Networks
               Technology, Inc., entered into in conjunction with our 2005
               Private Placement of "units" (incorporated herein by reference to
               Exhibit 10.16 to the Company's 10-KSB for fiscal year ended
               December 31, 2004, filed with the SEC on April 15, 2005)
     4.22      Form of Series I Warrant (incorporated herein by reference to
               Exhibit 10.3 to the Company's 10-QSB for the quarter ended
               September 30, 2005, filed with the SEC on November 14, 2005)
     4.23x     Registration Rights Agreement, dated January 11, 2005, by and between Raptor Networks Technology, Inc. and Palisades Capital,
               LLC
     4.24x     Warrant to purchase 75,000 shares of common stock issued to
               Patrick McCabe on October 1, 2004
     4.25x     Warrant to purchase 150,000 shares of common stock issued to
               Rutan & Tucker, LLP on June 21, 2004
     4.26x     Warrant to purchase 125,000 shares of common stock issued to
               Strategic Growth Incorporated, Inc. on April 22, 2004
     5.1**     Opinion of Hart & Trinen, L.L.P.
     10.1      Full Service Lease dated May 3, 2004 between PS Business Parks,
               L.P., and Raptor Networks Technology, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15,
               2005)
    10.2       Form of Security Purchase Agreement in conjunction with April
               2004 equity funding (incorporated herein by reference to Exhibit
               10.1 to the Company's 10-KSB for fiscal year ended December 31, 2003, filed with the SEC on April 14, 2004)

   EXHIBIT
   NUMBER                              DESCRIPTION
   ------                              -----------

    10.3       Form of Registration Rights Agreement in conjunction with April
               2004 equity funding (incorporated herein by reference to Exhibit
               10.2 to the Company's 10-KSB for fiscal year ended December 31,
               2003, filed with the SEC on April 14, 2004)
    10.4       Form of Series A Warrant (incorporated herein by reference to
               Exhibit 10.4 to the Company's 10-KSB for fiscal year ended
               December 31, 2004, filed with the SEC on April 15, 2005)
    10.5       Form of Series B Warrant (incorporated herein by reference to
               Exhibit 10.5 to the Company's 10-KSB for fiscal year ended
               December 31, 2004, filed with the SEC on April 15, 2005)
    10.6       Form of Convertible Loan Letter Agreement (8% interest) issued in conjunction with bridge loan financing between December 2003 and
               April 2004 (incorporated herein by reference to Exhibit 10.10 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)
    10.7       Securities Purchase Agreement by and among Raptor Networks
               Technology, Inc., DMK Investments, LLC, Transglobal Investments,
               LLC, and Uptrend Investments, Inc. in conjunction with June 2004 private placement of common stock and warrants (incorporated herein by reference to Exhibit 10.14 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April
               15, 2005)
    10.8       Registration Rights Agreement by and among Raptor Networks
               Technology, Inc., DMK Investments, LLC, Transglobal Investments,
               LLC, and Uptrend Investments, Inc. in conjunction with June 2004 private placement of common stock and warrants (incorporated herein by reference to Exhibit 10.15 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April
               15, 2005)
     10.9x     Amendment No. 1 to Registration Rights Agreement, effective
               December 12, 2005, by and among Raptor Networks Technology, Inc.,
               DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend
               Investments, Inc. (filed herewith as Exhibit 4.4)
    10.10      Letter Agreement, effective as of September 20, 2005, by and among Raptor Networks Technology, Inc., DMK Investments, LLC,
               Transglobal Investments, LLC, and Uptrend Investments, Inc.
               (incorporated herein by reference to Exhibit 10.1 to the
               Company's Current Report of Form 8-K filed with the SEC on
               September 26, 2005)
    10.11      Form of Series C Warrant (incorporated herein by reference to
               Exhibit 10.6 to the Company's 10-KSB for fiscal year ended
               December 31, 2004, filed with the SEC on April 15, 2005)
    10.12      Form of Letter Amendment to Series C Warrant reducing exercise price to $1.25 per share (incorporated herein by reference to
               Exhibit 10.7 to the Company's 10-KSB for fiscal year ended
               December 31, 2004, filed with the SEC on April 15, 2005)
    10.13x     Amendment No. 1 to Series C Warrant, effective December 12, 2005, by and among Raptor Networks Technology, Inc., DMK Investments,
               LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc.
               (filed herewith as Exhibit 4.8)
    10.14      Form of Series D Warrant (incorporated herein by reference to
               Exhibit 10.8 to the Company's 10-KSB for fiscal year ended
               December 31, 2004, filed with the SEC on April 15, 2005)
    10.15x     Amendment No. 1 to Series D Warrant, effective December 12, 2005, by and among Raptor Networks Technology, Inc., DMK Investments,
               LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc.
               (filed herewith as Exhibit 4.10)
    10.16      Managing Dealer Agreement dated March 22, 2005 between
               Brookstreet Securities Corporation and Raptor Networks
               Technology, Inc., entered into in conjunction with our 2005
               Private Placement of "units" (incorporated herein by reference to
               Exhibit 10.16 to the Company's 10-KSB for fiscal year ended
               December 31, 2004, filed with the SEC on April 15, 2005)
    21         Subsidiaries of the Registrant (incorporated herein by reference to Exhibit 21 to the Company's 10-KSB for fiscal year ended
               December 31, 2004, filed on April 15, 2005)
    23.1x      Consent of Comiskey & Company, P.C., Independent Registered
               Public Accounting Firm
    23.2**     Consent of Hart & Trinen, L.L.P.
    24.1x      Power of Attorney (contained on the signature pages to this registration statement)

-----------------
x Filed herewith
** To be filed by amendment

ITEM 28.        UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                  (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) include any additional or changed material information on the plan of distribution.

         (2) That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the we certify that we have reasonable grounds to believe that we meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Santa Ana, State of California, on January 20, 2006.

                                     RAPTOR NETWORKS TECHNOLOGY, INC.


                                     By:  /s/ THOMAS M. WITTENSCHLAEGER
                                          -------------------------------------
                                          Thomas M. Wittenschlaeger
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Raptor Networks Technology, Inc., a Colorado corporation, which is filing a registration statement on Form SB-2 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoints Thomas M. Wittenschlaeger and Bob van Leyen, and each of them, their true and lawful attorney-in-fact and agent; with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments to the registration statement, including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Name                                              Title                               Date
                 ----                                              -----                               ----

/S/ THOMAS M. WITTENSCHLAEGER                      President, Chairman of the Board, Chief        January 20, 2006
---------------------------------------------      Executive Officer (principal executive
Thomas M. Wittenschlaeger                          officer) and Director

/S/ BOB VAN LEYEN                                  Chief Financial Officer (principal             January 20, 2006
--------------------------------------------       accounting officer) and Secretary
Bob van Leyen

/S/ LARRY L. ENTERLINE                             Director                                       January 20, 2006
--------------------------------------------
Larry L. Enterline

/S/ KEN BRAMLETT                                   Director                                       January 20, 2006
--------------------------------------------
Ken Bramlett

/S/ ALBERT WONG                                    Director                                       January 20, 2006
--------------------------------------------
Albert Wong

            INDEX TO EXHIBITS ATTACHED TO THIS REGISTRATION STATEMENT


   EXHIBIT
   NUMBER                               DESCRIPTION
   ------                               -----------

     4.4 Amendment No. 1 to Registration Rights Agreement, effective December 12, 2005, by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc.
     4.8 Amendment No. 1 to Series C Warrant, effective December 12, 2005, by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc.
     4.10 Amendment No. 1 to Series D Warrant, effective December 12, 2005, by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc.
     4.12      Form of Series G-BH Warrant
     4.14      Form of Series J Warrant
     4.17      Form of Series F Warrant
     4.19      Form of Series G Warrant
     4.20      From of Series H Warrant
     4.23 Registration Rights Agreement, dated January 11, 2005, by and between Raptor Networks Technology, Inc. and Palisades Capital, LLC
     4.24 Warrant to purchase 75,000 shares of common stock issued to Patrick McCabe on October 1, 2004
     4.25 Warrant to purchase 150,000 shares of common stock issued to Rutan & Tucker, LLP on June 21, 2004
     4.26 Warrant to purchase 125,000 shares of common stock issued to Strategic Growth Incorporated, Inc. on April 22, 2004
     10.9 Amendment No. 1 to Registration Rights Agreement, effective December 12, 2005, by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. (filed herewith as Exhibit 4.4)
     10.13 Amendment No. 1 to Series C Warrant, effective December 12, 2005, by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. (filed herewith as Exhibit 4.8)
     10.15 Amendment No. 1 to Series D Warrant, effective December 12, 2005, by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. (filed herewith as Exhibit 4.10)
     23.1 Consent of Comiskey & Company, P.C., Independent Registered Public Accounting Firm
     24.1 Power of Attorney (contained on the signature pages to this registration statement)